SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          Commission File No. 333-60880

                       AMENDMENT NO. 1 TO FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          The KingThomason Group, Inc.
                 (Name of small business issuer in its charter)

      Nevada                          6411                       73-1602395
   (state  of            (Primary  Standard  Industrial        (IRS  Employer
 incorporation)           Classification  Code  Number)         I.D.  Number)

                      1601 Northwest Expressway, Suite 1910
                            Oklahoma City, OK 73118
                                  405-840-1581
            (Address and telephone number of registrant's principal
               executive offices and principal place of business)

     John  E.  Adams,  1601  Northwest  Expressway,  Suite  1910
     Oklahoma  City,  Oklahoma  73118  telephone:  405-840-1581
     (Name,  address  and  telephone  number  of  agent  for  service)

                                   Copies to:
Thomas  J.  Kenan,  Esq.                  T.E.  King  III
201  Robert  S.  Kerr  Avenue,            KingThomason,  Inc.
Suite  1000                               3180  Crow  Canyon  Place,  Ste.  2205
Oklahoma  City,  OK  73102                San  Ramon,  CA  94583

     Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     Calculation  of  Registration  Fee

   Title  of                         Proposed      Proposed
  each  class                        maximum       maximum
 of  securities    Dollar  amount    offering      aggregate      Amount  of
    to  be             to  be          price       offering      registration
  registered         registered      per  unit      price            fee
 --------------    --------------    ---------     ---------     ------------

 Common  Stock         $1,313         $0.001        $1,313           $0.33(1)
 Common Stock          $  802         $_____(2)     $_____(2)        $3.21(2)

(1) The 1,312,500 shares being registered are owned by SuperCorp Inc., the controlling stockholder of the Registrant, and are to be distributed by SuperCorp Inc. to its stockholders as a stock dividend. The registration fee is based upon the book value of the Registrant as of December 31, 2000. Reg. 230.457(a).

(2) 802,090 shares are being registered for resale, but only after a proposed merger with another corporation should become effective, by five selling shareholders from time to time at fluctuating market prices. The registration fee for these shares is based on the pro forma book value of the combined corporations as of June 30, 2001. Reg. 230.457(f)(2).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                                      PROSPECTUS

                          THE KINGTHOMASON GROUP, INC.

                        1,312,500 Shares of Common Stock
               To be Distributed to SuperCorp, Inc., Stockholders
                                   and
                         802,090 Shares of Common Stock
              To be offered for resale by Selling Security Holders


The Distribution: A pro rata "spinoff"     SuperCorp organized us for the
distribution of 1,312,500 shares of        purpose of merging KingThomason,
common stock to the stockholders of        Inc. of San Ramon, California into
SuperCorp, Inc.  Value:  $0.001 a          us.  Our merger with it depends upon
share when spunoff and prior to any        a majority vote by its stockholders.
merger  with  KingThomason,  Inc.          Such vote will be taken after the
                                           spinoff distribution of these
The  Resale:  802,090  shares of           1,312,500 shares.  The outcome of the
common stock owned by the five directors   vote is uncertain.
and an officer  of  SuperCorp, who may
be deemed to be underwriters of the
spinoff and merger  transactions.



                            _________________________

            Our common stock does not trade on any national exchange,
                  the Nasdaq Stock Market, or any stock market.
                            _________________________




You should purchase shares in the          Neither the Securities and Exchange
trading market only if you can             Commission nor any state securities
afford a complete loss.  See "Risk         has approved or disapproved these
Factors"  on page 1.                       securities or determined if this
                                           Offering memorandum is truthful or
                                           Complete.  Any representation to the
                                           Contrary is a criminal offense.


                          The KingThomason Group, Inc.
                      1601 Northwest Expressway, Suite 1910
                            Oklahoma City, OK 73118
                             Telephone 405-840-1581
                             August ___, 2001

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

Summary  Information                                                        1

Risk  Factors                                                               1
      1.     Should  KingThomason  operate  at  a  loss,  any
               perceived  benefits  of  being  a  public  company
               may  never  materialize                                      1
      2.     Even  if  the  merger  occurs,  a  public  market
               for  The  Group's  common  stock  may  not  develop,
               or,  if  it  does  develop,  may  be  volatile
               or  limited                                                  2
      3.     Post-merger  operations  may  require  additional
               funds  that  we  do  not  have                               2
      4.     Our  success  depends  on  our  ability  to  retain
               T.E.  King  III  and  other  key  personnel                  2
      5.     Should  a  change  in  management  seem  necessary,
               it  will  be  difficult  for  the  non-management
               stockholders  to  do  this                                   2
      6.     Some  of  KingThomason's  products  are  in  the
               development  stage                                           2

      7.     Should  the  merger  be  approved,  it  is  improbable
               that  the  post-merger  company  will  declare
               dividends.                                                   3

SuperCorp  -  The  Distributing  Stockholder                                3
     SuperCorp,  Its  Officers  and  Directors
          May  be  Deemed  to  be  Underwriters                             4
          Exposure  as  a  Control  Person                                  4

The  Selling  Security  Holders                                             5

Earlier  SuperCorp  Spinoff-Merger  Transactions                            6

Terms  of  the  Merger  Transaction                                         8
     Terms  of  the  Merger                                                 9
     Degree  of  Management  Control  of  Vote  on  Merger                  9
     Agreement  and  Plan  of  Merger                                       9

Transactions  with  Insiders  and  Promoters                               10
     Services  Rendered  by  Insiders                                      11

Plan  of  Distribution                                                     13
     The  Escrow  Agreement                                                13
          Should  the  Merger  Occur                                       13
          Should  the  Merger  Not  Occur                                  13
          Probable  Acquisition  Post-Effective  Amendment
             Requirement                                                   14
          Terms  of  the  Offering                                         14
          Conditions  for  Release  of  Deposited
             Securities                                                    15

          Prospectus  Supplement                                           15
          Financial  Statements  Requirement                               15
     Expenses  of  the  Spinoff  and  Merger                               16

Description  of  Securities                                                16
     Common  Stock                                                         16
          Voting  Rights                                                   16
          Dividend  Rights                                                 16
          Liquidation  Rights                                              16
          Preemptive  Rights                                               16
          Registrar  and  Transfer  Agent                                  16
          Dissenters'  Rights                                              16
     Preferred  Stock                                                      17

Federal  Income  Tax  Consequences                                         17
     The  Merger                                                           17
     The  Spinoff                                                          17
     Stockholders  of  SuperCorp                                           17

Other  Financial  Considerations                                           18
     Pro  Forma  Information  and  Dilution                                18
     Material  Contacts  Among  the  Companies                             23

Penny  Stock  Regulations                                                  23

Information  About  The  Group                                             25
     Description  of  Business  and  Properties                            25
     Legal  Proceedings                                                    26
     Market  for  The  Group's  Common  Stock
          and  Related  Stockholder  Matters                               26
     Rule  144  and  Rule  145  Restrictions  on  Trading                  26
          Dividends                                                        28
     Registration  Statement                                               28
     Reports  to  Stockholders                                             29
     Stock  Certificates                                                   29
     Financial  Statements                                                 29

Information  About  KingThomason                                           29
     Overview                                                              29
     Management's  Discussion  and  Analysis  of  Financial
          Condition  and  Results  of  Operations                          30
          Results  of  Operations                                          30
          Sales                                                            30
          Operating  Expenses                                              31
          Net  Income  (Loss)                                              31
          Balance  Sheet  Items                                            32
          Liquidity  and  Capital  Resources                               32

Description  of  KingThomason's  Business                                  33
     Business  Development                                                 33
     Description  of  Business                                             35
     KingThomason's  Proprietary  Products                                 36
     Other  Insurance  and  Financial  Services  and  Products             37

     Products  and  Services  with  Planned  Implementation                38
     Revenue by Sectors                                                    38
     Competition                                                           39
     Distribution  Methods                                                 39
     Dependence  on  Major  Customers  and  Suppliers                      39
     Patents,  Copyrights  and  Licenses                                   40
     Government  Approval  of  Principal  Products                         40
     Government  Regulations                                               40
     Research  and  Development                                            40
     Environmental  Law                                                    40
     Employees                                                             40
     Principal  Plants  and  Property                                      41
     Plan  of  Operation                                                   41
     Seasonality                                                           41
     Legal  Proceedings                                                    41
     Market  for  KingThomason's  Capital  Stock
          and  Related  Stockholder  Matters                               41
     Financial  Statements                                                 42

Management  Information                                                    42
     Security  Ownership  of  Certain  Beneficial  Owners  and
          Management                                                       42
     Directors,  Executive  Officers  and  Significant
          Employees                                                        45
     The  Group                                                            45
     KingThomason                                                          45
     Directors  of  The  Group                                             49
     Directors  of  KingThomason                                           49
     Senior  Executives  of  KingThomason                                  51

Remuneration  of  Directors  and  Officers                                 51
     The  Group                                                            51
     KingThomason                                                          51
     Employment  Contracts                                                 52
     Stock  Options                                                        52

Certain  Relationships  and  Related  Transactions                         52
     The  Group's  Transactions  with  Insiders  and
        Promoters                                                          52
     KingThomason's  Transactions  with
          Management                                                       52

Interests  of  Named  Experts  and  Counsel                                53

Indemnification                                                            53

Financial  Statements  Index                                               54

Appendix  A  -  Agreement  of  Merger                                     A-1

                              SUMMARY INFORMATION

     This is SuperCorp Inc.'s fifth "spinoff" distribution to its stockholders of stock in other companies. The KingThomason Group, Inc. was formed by SuperCorp for the purpose of merging into it another company, KingThomason, Inc. of San Ramon, California.

     Because our name, The KingThomason Group, Inc., is similar to that of KingThomason, Inc., we will refer to ourselves as "The Group," "we" or "us" and to KingThomason, Inc. as "KingThomason."

     KingThomason designs and sells insurance and financial services and products for niche markets. Our merger with it is contingent upon the stockholders of KingThomason voting to approve the merger at a special stockholders' meeting to be held soon.

     The Group has no business or assets other than $1,213 in cash. We do have a stockholder base of more than 600 stockholders, thanks to this spinoff by SuperCorp. We offer our stockholder base to the KingThomason stockholders. We believe this will provide sufficient benefit to them that they will approve the merger.

     We believe the receipt of spinoff shares in The Group will result in your realizing negligible or no taxable income.

     SuperCorp is distributing pro rata to its stockholders one share of The Group common stock for each 5.3 shares of SuperCorp common stock outstanding.

    This Prospectus also covers the resale of 802,090 shares of common stock of The Group by five persons who are the officers and directors of SuperCorp.

     The Group's address and telephone number is on the cover page of this Prospectus. The addresses and telephone numbers of SuperCorp and KingThomason are as follows:

     SuperCorp  Inc.                    KingThomason,  Inc.
     Suite  1910                        Suite  205
     1601  Northwest  Expressway        3180  Crow  Canyon  Place
     Oklahoma  City,  OK  73118         San  Ramon,  CA  94583
     Telephone:  405-840-1581           Telephone:  925-905-5600


                                  RISK FACTORS

     You  should  carefully  consider  the  following  factors:

     1. Should KingThomason operate at a loss, any perceived benefits of being a public company may never materialize.

          KingThomason and its subsidiaries have barely operated at a profit for their three years of existence. There is no assurance that profitable operations can be maintained. Should you approve the merger and our combined company commences to operate at a loss, the perceived benefits of the stock market may also be lost.

     2. Even if the merger occurs, a public market for The Group's common stock may not develop or, if it does develop, may be volatile or limited.

          There is presently no public market for The Group's common stock. We cannot assure you that a public market for the stock will develop after the occurrence of the merger or, if one develops, that it will be sustained. Any market that develops for the common stock likely will be volatile, and trading in the stock likely will be limited. This can affect your ability to sell the shares you receive in this spinoff distribution.

     3. Post-merger operations may require additional funds that we do not have.

          Should the proposed merger be approved, the post-merger company may need additional funding to achieve its plan of operations. If so, we have not identified the source for this funding. We give no assurance that the needed funds can be obtained.

     4. Our success depends on our ability to retain T.E. King III and Tom Thomason.

          Should the merger occur, the post-merger company will be reliant on the continued services of several key personnel. The loss of any of them could adversely affect future operations. These persons are T.E. King III, president, chief financial officer and a director, and Tom Thomason, secretary and a director.

     5. Should a change in management seem necessary, it will be difficult for the non-management stockholders to do this.

          Should the proposed merger be approved, KingThomason's officers and directors and their affiliates will own approximately 79.2 percent of the common stock of the post-merger company. This amount may enable them to determine the outcome of any vote affecting the control of the post-merger company.

     6.     Some  of  KingThomason's  products  are  in  the  development stage.

          KingThomason designs and markets insurance and financial services and products for niche markets. While its present operations are profitable, it has only a three-year history. It proposes to add to its present services and products a number of financial products still under development and that have not been tested in the market.

     7. Should the merger be approved, it is improbable that the post-merger company will declare dividends.

     The management of KingThomason states that it has no present intention of paying dividends in the near future should the proposed merger be approved and the post-merger company operate at a profit. Rather, it proposes to devote any profits for some time to the growth of the business.

                    SUPERCORP - THE DISTRIBUTING STOCKHOLDER

     SuperCorp Inc. ("SuperCorp") was organized in Oklahoma on October 21, 1988. SuperCorp has more than 600 stockholders in 32 states. SuperCorp acquired almost all of these stockholders in early 1989 when it purchased all the assets of Naturizer, Inc., through a chapter 11 plan of reorganization, in exchange for shares of common stock of SuperCorp. The SuperCorp shares were distributed to the creditors and stockholders of Naturizer, Inc. SuperCorp's purpose is to engage in "spinoff" activities such as the one described herein. Such spinoff-mergers involve SuperCorp's distribution of registered shares of stock of subsidiary corporations SuperCorp organizes to merge with viable companies. This is the "spinoff" part of a spinoff-merger transaction orchestrated by SuperCorp. The "merger" part requires an approving vote of the stockholders of the viable company - here, KingThomason.

     SuperCorp's assets consist of approximately $53,000 in cash. Each of four of its five directors, John E. Adams, Ronald D. Wallace, T.E. King and Thomas J. Kenan, either directly or by attribution through ownership by family members, owns 452,006 shares of common stock of SuperCorp, which amount is approximately
6.66 percent of the number of its outstanding shares, and director George W. Cole, either directly or by attribution through ownership by family members, owns 462,706 shares, which amount is approximately 6.82 percent of the number of its outstanding shares.

     SuperCorp is not subject to the reporting requirements imposed by Section 15(d) of the Securities Act of 1933 or Section 13 of the Securities Exchange Act of 1934. Its common stock does not trade in the stock market. SuperCorp has never sought a market maker for its stock.

     SuperCorp organized The Group in November 2000 as a vehicle for the proposed merger. The company has no business history, $1,213 in assets, no liabilities, and initially only two stockholders - SuperCorp, who will "spinoff" its shares in the company to its more than 600 stockholders before KingThomason's stockholders vote on the merger, and T.E. King II, a director and a stockholder of SuperCorp.

SuperCorp,  Its  Officers  and  Directors  May  be  Deemed  to  be Underwriters.
--------------------------------------------------------------------------------

     The 1,312,500 spinoff shares described herein are owned by SuperCorp an are to be redistributed by SuperCorp. SuperCorp may be deemed to be an underwriter by reason of its intent to distribute such shares. Further, the executive officers and directors of SuperCorp may also be deemed to be underwriters by reason of their direct or indirect participation in such distribution of securities.

          Should SuperCorp, its executive officers and directors be underwriters of the spinoff shares, any person who purchases the registered shares within three years after the distribution could assert a claim against them under
Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered shares SuperCorp distributes to its stockholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

     Open market purchasers may have to prove reliance upon the alleged misstatement or omission. Reliance may not necessarily require a showing that the purchaser actually read the registration statement. It may be sufficient if there is a showing that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

     Exposure  as  a  Control  Person.
     ---------------------------------

     SuperCorp, its executive officers and directors organized The Group and, since its organization and until the proposed merger should become effective, have been and will be "control persons" of The Group, as that term is defined in
Section  15  of  the  Securities  Act  of  1933  ("the  Act").

     Section 15 of the Act imposes joint and several liability on persons who control other persons substantively liable under other sections of the Act:

     *     Section  11,  for  misrepresentations  in  a  registration statement,

     *     Section 12(1) - for the unlawful sale of unregistered securities, and

     *     Section  12(2)  -  for  misrepresentations in the sale of securities.

     A controlling person can avoid liability by proving "he had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability of the controlled person is alleged to exist."

                          THE SELLING SECURITY HOLDERS

     Persons that may be deemed to be "underwriters" of an issue of securities are required to register any shares they receive as part of the underwriting process if they desire to resell the shares. The executive officers and directors of SuperCorp may be deemed to be underwriters of the spinoff and merger transactions described in this Prospectus and, accordingly, are required to register the shares they receive in the spinoff or, in the instance of one director, the shares he has received in his capacity of a "finder." The following table sets forth the names of these five persons, the positions or relationships each has had with SuperCorp or The Group during the last three years, the amount of common stock of The Group each owns now, the amount to be offered by each for resale for his account, and the amount and percentage of the class to be owned after sale of the shares offered for resale.

                                                           No. of     Percent of
                                                           Shares of  Class of
                                                           The Group  Common
                                 No. of      No. of        to be      Stock to
                  Positions      Shares of   Shares of     Owned      be Owned
                  Held With      Common      Common        After Sale After Sale
                  SuperCorp      Stock of    Stock to      of the     of the
                  Or the         The Group   be Offered    Shares     Shares
   Person         Group          Owned       for Sale      Offered    Offered
--------------------------------------------------------------------------------
T.E. King II     Director
                 of SuperCorp     460,284      460,284       None        None

John E. Adams    President and
                 Director of
                 SuperCorp and
                 The Group         85,284       85,284       None        None

Thomas J. Kenan  Secretary and
                 Director of
                 SuperCorp         85,284       85,284       None(1)     None

George W. Cole   Director of
                 SuperCorp         87.303       87.303       None        None

Ronald  D.
  Wallace        Director of
                 SuperCorp         85,284       85,284       None        None

 (1) Mr. Kenan is the beneficial owner of 50,000 shares of KingThomason, which shares will convert into 50,000 shares of common stock of The Group should the merger with KingThomason be approved. These 50,000 shares of KingThomason and the shares of The Group into which they will convert are not being registered for resale.

                  EARLIER SUPERCORP SPINOFF-MERGER TRANSACTIONS

     This transaction with KingThomason, should the stockholders of KingThomason approve it, will be the fifth such "spinoff-merger" transaction effected by SuperCorp with subsidiaries it creates for such purposes.

     The  Lark  Technologies,  Inc.  spinoff-merger.
     -----------------------------------------------

     SuperCorp's first spinoff-merger transaction concerned Lark Technologies, Inc. ("Lark"), a SuperCorp-created subsidiary. Lark merged with a Houston, Texas company engaged in DNA sequencing whose major stockholders are affiliates of the Baylor School of Medicine.

     The Lark spinoff occurred on September 6, 1995. The Lark merger occurred on September 14, 1995. None of SuperCorp's or Lark's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Lark had any involvement in this spinoff-merger. None of these persons received any cash, stock or other thing of value with respect to this transaction other than his pro rata receipt of Lark stock that was spunoff to the SuperCorp stockholders. Subsequent to the Lark spinoff-merger, Lark raised $1 million in a rights offering to its stockholder base.

     The  Dransfield  China  Paper  Corporation  transaction.
     --------------------------------------------------------
     The second spinoff-merger transaction concerned Dransfield China Paper Corporation ("Dransfield"), a SuperCorp-created subsidiary now named DF China Technology, Inc. Dransfield merged with a Hong Kong company engaged in distributing hygienic paper products in Hong Kong and in building integrated paper mills in China. Dransfield's major stockholder is a Hong Kong Stock Exchange-listed company.

     The Dransfield spinoff occurred on February 13, 1996. The Dransfield merger occurred on February 26, 1997. One of SuperCorp's officers and directors, T.E. King, received $45,000 from the Hong Kong company, 11,642 shares of common stock of Dransfield and 250,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for his services in bringing together the Hong Kong company and SuperCorp. Thomas J. Kenan, an officer and a director of SuperCorp, received 20,000 warrants and the other officers and directors of SuperCorp each received 40,000 warrants to purchase shares of common stock of Dransfield at $5.50 a share as compensation for their past efforts in screening prospective spinoff-merger transactions. All of these warrants expired without being exercised. Each of these officers and directors also received his pro rata distribution of Dransfield shares spunoff by SuperCorp to its stockholders. Subsequent to the Dransfield spinoff-merger, Dransfield raised $750,000 in a private placement to investors in the U.S. and Hong Kong.

     The  Summit  Technologies,  Inc.  transaction.
     ----------------------------------------------

     The third spinoff-merger transaction concerned Summit Environmental Corporation, Inc. ("Summit"), a SuperCorp-created subsidiary. Summit merged with a Longview, Texas company engaged in marketing a new fire suppressant product and other products manufactured by other companies.

     The Summit spinoff occurred on November 10, 1998. The Summit merger occurred on December 2, 1998.

     None of SuperCorp's officers, directors, affiliates or persons or entities engaged in management-type activities with SuperCorp or Summit had any involvement in this spinoff-merger other than Thomas J. Kenan, a director and general counsel of SuperCorp. The Longview, Texas company allowed Mr. Kenan to purchase 28,333 shares of its common stock at $0.30 a share in a non-public offering it conducted at this price before the registration statements for the spinoff-merger transaction were filed with the Securities and Exchange Commission.

     George W. Cole, a former SuperCorp director and a person to whom Securities and Exchange Commission rules may attribute the beneficial ownership of more shares of common stock of SuperCorp than any other SuperCorp stockholder, received compensation for finding and negotiating the spinoff-merger transaction with Summit.

     Mr. Cole received $18,500 from the Longview, Texas company for a finder's fee and for consulting services. He exchanged $14,250 of such fee for 23,750 shares of the Longview, Texas company at $0.60 a share prior to the spinoff-merger. Further, SuperCorp allowed him to purchase 125,000 shares of common stock of Summit at $0.001 a share when SuperCorp organized Summit.

     The  TechLite,  Inc.  transaction.
     ----------------------------------

     The fourth spinoff-merger transaction concerned TechLite, Inc. ("TechLite"), a SuperCorp-created subsidiary. TechLite merged with TechLite Applied Sciences, Inc. ("Applied Sciences"), a Tulsa, Oklahoma company engaged in the business of retrofitting lighting fixtures in buildings in such a way as to significantly reduce electricity consumption.

     The TechLite spinoff occurred on September 17, 1999. The TechLite merger occurred on October 21, 1999. Thomas J. Kenan of Oklahoma City, Oklahoma, a director and general counsel of SuperCorp, received 90,000 shares of Applied Sciences before the merger in exchange for legal services he performed for Applied Sciences before the merger. Albert L. Welsh, then the president and a director of SuperCorp, and George W. Cole, now a director of SuperCorp whose spouse Marjorie J. Cole is a significant shareholder of SuperCorp, each received 10,000 shares of common stock of Applied Sciences in exchange for providing financial advice to Applied Sciences from 1997 through 1999. Mr. Welsh and Mr. Cole were each also authorized by the SuperCorp directors to purchase 24,444 shares of common stock of TechLite at $0.001 a share at the time of TechLite's organization in recognition of their services to the SuperCorp shareholders in persuading the directors of Applied Sciences to favorably consider the merger with TechLite.

     After each of the above four spinoff-merger transactions was consummated, SuperCorp director Thomas J. Kenan became involved with each company as an attorney. He has represented each company from time to time as a securities lawyer. He received cash fees for such services at his customary billing rates. He also was invited by Dransfield to serve as a non-management director of Dransfield and of its Hong Kong Stock Exchange-listed parent, Dransfield Holdings Limited. He receives no compensation for such director's services but has been granted options to purchase 25,000 shares of Dransfield at $2.60 a share, 15,000 shares at $1.75 a share and 10,000 shares at $1.58 a share. The options have not been exercised. He was invited by Summit to serve as a non-management director. He receives no compensation for such services but was granted an option to purchase 40,000 shares of Summit at $1.00 a share. The options have not been exercised.

     Lark's common stock trades on the OTC Bulletin Board under the symbol "LDNA." Dransfield's common stock trades on the Nasdaq SmallCap Market under the symbol "DFCT." Summit's common stock trades on the OTC Bulletin Board under the symbol "SEVT." TechLite's common stock trades on the OTC Bulletin Board under the symbol "THLT." Lark, Dransfield, Summit and TechLite are viable, operating companies. Their common stock prices are quoted daily. All four file reports with the Commission pursuant to the requirements of the Securities Exchange Act of 1934.

                        TERMS OF THE MERGER TRANSACTION

     The Group, SuperCorp, and KingThomason have entered into an agreement of merger between The Group and KingThomason. A copy of the agreement appears as "Appendix A - Agreement of merger." For the merger to occur, each of the following must occur:

     * Registration statements must be filed with and become effective at the Securities and Exchange Commission and appropriate state securities regulatory agencies. This has occurred. The registration statements cover the following:

          * the 13,312,500 merger shares - the shares The Group offers to the stockholders of KingThomason,

          * the 1,312,500 spinoff shares - the shares SuperCorp will distribute to its more than 600 stockholders, and

          * 375,000 shares now owned by a director of SuperCorp and 427,090 of the spinoff shares are to be owned by the five directors of SuperCorp and are registered for resale by them in the event the merger with KingThomason is approved.

     * The stockholders of each of The Group and of KingThomason must, by a majority vote of the shares outstanding, approve the merger.

Terms  of  the  Merger.
-----------------------

     The  terms  of  the  proposed  merger  are  as  follows:

     1.     KingThomason  shall  merge  into  The  Group.

     2. All 13,312,500 outstanding shares of common stock of KingThomason shall be converted into 13,312,500 shares of common stock of The Group on a share-for-share basis.

     3.     There  shall  be  no  fractional  shares.

     4. The present business of KingThomason shall be conducted after the merger by The Group, into which KingThomason shall have merged. KingThomason's management and directors shall become the management and directors of the combined company.

     5. Prior to the merger, SuperCorp shall distribute in a "spinoff" to its stockholders, on a basis proportionate to their stockholdings in SuperCorp, the 1,312,500 shares of common stock of The Group now held by SuperCorp. Each SuperCorp stockholder shall receive one share of The Group for each 5.3 shares of SuperCorp held of record on the date on the cover of this Prospectus.

     6. The historical financial statements of the post-merger company shall be those of KingThomason. The fiscal year of the post-merger company will be December 31, the end of KingThomason's fiscal year.

     7. Should the stockholders of KingThomason not approve the merger, none of The Group, KingThomason, or SuperCorp shall be liable to any of the others. However, in any event, KingThomason must pay all three parties' expenses relating to the registration of the shares described herein.

Degree  of  Management  Control  of  Vote  on  Merger.
------------------------------------------------------

     The merger must be approved by a vote of a majority of the outstanding shares of common stock of each of The Group and KingThomason. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: The Group - 100%; and KingThomason - 89.4%. KingThomason's officers, directors and affiliates, even though they are recommending approval of the merger, have agreed to vote their shares to approve or disapprove the proposed merger in accordance with the majority vote of the other stockholders.

Agreement  and  Plan  of  Merger.
---------------------------------

     The complete agreement of merger among The Group, KingThomason, and SuperCorp is included in this Prospectus. See "Appendix A - Agreement of merger."

                    TRANSACTIONS WITH INSIDERS AND PROMOTERS

     The 1,312,500 spinoff shares of The Group will be distributed pro rata to all SuperCorp stockholders of record on the date on the cover page of this Prospectus. An additional 375,000 shares of common stock of the company are already owned by T.E. King II, a SuperCorp director and the father of T.E. King III, the president and a director of KingThomason. T.E. King II received these 375,000 shares of common stock of The Group in the capacity of a "finder."

     In  August  2000 the president of KingThomason, T.E. King III, asked Thomas
J. Kenan, Esq., a director and corporate secretary of SuperCorp, if Kenan would accept 50,000 shares of common stock of KingThomason in exchange for $20,000 of the $40,000 legal fees Kenan would earn for drafting the registration statements for the transaction. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of KingThomason in exchange for $20,000 of his legal services.

     Both of these two persons, T.E. King II and Thomas J. Kenan, either directly or by attribution, are stockholders of SuperCorp. Each will receive spinoff shares in the pro rata spinoff distribution. Both of these persons may be deemed to be "promoters" or "insiders" of the company who will receive benefits from the transaction not received by other SuperCorp stockholders.

     There  are other persons that may be deemed to be "promoters" or "insiders"
- the officers and other directors of SuperCorp, which persons will receive shares of The Group pro rata with all other SuperCorp shareholders but which persons assisted in the promotion of the spinoff and merger transactions described herein. The identities of all the insiders and promoters, their positions with The Group and with SuperCorp, the securities of The Group and of KingThomason each owns, and his pro rata receipt of spinoff shares are as follows:

                                            Shares Already Owned  To Be Received
                                            --------------------  --------------
  Insider or       Position with The                                   Spinoff
   Promoter        Group or SuperCorp      The Group  KingThomason     Shares
  ----------       ------------------      ---------  ------------     --------
T.E. King II      Director of SuperCorp     375,000           0         85,284

Thomas J. Kenan   Director and Secretary
                  of  SuperCorp                   0      50,000         85,284

John E. Adams     Director and President
                  of SuperCorp                    0           0         85,284

George W. Cole    Director of SuperCorp           0           0         87.303

Ronald Wallace    Director of SuperCorp           0           0         85,284

     None of the persons listed in the table above as an insider or promoter has been, in the last five years -

     - the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer at the time of the bankruptcy or within two years prior to that time,

     - convicted in any criminal proceeding or is now subject to a pending criminal proceeding,

     - subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining , barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities, or

     - found by a court of competent jurisdiction (in a civil action), the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Services  Rendered  by  Insiders.
---------------------------------

     T.E. King II and Thomas J. Kenan may be deemed to be "insiders" or "promoters" in connection with the purchase by T.E. King II of 375,000 shares of common stock of The Group for $375, or $0.001 a share, and the purchase by Mr. Kenan of 50,000 shares of KingThomason common stock for $20,000, or $0.40 a share. Each also performed services for The Group and for SuperCorp Inc.

     The table below compares the securities to be received by the insiders and to be received by other SuperCorp stockholders:

                   The  Group  Insiders
              -------------------------------
                                                               Other
 Type of                                          Other        King-
The Group's               Spinoff     Merger     SuperCorp    Thomason
 Security    Held  Now    Shares      Shares    Shareholders  Shareholders     Total
-----------  ---------   ----------  ---------- ------------  ------------  ----------
Common
Stock        375,000(1)  427,090(2)  50,000(3)   885,410(4)  13,262,500(5)  15,000,000

Percent         2.5%       1.2%         0.3%        7.6%         88.4%         100%

(1) Held by T.E. King II, a director of SuperCorp and the father of T.E. King III, president of KingThomason. These shares are deemed by the Commission to be "underwriter's shares" that must be registered with the Commission before they may be transferred. This Prospectus is part of a registration statement that registers for resale these 375,000 shares held by T. E. King II.

(2) To be received by the SuperCorp officers and directors. All spinoff shares held by SuperCorp are deemed by the Commission to be "underwriter's shares" that must be registered with the Commission before they may be transferred. This Prospectus is part of a registration statement which registers all spinoff shares for transfer to all the SuperCorp shareholders and which also registers for resale the spinoff shares received by the officers and directors of SuperCorp.

(3) To be acquired by Thomas J. Kenan, Esq., a director and secretary of SuperCorp, should the merger with KingThomason be approved, through the conversion of 50,000 shares of KingThomason common stock purchased by him at $0.40 a share in the exchange of $20,000 of legal services performed by him for KingThomason for 50,000 shares of common stock of for transfer in the stock market.

(4) All spinoff shares held by SuperCorp are deemed by the Commission to be "underwriter's shares" that must be registered with the Commission before they may be transferred. This Prospectus is part of a registration statement that registers all spinoff shares for transfer to all the SuperCorp shareholders.

(5) Registered with the Commission for the proposed merger with KingThomason. However, 11,874,705 of these shares would be held by persons that are affiliates of KingThomason before the merger and will be affiliates of the post-merger company (officers and directors and controlling shareholders) and would be subject to certain limitations on resale imposed by Rule 145(c) and (d) of the Commission.

                              PLAN OF DISTRIBUTION

The  Escrow  Arrangement.
-------------------------

     A vote to approve the merger by the stockholders of The Group is assured. After such vote but before any vote by the stockholders of KingThomason, SuperCorp shall spinoff - by way of a dividend - to its stockholders the 1,312,500 shares of common stock of The Group held by it. Certificates representing the 1,312,500 spinoff shares shall be distributed by SuperCorp to BancFirst, N.A. of Oklahoma City, Oklahoma to be held in escrow pursuant to the provisions of Securities and Exchange Commission Regulation 230.419 - called herein "Rule 419." Later distribution of the spinoff shares by the escrow agent would be as follows:

     Should the Merger Occur. Should KingThomason's stockholders approve the merger, The Group shall supplement this Prospectus and shall file a Form 8-K with the Commission to indicate the fact and date of the merger. When The Group's common stock is declared eligible for quotation on the OTC Bulletin Board, the company shall provide to the escrow agent the company's representation that the requirements of Rule 419(e) have been met. The escrow agent shall then mail the escrowed certificates representing the 1,312,500 spinoff shares to the owners of such securities.

     Should the Merger Not Occur. There can be no assurance that the proposed merger between The Group and KingThomason will occur, because a favorable, majority stockholder vote of KingThomason's stockholders must be obtained. No assurance can be given that such will be obtained.

          Should  the  merger  not  occur,

     * The Group will file a supplement to this Prospectus and a Form 8-K with the Commission to reveal that the merger was not approved,

     * KingThomason will continue as a separate corporation with its existing assets and business,

     *     The  Group  still  will  have  no significant assets or business, and

     *     There  will  be  no  trading market for The Group's stock, which will still be held in escrow by the escrow agent. As long as this escrow continues, no transfer or other disposition of the securities held in escrow shall be permitted other than:

          *     by  will  or  the  laws  of  descent  and  distribution,  or

          * pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act or the rules thereunder.

          The Group's and SuperCorp's management have no specific plans for an alternative to a rejection of the proposed merger. They would commence to seek to acquire a business or assets that would constitute a business. Such management or SuperCorp would pay the costs of such search. The search would be subject to the following additional requirements of Rule 419:

     Probable  Acquisition  Post-Effective  Amendment  Requirement
     -------------------------------------------------------------

     Upon execution of any agreement for the acquisition of a business or assets that would constitute a business and for which the fair value of the business or net assets to be acquired represents at least 80 percent of the $1,313 proceeds from the sale by The Group to SuperCorp of the spinoff shares, Rule 419 requires that The Group must file with the Securities and Exchange Commission a post-effective amendment to its earlier filed registration statement, which post-effective amendment:

     * must contain complete disclosure documentation about the alternative business or assets acquisition, including financial statements of The Group and of the company to be acquired as well as pro forma
           Financial      information,  and

     *     disclose  the  terms  of  the  offering,  as  follows:

     Terms  of  the  Offering
     ------------------------

     The terms of the offering must provide, and The Group must satisfy, the following conditions:

     * no later than five business days after the effective date of the post-effective amendment, The Group must send by first-class mail or other equally prompt means, to each record owner of securities held in escrow, a copy of the prospectus contained in the post-effective amendment and any amendments or supplements thereto,

     * each such owner shall be given no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify The Group in writing that he or she elects to remain an owner of the spinoff shares registered in his or her name. If The Group has not received such written notification by the 45th business day following the effective date of the post-effective amendment, interest or dividends, if any, held in the escrow account shall be sent to the owner within five business days,

     * the registered owners of at least 80 percent of the spinoff shares must affirmatively elect to remain an owner of his or her spinoff shares, and

     * if a consummation acquisition meeting the requirements set forth above and of Rule 419 has not occurred by a date eighteen months after the effective date of the initial registration statement, the securities held in escrow shall be returned by first-class mail or equally prompt means to The Group within five days following that date.

     Conditions  for  Release  of  Deposited  Securities
     ---------------------------------------------------

     Securities held in the escrow account may be delivered to the registered holders identified on the deposited securities only at the same time as or after:

     * the escrow agent has received a signed representation from The Group, together with other evidence acceptable to the escrow agent, that the requirements set forth above under "Post-Effective Amendment for Acquisition Agreement" and "Terms of the Offering" have been met and

     * there has been consummation of an acquisition meeting the 80- percent requirements set forth above.

     Prospectus  Supplement
     ----------------------

     If securities are released from the escrow to The Group, the prospectus shall be supplemented to indicate the amount of securities released and the date of release.

     Should the above conditions of Rule 419 not be met, the stock certificates will be returned to The Group for cancellation.

     Financial  Statements  Requirement
     ----------------------------------

     In the event the proposed acquisition is approved in accordance with the above conditions of Rule 419, no later than 90 days after the end of the first full fiscal year of operations following consummation of the acquisition, as described above, The Group shall furnish its stockholders audited financial statements for such year as well as management's discussion and analysis of such information. This information must also be filed with the Commission under cover of Form 8-K unless the company was filing the reports required by Section 13(a) or 15(d) of the Securities Exchange Act.

Expenses  of  the  Spinoff  and  Merger.
----------------------------------------

     The estimated expenses of the spinoff and the merger are $96,300. All of these expenses are being borne by KingThomason, with whom the company proposes to merge. These estimated expenses are federal and state registration fees - $100; filing expenses (EDGAR) - $8,000; stock transfer agent's fee - $4,000; escrow agent's fee - $500; printing and engraving - $4,000; legal fees - $44,000; auditor's fee - $31,100; mailing cost - $2,300; and Moody's OTC Industrial Manual publication fee - $2,300.

                            DESCRIPTION OF SECURITIES

     Common Stock. Each of The Group and KingThomason is a Nevada corporation. The Group is authorized to issue 40 million shares of common stock, $0.001 par value, and has 1,687,500 shares of common stock issued and outstanding. KingThomason is authorized to issue 100 million shares of common stock, $0.001 par value, and has 13,312,500 shares of its common stock issued and outstanding.

          Voting rights. Stockholders have one vote a share on all matters submitted to a vote of the stockholders. Shares of common stock do not have cumulative voting rights. This means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

          Dividend rights. Stockholders receive dividends when and if declared by the board of directors out of funds of the corporation legally available therefor.

          Liquidation rights. Upon any liquidation, dissolution or winding up, stockholders receive pro rata all of the assets of the corporation available for distribution to stockholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of preferred stock.

          Preemptive rights. Stockholders do not have preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the corporation.

          Registrar and transfer agent. Securities Transfer Corporation of Dallas, Texas is the transfer agent and registrar of the common stock of The Group. KingThomason serves as its own registrar and transfer agent.

          Dissenters' rights. A stockholder has "dissenters' rights" which, if properly exercised, may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the corporation's certificate of incorporation.

     Preferred Stock. The Group is authorized to issue 10 million shares of preferred stock, $0.001 par value. The preferred stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of preferred stock, including any preferences, conversion and other rights, voting powers, and conditions of redemption must be set forth in resolutions adopted by the directors.

     There are no shares of preferred stock of The Group issued and outstanding.

                        FEDERAL INCOME TAX CONSEQUENCES

     The Merger. The merger should qualify as a type "A" tax-free reorganization for both corporations under Section 368(a)(1) of the Internal Revenue Code. However, because The Group is newly organized, the "step transaction doctrine" might be applied. If so, the company might be considered a continuation of KingThomason with only a change of name or place of incorporation, a type "F" tax-free reorganization under Section 368(a)(1).

     The Spinoff. The distribution by SuperCorp to its stockholders of the 1,312,500 spinoff shares will be a taxable event to SuperCorp and to each of its stockholders receiving any of the spinoff shares. Gain (but not loss) would be recognized by SuperCorp under Section 311 of the Internal Revenue Code for any excess of the fair market value of The Group's stock on the date of actual distribution over the tax basis to SuperCorp of such stock.

     Stockholders of SuperCorp. As for SuperCorp's stockholders who receive spinoff shares of The Group, the spinoff shall occur prior to the vote by KingThomason's stockholders to accept or reject the merger. Because the result of the vote by KingThomason's stockholders cannot be forecast, and because the merger cannot and shall not become effective until after a favorable vote is obtained on the merger, it is more likely than not that the fair market value of the spinoff shares on the date of the spinoff should not have increased over the $0.001 price paid by SuperCorp for the 1,312,500 spinoff shares.

     SuperCorp has no current or accumulated earnings. The distribution is being made from its excess capital. Each stockholder of SuperCorp should reduce the adjusted basis of his SuperCorp stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.001 per share. SuperCorp undertakes to advise its stockholders in early 2002 should it deem the fair market value of the distributed spinoff shares on the date of distribution to have been different than $0.001 per share or should it have had net earnings in 2001 which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

     The above discussion as to U.S. income tax consequences is not based upon an advance ruling by the Treasury Department but upon the opinion of Thomas J. Kenan, esquire, in his capacity as tax counsel to The Group.

                         OTHER FINANCIAL CONSIDERATIONS

Pro  Forma  Financial  Information  and  Dilution.

     The following sets forth certain pro forma financial information giving effect to the merger:

                   PRO FORMA STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31 2000

                         The  Group       King-
                             Inc.        Thomason      Pro  Forma    Pro  Forma
                        (Historical)   (Historical)    Adjustments    Combined
                        ------------   ------------    -----------   -----------
ASSETS
Current  assets             $1,213        $375,579        $   -       $376,792
Property  and  equipment         -          44,668            -         44,668
Other  assets                    -          23,032            -         23,032
                            ------        --------        -----       --------
TOTAL  ASSETS               $1,213        $443,279        $   -       $444,492
                            ======        ========        =====       ========

LIABILITIES AND
  STOCKHOLDERS'  EQUITY

Current  liabilities        $    -        $149,164        $   -       $149,164
Long  term  liabilities          -          56,954            -         56,954
                            ------        --------        -----       --------
     Total  liabilities          -         206,118            -       $206,118
                            ------        --------        -----       --------

stockholders'  equity:

   Common  stock              1,213         13,312            -         14,525
   Additional paid-in
     capital                      -        311,210            -        311,210
   Retained earnings
    (deficit)                     -        (29,361)           -        (29,361)
   Subscription receivable        -        (58,000)           -        (58,000)
                             ------      ---------        -----       --------
     Total  stockholders'
       equity                 1,213        237,161            -        238,374
                             ------      ---------        -----       --------
TOTAL LIABILITIES AND
    STOCKHOLDERS'  EQUITY    $1,213       $443,279        $   -       $444,492
                             ======      =========        =====       ========

                          PRO FORMA STATEMENT OF INCOME
                       Fiscal Year Ended December 31, 2000

                         The  Group       King-
                             Inc.        Thomason     Pro  Forma    Pro  Forma
                        (Historical)   (Historical)   Adjustments    Combined
                        ------------   ------------   -----------   -----------
Sales                       $    -        $524,183      $     -     $   524,183

Operating  expenses              -         517,612            -         517,612
                            ------        --------      -------     -----------
Income  from  operations         -           6,571            -           6,571

Other  income                    -          12,474            -          12,474
                            ------       ---------      -------     -----------

Income  before  taxes            -          19,045            -          19,045

Provision  for  taxes            -           1,600            -           1,600
                            ------       ---------      -------     -----------

NET  INCOME                 $    -        $ 17,445      $     -     $    17,445
                            ======       =========      =======     ===========

EARNINGS  PER  SHARE

     Net  income                          $ 17,445            -     $    17,445

     Weighted-average
     number  of  shares
     outstanding                        13,312,500    1,687,500      15,000,000

     Earnings  per  share       -           $0.001            -           $0.001

NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of December 31, 2000 as if outstanding as of the beginning of the period.

                   PRO FORMA STATEMENT OF FINANCIAL CONDITION
                                  June 30, 2001

                         The  Group       King-
                             Inc.        Thomason      Pro  Forma    Pro  Forma
                        (Historical)   (Historical)    Adjustments    Combined
                        ------------   ------------    -----------   -----------
ASSETS
Current  assets             $1,213        $132,594        $    -      $133,807
Property and equipment           -          36,055             -        36,055
Other  assets                    -          25,032             -        25,032
                            ------        --------        ------      --------

TOTAL  ASSETS               $1,213        $193,681        $    -      $194,894
                            ======        ========        ======      ========

LIABILITIES  AND
 STOCKHOLDERS'  DEFICIT

Current  liabilities        $    -        $163,666        $    -      $163,666

Long  term  liabilities          -          49,230             -        49,230
                            ------        --------        ------      --------

     Total liabilities           -         212,896             -      $212,896
                            ------        --------        ------      --------

stockholders'  deficit:
   Common  stock             1,213          13,312             -        14,525

   Additional paid-in
    capital                      -         311,210             -       311,210

   Retained earnings
    (deficit)                    -        (310,737)            -      (310,737)

   Subscription receivable       -         (33,000)            -       (33,000)
                            ------        --------        ------      --------

     Total  stockholders'
       deficit               1,213         (19,215)            -       (18,002)
                            ------        --------        ------      --------

TOTAL LIABILITIES AND
   STOCKHOLDERS' DEFICIT    $1,213        $193,681        $    -      $194,894
                            ======        ========        ======      ========

                          PRO FORMA STATEMENT OF INCOME
                         Six months ended June 30, 2001

                         The  Group       King-
                             Inc.        Thomason      Pro  Forma    Pro  Forma
                        (Historical)   (Historical)    Adjustments    Combined
                        ------------   ------------    -----------   -----------
Net  revenue              $    -        $   113,970     $        -   $   524,183

Operating  expenses            -            388,709              -       388,709
                          ------        -----------     ----------   -----------

Loss  from  operations         -           (274,739)             -      (274,739)

Other  income (expenses)       -             (3,437)             -        (3,437)
                          ------        -----------     ----------   -----------

Loss  before  taxes            -           (278,176)             -      (278,176)

Provision for taxes            -              3,200              -         3,200
                          ------       ------------     ----------   -----------
NET LOSS                 $     -        $  (281,376)    $        -   $  (281,376)
                         =======        ===========     ==========   ===========

EARNINGS  PER  SHARE

     Net  loss                          $  (281,736)             -   $  (281,736)

     Weighted-average
     number  of  shares
     outstanding                         13,312,500      1,687,500    15,000,000

     Earnings per share         -       $     (0.02)             -   $     (0.02)

NOTES:

(1) Earnings per share data shown above are applicable for both primary and fully diluted.

(2) Weighted-average number of shares outstanding for the combined entity includes all shares issued as of June 30, 2001 as if outstanding as of the beginning of the period.

Material  Contacts  Among  the  Companies.
------------------------------------------

     T.E. King II is a director and the beneficial owner of 6.66 percent of the common stock of SuperCorp. He also is the father of T.E. King III, the president, chief financial officer and a director of KingThomason. In August 2000 T.E. King II advised the directors of SuperCorp that his son and Tom Thomason were organizing a company that will design insurance and financial services and products for niche markets. T.E. King II stated that he had persuaded his son and Tom Thomason to consider taking their company public through a spinoff-merger transaction with SuperCorp.

     T.E. King II provided the SuperCorp directors with financial information and projections for the company being organized by T.E. King III and Tom Thomason - KingThomason, Inc. The SuperCorp directors favorably considered the proposition of engaging in a spinoff-merger transaction with KingThomason. SuperCorp's attorney, Thomas J. Kenan, was sent to California to review the records and operations of KingThomason, Inc. A deal was struck to effectuate a spinoff-merger transaction with SuperCorp organizing a new subsidiary - The KingThomason Group, Inc., which would issue 1,312,500 shares of its common stock to SuperCorp for $1,313, 375,000 shares of its common stock to T.E. King II for $375 in recognition of his services as a "finder" of the transaction, and 13,312,500 shares of its common stock to the shareholders of KingThomason, Inc. should they approve a merger of their company with The KingThomason Group, Inc.

     In August 2000 the president of KingThomason, T.E. King III, asked Mr. Kenan if he would accept 50,000 shares of common stock of KingThomason in exchange for $20,000 of the $40,000 legal fees Mr. Kenan would earn for drafting the registration statements for the transaction and for agreeing to serve as an advisory director of KingThomason for three years. Mr. Kenan accepted this offer and was issued 50,000 shares of common stock of KingThomason.

     Other than the proposed spinoff and merger and the matters described above, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among KingThomason, The Group, and SuperCorp during the periods for which financial statements appear herein.

                            PENNY STOCK REGULATIONS

     There is no way to predict a price range within which The Group's common stock will trade. We expect trading to commence on the OTC Bulletin Board at a price less than $5 a share. Accordingly, The Group's common stock, initially at least, would be subject to the rules governing "penny stocks."

     A  "penny  stock"  is  any  stock  that:

     *     sells  for  less  than  $5  a  share.

     * is not listed on an exchange or authorized for quotation on The Nasdaq Stock Market, and

     * is not a stock of a "substantial issuer." The Group is not now a "substantial issuer" and cannot become one until it has net tangible assets of at least $5 million, which it does not now have.

     There are statutes and regulations of the Securities and Exchange Commission (the "Commission") that impose a strict regimen on brokers that recommend penny stocks.

          The  Penny  Stock  Suitability  Rule
          ------------------------------------

     Before a broker-dealer can recommend and sell a penny stock to a new customer who is not an institutional accredited investor, the broker-dealer must obtain from the customer information concerning the person's financial situation, investment experience and investment objectives. Then, the broker-dealer must "reasonably determine" (1) that transactions in penny stocks are suitable for the person and (2) that the person, or his advisor, is capable of evaluating the risks in penny stocks.

     After making this determination, the broker-dealer must furnish the customer with a written statement setting forth the basis for this suitability determination. The customer must sign and date a copy of the written statement and return it to the broker-dealer.

     Finally the broker-dealer must also obtain from the customer a written agreement to purchase the penny stock, identifying the stock and the number of shares to be purchased.

     The above exercise delays a proposed transaction. It causes many broker-dealer firms to adopt a policy of not allowing their representatives to recommend penny stocks to their customers.

     The Penny Stock Suitability Rule, described above, and the Penny Stock Disclosure Rule, described below, do not apply to the following:

     *     transactions  not  recommended  by  the  broker-dealer,

     *     sales  to  institutional  accredited  investors,

     * sales to "established customers" of the broker-dealer - persons who either have had an account with the broker-dealer for at least a year or who have effected three purchases of penny stocks with the broker-dealer on three different days involving three different issuers, and

     * transactions in penny stocks by broker-dealers whose income from penny stock activities does not exceed five percent of their total income during certain defined periods.

          The  Penny  Stock  Disclosure  Rule
          -----------------------------------

     Another Commission rule - the Penny Stock Disclosure Rule - requires a broker-dealer, who recommends the sale of a penny stock to a customer in a transaction not exempt from the suitability rule described above, to furnish the customer with a "risk disclosure document." This document includes a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risks associated with investments in the penny stock market. The broker-dealer must also disclose the stock's bid and ask price information and the dealer's and salesperson's compensation related to the proposed transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

          Effects  of  the  Rule
          ----------------------

     The above penny stock regulatory scheme is a response by the Congress and the Commission to known abuses in the telemarketing of low-priced securities by "boiler shop" operators. The scheme imposes market impediments on the sale and trading of penny stocks. It has a limiting effect on a stockholder's ability to resell a penny stock.

     The Group's spinoff shares and merger shares likely will trade below $5 a share on the OTC Bulletin Board and be, for some time at least, shares of a "penny stock" subject to the trading market impediments described above.

                 INFORMATION ABOUT THE KINGTHOMASON GROUP, INC.

     The KingThomason Group, Inc. was incorporated under the laws of the State of Nevada on November 8, 2000. It has no business, significant assets or employees. Its management serves without pay.

Description  of  Business  and  Properties.
-------------------------------------------

     Should the KingThomason's stockholders approve the merger, The Group shall be the surviving company, but its management shall not remain as the management of the post-merger company. Control of the company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the present stockholders of KingThomason. KingThomason's present management shall become the management of the company.

     KingThomason's present management advises us that it shall continue the business of KingThomason as the business of The Group after the merger.

     The Group's present management consists of one person, John E. Adams. Mr. Adams is a self-employed financial consultant with principal offices in Oklahoma City, Oklahoma. Mr. Adams is president and a director of SuperCorp.

Legal  Proceedings.
-------------------

     Neither The Group nor its property is a party to or the subject of pending legal proceedings.

Market  for  The  Group's  Common  Stock  and  Related  Stockholder  Matters.
-----------------------------------------------------------------------------

     There is no present public trading market in the U.S. or elsewhere for The Group's common stock. Its issued and outstanding shares are held by only two shareholders - SuperCorp, 1,312,500 shares, and T.E. King II, 375,000 shares. After the spinoff and before any vote on the merger by the stockholders of KingThomason, The Group shall have approximately 625 shareholders, but all certificates representing the 1,312,500 spinoff shares and Mr. King's 375,000 shares shall be held in escrow by the escrow agent.

     Should the merger be approved, (1) the escrow agent will release from escrow the certificates representing the ownership of the escrowed shares. These certificates would be delivered to the more than 600 SuperCorp stockholders owning the securities represented by the certificates, and (2) the 40 stockholders of KingThomason will receive 13,312,500 shares of common stock of The Group in exchange for the 13,312,500 outstanding shares of capital stock of KingThomason. At that time there shall be approximately 640 shareholders of the company.

Rule  144  and  Rule  145  Restrictions  on  Trading.
-----------------------------------------------------

     Should the merger be approved, all 15 million outstanding shares of common stock of The Group, except the 375,000 shares held by T.E. King II, shall have been issued or distributed pursuant to registration with the Commission. Mr. King's 375,000 shares and the SuperCorp directors' 428,489 spinoff shares may be deemed to be "underwriters shares" requiring registration, but they shall have been registered for resale. Nevertheless, there will be certain restrictions on the transfer for value of some of the 15 million outstanding shares.

     Securities and Exchange Commission rules define as "affiliates" a corporation's executive officers, directors and other persons who, by any manner, exercise control over the corporation's direction and policies. The persons that are affiliates of KingThomason at the time of the vote on the merger are expected to be affiliates of the post-merger company. In order to sell their shares, such persons are deemed to be "underwriters" and must either register them for sale or comply with the resale provisions set forth in paragraph (d) of the Commission's Rule 145, unless some other exemption-from-registration provision is available. The resale provisions of paragraph (d) of Rule 145 refer to certain provisions of the Commission's Rule 144 and require, for sales of the shares by such persons as long as they remain affiliates of the post-merger company, that:

          * the company must have been subject to the reporting requirements of Section 15(d) of the Securities Exchange Act for at least 90 days,

          * the company must have filed all reports with the Commission required by such rule during the twelve months preceding such sale (or such shorter period that the company was required to file such reports),

          * transfers for value by such affiliates can occur only either (1) through broker transactions not involving the solicitation of buyers or (2) directly to market-makers, and

          * each such affiliate can transfer for value, during a 90-day period, no more shares than the greater of one percent of all issued and outstanding shares of common stock of the company (150,000 shares would be one percent immediately after the merger) or the average weekly volume of trading in such common stock reported through the automated quotation system of Nasdaq or the Bulletin Board during the four calendar weeks prior to placing the sell order with a broker-dealer.

     The above resale provisions of Rule 145 shall continue for such persons as long as they are affiliates of the post-merger company. However, should they become non-affiliates of the post-merger company, then, after one year after the merger, only the company's reporting requirement shall continue. When any such affiliate has ceased to be an affiliate of the post-merger company for at least three months, and provided at least two years have elapsed since the date of the merger, then even the requirement that the company file reports with the Commission will no longer be required for such a former affiliate to sell any of the shares acquired in the merger.


     The table below sets forth the restrictions on trading that will apply to all 15,000,000 shares of common stock of The Group that will be outstanding after the merger, should the merger be approved:

                                                   Number  of  Shares
                                               ----------------------------
                                               Subject  to     Not  Subject
                                                Trading         to  Trading
                                               Restrictions    Restrictions
                                               ------------    ------------
     Spinoff  shares  received
       by  officers  and  directors
       of  SuperCorp                             428,489(1)             -


     Spinoff  shares  received
       by  other  SuperCorp  shareholders              -          884,011

     T.E.  King  II,  a  SuperCorp
       director  who  currently
       is  a  shareholder  of  The  Group        375,000(1)             -


     KingThomason  shareholders  not
       affiliated  with  KingThomason
       before  the  merger                              -         1,437,795

     KingThomason  shareholders
       that  are  affiliates  of
       KingThomason  before  the  merger        11,874,705(2)             -
                                                ----------        ---------

                                                12,264,705        2,771,260

____________________

(1) The officers and directors of SuperCorp may be deemed to be "underwriters" of the spinoff and merger transactions. Absent registration, none of their shares may be transferred for value. However, all of their shares of The Group have been registered for resale by them and may be sold as long as the registration statement covering such resale remains effective.

(2)     Subject  to  the  Rule  145  restrictions  on  trading  described above.

     Accordingly, after the effective date of the merger and the redistribution of the spinoff shares, there shall be 2,321,806 shares in the "public float," i.e., subject to no securities law restrictions on their being traded or transferred for value, but an additional 803,489 shares - held by SuperCorp's officers and directors - have been registered for resale and may be sold by them as long as the resale registration statement remains effective. We estimate that approximately 675 persons will own these shares of record. The offering of them for sale could have a materially adverse effect on the market price of the company's stock. Further, the affiliates of KingThomason will hold an additional 11,889,705 shares and will be able to sell these shares pursuant to Rule 144 and Rule 145 of the Securities Act.

     No equity of The Group is subject to outstanding options or warrants to purchase, or securities convertible into, equity of The Group.

     Dividends. The Group has had no operations or earnings and has declared no dividends on our capital stock. Should the merger be approved, there are no restrictions that would, or are likely to, limit the ability of The Group to pay dividends on its common stock, but it has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes.

     Registration Statement. The Group has filed with the Securities and Exchange Commission ("SEC") in Washington, D.C., a Registration Statement under the Securities Act of 1933 with respect to the common stock offered by this Prospectus. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Group is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

     Reports to Stockholders. The Group will file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB, and periodic 8-K reports. The Group also intends to furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as it may deem appropriate or as required by law.

     Stock Certificates. Certificates for the securities offered hereby will be ready for delivery within one week after the date of this Prospectus.

Financial  Statements.
----------------------

     See "Financial Statements - The Group, Inc." for the independent auditor's report dated August 2, 2001, with respect to The Group's balance sheets as of December 31, 2000 and June 30, 2001, such balance sheets, and the notes to the balance sheets.

                      INFORMATION ABOUT KINGTHOMASON, INC.

Overview.
---------

     KingThomason or its predecessors in interest have been engaged since September, 1998 in the business of developing and offering insurance and financial services and products for neglected niches in the insurance and financial products markets. Many of its products are proprietary to it. It makes use of the Internet, but its Internet presence is directly supported by a full, client-service infrastructure. Some of its products are sold wholesale only through the existing brokerage community. Some of its products are sold only through its agents. Most are sold both through the existing brokerage community and through its own agents.

     KingThomason designs products, produces marketing materials and markets the products, but it has no responsibility for underwriting losses, paying claims, or writing policies.

     KingThomason has its headquarters in San Ramon, California, and branch offices in Los Angeles, Sacramento, and New Jersey. Its fiscal year ends December 31. It operated at a loss of $48,563 in 1998 - its first short year of operations, at a profit of $1,757 in 1999 and at a profit of $17,445 in 2000. Its retained earnings are $(29,361).

Management's  Discussion  and  Analysis  of  Financial  Condition and Results of
--------------------------------------------------------------------------------
Operations.
-----------

     The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified in its entirety by the foregoing and by more detailed financial information appearing elsewhere. See "Financial Statements."

     Results  of  operations.
     ------------------------

     The following table presents, as a percentage of sales, certain selected financial data for each of fiscal years December 31, 2000 and December 31, 1999, and for each of the six-month periods ended June 30, 2001 and June 30, 2000:

                                             Fiscal  Year
                                             ended              Six Mos. Ended
                                             -------------      ---------------
                                             12-31   12-31       6-30     6-30
                                             2000     1999       2001     2000
                                             ---------------------------------
          Sales                              100%     100%       100%     100%

          Operating  expenses                 99%      97%       341      121
                                             ---      ---        ---      ---
          Income  from  operations             1%       3%      (241)     (21)

          Non-operating income (expense)       2%      (2)%      ( 3)      (2)
                                             ---      ---

          Net income (loss)before taxes        1%     (244)      (23)
          Net income (loss)after taxes        21%     (246)      (24)

     Sales.
     ------

     Sales of $524,183 for fiscal year 2000 increased by 69 percent over fiscal 1999's sales of $310,874. Revenue from commissions on securities transactions in fiscal 2000 increased by $166,244 - a 131 percent increase over fiscal year 1999 revenue of $126,443 from this business segment. Revenue from insurance commissions in fiscal 2000 increased by $47,085 - a 26 percent increase over fiscal year 1999 revenue of $184,431 from this business segment. These increases were due primarily to the fact that we were in operation for only seven months in 1999 as compared with a full twelve months in 2000. However, management did see increased productivity of the newer employees in 2000, which itself was perhaps a reflection of the fact that management actively participated in the sales process with the employees during most of 2000.

          Interim  Results:  Six  Months  Ended  June  30,  2001  and  2000.
                             -----------------------------------------------

     Sales of $219,138 for the first half of 2000 decreased by $105,168, or 48 percent, to $113,970 in the first half of 2001. Securities commissions decreased by 51 percent and insurance commissions decreased by 44 percent. These decreases are attributed to a general slowdown in the economy and stock markets. As the economy slowed in the first and second quarter of 2001, new investments, and the revenues generated from them, have slowed accordingly. Revenues generated from assets-under-management decreased in 2001, as they are based on a percentage of the current values of the clients' accounts which, on average, are down from the same period a year ago. Similarly, insurance commission revenues are off from the same period a year ago. Most insurance revenue generated by KingThomason comes from retirement and estate planning. The slowdown in the economy and the stock markets has led to a decrease in retirement plan contributions and estate planning activity.

     Operating  expenses.
     --------------------

     Operating expenses increased from $302,834 in fiscal 1999 to $517,612 in fiscal 2000, or 71%. This 71 percent increase is only slightly more than the 69 percent increase in sales and is attributed to the increase in sales and the twelve months of operations in 2000 as compared with the seven months of operations In 1999.

          Interim  Results:  Six  Months  Ended  June  30,  2001  and  2000.
                             -----------------------------------------------

     Operating expenses increased significantly from $264,868 in the first half of 2000 by $123,841, or 47 percent, to $388,709 in the first half of 2001 - at a time of a decline in sales of 48 percent. This increase is attributed primarily to KingThomason's commitment to controlled growth. It reinvests as much of its cash assets toward future growth as seems prudent in relation to cash flow. Cash from last year's sale of $219,522 of common stock is being used to fund the ramp-up of planned products and programs, which increased operating expenses in the first half of 2001.

     Net  income  (loss).
     --------------------

     KingThomason operated as a Subchapter "S" corporation during 1999 and 2000. Had it operated as a "C" corporation during this period, its pro forma net income before taxes of $3,357 in fiscal 1999 would have improved to net income before taxes of $19,045 in fiscal 2000, an increase of 467 percent, and its pro forma net income after taxes of $2,057 in 1999 improved to $11,445, an increase of 456 percent. However, the net income result in 2000 would be a net loss were it not for miscellaneous income of $22,702 in 2000 that resulted from adjustment of a note payable to a vendor to reflect rebates of prior costs paid by KingThomason Financial Services against the note payable. Accordingly, the more significant financial line item is "income from operations," which decreased from $8,040 in 1999's seven months of operations to $6,571 in 2000's twelve months of operations. This decrease is attributed to a slowing economy.

          Interim  Results:  Six  Months  Ended  June  30,  2001  and  2000.
                             -----------------------------------------------

     A net loss, after making a provision for income taxes, of $52,092 during the first half of 2000 increased by 540 percent to $281,376 during the first half of 2001. This increase is attributed to a slowdown of revenues attributed to the slowdown in the economy coupled with increased expenses associated with the company's development of its planned products. KingThomason is scaling back its product development pace in order to maintain a prudent cash position in response to the decrease in revenues in the first half of 2001.

     Balance  sheet  items.
     ----------------------

     Current assets of $375,579 on December 31, 2000, compares favorably with current liabilities of $149,164 at that time.

                Interim Results:  Six Months Ended June 30, 2001.
                                  -------------------------------

     A favorable current ratio of 2.5 at the end of 2000 deteriorated to an unfavorable current ratio of .81 - current assets of $132,594 and current liabilities of $163,666 at the end of the first half.

     Liquidity  and  Capital  Resources.
     -----------------------------------

     KingThomason is liquid with $184,049 cash on hand and $191,530 in accounts receivable at fiscal 2000 year-end and current liabilities of only $149,164. However, it had negative amounts of operating cash flows during both 1999 and 2000. It has been able to maintain liquidity only by selling stock - $40,000 in 1999 and $219,522 in 2000 - and borrowing money - $174,350 in 1999, of which $88,000 was borrowed from two shareholders, $49,000 from Lloyd Hartzler, a grandfather of T.E. King III and $39,000 from Jeff Thomason, a son of Hume A. "Tom" Thomason. T.E. King III and Hume A. "Tom" Thomason are officers and directors of KingThomason.

                Interim Results:  Six Months Ended June 30, 2001.
                                  -------------------------------

     Operating cash flows worsened from $46,740 in the first half of 2000 to $131,800 in the first half of 2001. Liquidity was maintained by using some of the proceeds of $219,522 raised from the sale of stock during the last half of 2000 and $25,000 raised from the sale of stock in early 2001. KingThomason is still liquid despite the unfavorable current ratio of .81. The $163,666 in current liabilities is attributable to four promissory notes, the principal amounts of which are as follows:

                         Relationship to              Principal   Interest
Lender                   KingThomason                  Amount       Rate
------                   ------------------------     ---------    -------
T.E. King III            President  and  Director      $  6,042       6%
Hume A. "Tom" Thomason   Secretary  and  Director      $  3,543       6%
Lloyd  Hartzler          Grandfather of T.E. King III  $ 49,000      10%
Jeff  Thomason           Son of Hume A. Tom Thomason   $ 39,000      10%

It is believed that none of the four above lenders will be pressing demands for immediate payment of amounts owed to them. KingThomason plans on raising additional capital later in 2001 through the sale of stock.

     KingThomason's future results of operations and the other forward-looking statements contained in this Offering Circular, in particular the statements regarding projected operations in the present fiscal year, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: the loss of any of several key personnel; unexpected costs in establishing branch offices; the emergence of competition not now detected; and a general economic turndown.

                     DESCRIPTION OF KINGTHOMASON'S BUSINESS
                     --------------------------------------

Business  Development.
----------------------

     KingThomason, Inc., was incorporated in Nevada on July 21, 2000, after nearly three years of planning and product development by its founders, Tom
Thomason and T.E. ("Tim") King III. Until December 31, 2000 the founders operated through Subchapter S corporations that were created since 1998 and owned the different products and programs that have been developed. (A Subchapter S corporation is a small business corporation whose income, with some exceptions, is not taxed at the corporate level but is passed through and taxed to its shareholders.} On December 31, 2000 the interests of the founders in these Subchapter S corporations were transferred to KingThomason, Inc., which now owns 100 percent of the equity in each of its ten subsidiaries. The Subchapter S status of all the corporations in the group has being terminated. The ten subsidiaries are as follows:

*  KingThomason,  Inc.  (KTI):

     KTI was incorporated in the state of California on September 11, 1998 to market and sell the proprietary, company-developed, Cash Security Retirement Plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until 2000 consisted primarily of acting as a broker, working on commission, for insurance companies.

*  KingThomason  Financial  Services,  Inc.  (KTFS):

     KTFS was incorporated in the state of California on April 7, 1999, to market and sell financial and estate planning services, asset management services and the sale of stocks, bonds and mutual funds.

*  KingThomason  Insurance  Marketing,  Inc.  (KTIM):

     KTIM was incorporated in the state of California on January 28, 2000 to market and sell dental insurance policies. The Company has been operational since January 1, 2001, and sells group dental insurance, voluntary dental insurance, individual dental insurance, and access to our 4,000-member panel of dentists.

*  KingThomason  National  Limousine  Program,  Inc.  (KTNLP):

     KTNLP was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance programs to limousine companies. The Company has a large block of business ready to write and is in the final stage of placing the reinsurance contract.

*  KingThomason  Credit  Card  Services,  Inc.  (KTCC):

     KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products as well as to offer patient payment solutions to physicians and dentists with overdue accounts receivable. The company is currently negotiating with CrediTrends, of Sacramento, CA, to immediately implement the issuance of credit cards to the majority of physicians' and dentists' patients who need a payment system for their overdue bills.

*  KingThomason  Franchising,  Inc.  (KTFI):

     KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various insurance, banking and financial products. The Company has started its development of the franchise offering circular for submittal to the state of California for approval to start selling the franchised Financial Centers.

*  KingThomason  Insurance  Company,  Inc.  (KTIC):

     KTIC was incorporated in the state of California on January 28, 2000, to market and sell medical insurance policies. The Company has been active since February 1, 2001 and is in the final stages of placing its first blocks of business with its insurance and reinsurance companies.

*  KingThomason  Independent  Mortgage,  Inc.  (KTIMI):

     KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company has not had any activity since its inception.

*  KingThomason  Asset  Management,  Inc.  (KTAM):

     KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary indexed mutual funds. The Company has not had any activity since its inception.

*  KingThomason  Investment  Card,  Inc.  (KTICI):

     KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit cards. The Company has not had any activity since its inception.

Description  of  Business.
--------------------------

     KingThomason designs and offers diversified products created to occupy neglected niches in the insurance and financial products markets.

It  is  presently  offering  -

      *  individual  medical  insurance  policies*,

      *  hospital-only  insurance  policies,

      *  a  Cash  Security  Retirement  Plan*,

      *  individual,  group  and  voluntary  dental  insurance  policies,

      *  physical  damage  and  liability  insurance  policies  for limousines*,

      *  private-label  credit  cards*,

      *  off-the-shelf  financial  products,

      *  life  insurance,

      *  estate  planning  services,  and

      * franchised Financial Stores* that will sell the products that the company markets.

The  products marked above with an asterisk (*) are proprietary to KingThomason.

     KingThomason uses the Internet for marketing and informative purposes. Products are not sold over the Internet; rather, the Internet presence is to persuade people to contact KingThomason directly. KingThomason may streamline the sale and distribution of insurance and financial products, but it provides close, personal interaction with its clients.

     KingThomason often functions as a manager of insurance and financial programs and products of other companies. It incorporates, into programs or products that it builds, insurance and financial product components from other insurance and financial services companies that allow it to so incorporate their components. It then produces marketing materials and markets the products, but it has no responsibility for underwriting losses, paying claims or writing policies - those remain with the companies whose insurance or financial components KingThomason has incorporated into its own products.

KingThomason's  Proprietary  Products.
--------------------------------------

     Cash Security Retirement Program. This program employs two insurance products -

     *  a  tax-deferred,  equity-indexed  annuity  for  retirement,  and

     *  a  term  life  insurance  policy  for  family  protection.

It is targeted, but not limited, to the growing community of white-collar workers who change employers frequently or who work as independent contractors or consultants. For example, KingThomason has agreements with the California Restaurant Association and California Foundation For Medical Care (CFMC) to provide the Cash Security Retirement Plan to all of their association members and associates. The purchaser of this program owns the annuity and the policy, making it 100 percent portable.

     The purchaser of this program chooses what level of monthly contribution one would like to make. The allocations to the life insurance policy can be stopped at any time one feels this protection is no longer needed.

     The great majority of the monthly contributions to the tax-deferred annuity are invested into an equity-indexed annuity, whose interest crediting formula is linked to the Standard & Poor's 500 Corporate Stock Index - the S&P 500. When the S&P 500 goes up over a year's period, ones interest in the annuity is credited in an amount subject to the index rate. When the S&P 500 goes down, ones interest in the annuity remains the same.

     KingThomason does not underwrite the annuity. The annuity investment is underwritten and guaranteed by Jefferson-Pilot Insurance Company, AM Best's Rated A++ (Superior), Greensboro, North Carolina. Jefferson-Pilot pays KingThomason an 8.5 percent fee on all premium dollars for policies that KingThomason writes through Jefferson-Pilot.

     KingThomason, California Physicians Foundation Individual Health Insurance Plan. This pilot program provides -

     * individual  health  insurance  coverage,

     * deeply  discounted  medical  and  dental  service,  and

     * a  tax  deductible  and  tax  deferred  medical  savings  account.

     KingThomason joint ventures this program with the 27,000-member California Physicians Foundation. Participants in the program contribute pre-tax dollars to obtain the services. KingThomason originally designed the program for the over one million young, uninsured technology workers who are employed as "contractors" in Northern California. Its market has since greatly increased as these types of medical insurance plans are in greater demand than originally anticipated.

     KingThomason is launching this program June 1, 2001. KingThomason projects $25 million in premium income the first twelve months of operation and $75 million a year when expanded statewide in California alone.

     KingThomason Proprietary Medical and Private Label Credit Cards. Doctors and dentists deplore their dealings with non-paying or even slow-paying patients as well as the attendant administrative overhead. KingThomason has developed a credit card underwritten by a major U.S. bank and has entered into an agreement with the California Foundation for Medical Care whereby this organization's more than 14,000 California doctors can provide discounted medical services, the payment for which their patients charge on the KingThomason-created credit card. KingThomason receives a transaction fee on each use of the credit card.

     KingThomason Limousine Insurance Program. KingThomason is having an underwriting insurance vehicle put into place that will provide physical damage and liability insurance for limousine companies in all 50 states, the District of Columbia and Puerto Rico. Heath/Lambert of London, England is putting together the group of underwriters that will back the policy through the Lloyd's of London insurance operation. Currently, that task has not come to completion, and there is no guarantee that it will. Heath/Lambert advises KingThomason that it will not have an executed contract until all parties have preliminarily agreed and are ready to sign at the same time.

     There are approximately 200,000 limousines operating in this market area that generate approximately $2 billion in annual insurance premiums. KingThomason's insurance is designed to save the average limousine company from ten to twenty percent of its current annual premiums. A typical 50-car limousine company that switches to KingThomason's insurance policy would save between $50,000 and $100,000 a year.

Other  Insurance  and  Financial  Services  and  Products.
----------------------------------------------------------

     In addition to the above proprietary products, KingThomason offers financial services products of other companies on an agency basis. Such products include -

     *  retirement  plans,

     *  auto  and  homeowners  insurance,

     *  life  and  health  insurance,

     *  estate  planning,  and

     *  stocks,  bonds  and  mutual  funds  brokerage  services.

KingThomason  is  continuing to develop proprietary financial services programs.

Products  and  Services  with  Planned  Implementation.
-------------------------------------------------------

     KingThomason has developed the following proprietary insurance and financial products and services:

     *  index  mutual  funds,

     *  prepaid  dental  and  medical  plans,

     *  private  label  credit  cards,  and

     *  "Financial  Centers."

     The KingThomason Financial Centers will be a franchised operation. KingThomason plans to open two prototypes in 2001, Beta test them and then offer a finished product anywhere in the nation through franchises.

     KingThomason envisages a KingThomason Financial Center to be located, typically, in a retail center. The franchisee will offer all of its insurance and financial products, through the sales assistance of live, interactive Internet video conferencing with KingThomason experts on all phases of its products. This access to industry and product expertise for the whole range of its products will make the franchisee a provider of expert financial services in a broad range of cutting edge products. Typically, a captive agent that has the type of cross-marketing support does not own his business and does not have a salable asset. KingThomason Financial Centers will provide the franchisee with ownership, better products, and a much broader and more complete line of products and services. The agent will also have an asset he can sell in the future.

Revenue  by  Sectors.    KingThomason's  revenues  from each of its subsidiaries
--------------------
during  1999,  2000  and  the  first  quarter  of  2001  are  as  follows:

                                                                      2nd Qtr.
                                              1999         2000         2001
                                            ----------------------------------
KingThomason,  Inc.                         $184,431     $247,007     $48,686
KingThomason  Financial  Services           $126,443     $277,176     $65,284
KingThomason  Insurance  Marketing                 0            0
KingThomason  National  Limousine  Program         0            0
KingThomason  Credit  Card  Services               0            0
KingThomason  Franchising                          0            0
KingThomason  Insurance  Company                   0            0
KingThomason  Independent  Mortgage                0            0
KingThomason  Asset  Management                    0            0
KingThomason  Investment  Card                     0            0

Competition.
------------

     There is intense competition in the U.S. for the dollars spent on insurance and other financial products and services. There are niches, however, in these industries. KingThomason has already developed products for some of these niches. Its Cash Security Retirement Program and its KingThomason California Physicians Foundation Individual Health Insurance Plan were developed primarily for our itinerant, white collar workforce and for those who are employed as "contractors" by companies that provide no health or retirement benefits.

     To the extent that KingThomason offers, on an agency basis, standard financial products developed or underwritten by others, it is going head to head with other agencies. Its business plan, however, is to continue to create proprietary products to meet the needs of overlooked areas or opening niches.

     KingThomason's business plan provides it an advantage. It is not an underwriter, but it functions as an insurance company. It assumes no risks.

Distribution  Methods.
----------------------

     KingThomason distributes, or in some instances plans to distribute, its products through existing broker networks and its own agents. It distributes its insurance products now through Marsh McClennan, Aon Employee Benefits and Arthur J. Gallagher & Co.

     KingThomason's subsidiary, KingThomason Financial Services, clears all its securities business through National Planning Corporation, a registered broker-dealer firm located in Santa Monica, California. All of KingThomason Financial Services' employees conducting securities business are licensed registered representatives of National Planning Corporation. KingThomason Financial Services receives its commission income directly from National Planning Corporation.

     KingThomason reached an agreement in October 2000 with the California Restaurant Association to market KingThomason's estate and financial planning products to all of the association's 6,000 restaurant members and their 90,000 employees.

     KingThomason's own twenty agents are independent contractors and sell and promote all of KingThomason's products and services.

     The KingThomason Financial Centers will provide a large distribution channel for all of the products offered by the KingThomason Group.

Dependence  on  Major  Customers  or  Suppliers.
------------------------------------------------

     KingThomason  is  not  dependent  on  one  or  a  few  customers.

     The majority of our insurance commission income to date has come from Jefferson-Pilot Life Insurance Co., but this is because most of the insurance components we have incorporated into our insurance products are Jefferson Pilot's.

     Our securities commission income comes from National Planning Corporation, a Santa Monica, California, broker-dealer firm that processes all our securities business.

Patents,  Trademarks  and  Licenses.
------------------------------------

     KingThomason neither owns nor has applied for any patents or trademarks. It does not license any of the products it sells that are owned by other companies.

Government  Approval  of  Principal  Products  or  Services.
------------------------------------------------------------

     Because other companies provide the actual insurance that KingThomason incorporates into the products it sells, KingThomason is only required to be approved as an Agent in Good Standing by the insurance commissions where KingThomason sells these products. This approval process is taken care of by insurance companies, not their agents. At present, approval has been obtained in California and Arizona by the insurance companies whose insurance KingThomason sells. The reason for this limited approach is that once approval is obtained outside an agent's home state (here, California), most other states quickly and easily approve one as a sales agent in their state. Once approval of KingThomason as an Agent in Good Standing is obtained in Arizona, approval will be sought in other states, and KingThomason will be permitted to act as an agent in Arizona and, then, in other states as approval is obtained.

Government  Regulations.
------------------------

     The annuities KingThomason offers are underwritten by other companies. Any annuities or other estate planning products KingThomason offers must comply with certain provisions of the Internal Revenue Code or regulations thereunder if they are to qualify for tax-exempt treatment.

Research  and  Development.
---------------------------

     KingThomason has spent approximately $150,000 over the last three years in research and development activities with regard to its products. None of this has been borne by its customers.

Environmental  Laws.
--------------------

     KingThomason has no direct costs with regard to complying with environmental laws and regulations.

Employees.
----------

     At present KingThomason has 35 employees. All others in its organization are "independent contractors" or consultants.

Principal  Plants  and  Property.
---------------------------------

     KingThomason owns no plants or manufacturing equipment, only office furniture, computers and related equipment.

     It has a five-year lease on its office space. It consists of 4,600 square feet. The lease expires July 15, 2004.

Plan  of  Operation.
--------------------

     During  the  next  twelve  months  KingThomason  plans to bring to market -

*  a  prepaid  dental  plan,

*  its  PPO/indemnity  dental  plan,

*  proprietary  index  mutual  funds,

*  an  individual  medical  plan,

*  credit  card  programs,  and

*  its  KingThomason  Financial  Center.

     With $219,522 in funds realized from the sale of 84,000 shares of its common stock in the fourth quarter of 2000, KingThomason anticipates that it will require no additional funds. It has operated profitably since it first started offering insurance and financial products and services.

Seasonality.
------------

     There  is  no  seasonal  aspect  to  KingThomason's  business.

Legal  Proceedings.
-------------------

     Neither KingThomason nor any of its property is a party to, or the subject of, any material pending legal proceedings other than ordinary, routine litigation incidental to its business.

Market  for  KingThomason's  Capital  Stock  and  Related  Stockholder  Matters.
--------------------------------------------------------------------------------

     There is no public trading market for your KingThomason's common stock. There are 40 holders of record of KingThomason's issued and outstanding common stock. Should you not approve the merger, no public trading market is expected to develop for your stock. KingThomason has declared no dividends on its common stock. There are no restrictions that would or are likely to limit the ability of KingThomason to pay dividends on its common stock, but KingThomason advises us that it has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its present business.

     There are no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, common stock of KingThomason.

     Should you approve the proposed merger, all 13,312,500 shares of common stock of The Group that would be distributed to the stockholders of KingThomason could be sold, either without any restrictions or pursuant to Rule 144 and Rule 145 under the Securities Act.

Financial  Statements.
----------------------

     See "Financial Statements - KingThomason" for the audited financial statements of KingThomason containing balance sheets at December 31, 1999 and 2000 and June 30, 2001 (unaudited), and statements of income, cash flows, and changes in stockholders' equity for the period ended December 31, 1999 and 2000 and June 30, 2001 (unaudited), which have been prepared in accordance with generally accepted accounting principles in the United States.

                             MANAGEMENT INFORMATION

Security  Ownership  of  Certain  Beneficial  Owners  and  Management.
----------------------------------------------------------------------

     The following table shows information as of June 30, 2001 with respect to each beneficial owner of more than 5% of each class of voting stock of The Group, and to each of the officers and directors of The Group individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the spinoff (1,687,500 shares):

                     Common Stock of The Group Beneficially Owned
                     --------------------------------------------
                                            Before                After
                                            Spinoff              Spinoff
                                            -------              -------
                                       No. of      % of      No. of     % of
The  Group                             shares      Class     shares     Class
----------                             ------      -----     ------     -----
SuperCorp  Inc.
201 Robert S. Kerr Ave., Suite 1000
Oklahoma  City,  OK  73102            1,312,500     77.8          0        0(1)

John  E.  Adams
1205  Tedford
Oklahoma  City,  OK  73116            1,312,500(2)  77.8     85,284      5.1

Thomas  J.  Kenan
212  Northwest  18th
Oklahoma  City,  OK  73103            1,312,500(2)  77.8     85,284(3)   5.1

Ronald  D.  Wallace
530  North  Saint  Mary's  Lane
Marietta,  GA  30064                  1,312,500(2)  77.8     85,284      5.1

T.E.  King  II
21854  Ticonderoga  Lane
Lake  Forrest  Keyes,  CA 92630       1,687,500(4) 100.0    460,284     27.2

George  W.  Cole
3535  Northwest  58th,  Suite  770
Oklahoma  City,  OK  73112            1,312,500(2)  77.8     87,303(5)   5.3

Officers and Directors as a Group
    (1  person)                       1,687,500    100.0     85,284      5.1

_________________________

(1) After allocating one share of common stock of The Group for each 5.3 shares of common stock of SuperCorp, SuperCorp will have 340 shares available for rounding up fractional shares.

(2) These shares are attributed to this person through his position as a director of SuperCorp. SuperCorp owns 1,312,500 shares of common stock of The Group. This person shares with the other directors of SuperCorp the voting and investment power over SuperCorp's stock in The Group.

(3) These shares would be owned by the Marilyn C. Kenan Trust. This trust is under the control of Marilyn C. Kenan, its sole trustee and sole beneficiary for her life. Mrs. Kenan is the spouse of Thomas J. Kenan, an officer and director of SuperCorp. Mr. Kenan disclaims any beneficial interest in shares of capital stock of the company owned by this trust, which is a testamentary trust established in the 1980s by the estates of her deceased parents. This trust would receive 84,527 shares of common stock of The Group in the spinoff. Mr. Kenan provides legal services to The Group and to SuperCorp. The Marilyn C. Kenan Trust also owns 50,000 shares of common stock of KingThomason and would exchange these shares for 50,000 shares of common stock of The Group in the merger, should the merger be approved by the shareholders of KingThomason.

(4) 1,312,500 of these shares are attributed to this person through his position as a director of SuperCorp. See footnote (2) above. 375,000 of these shares are owned directly by him and were received for his services as a "promoter" of The Group. See "Transactions With Insiders."

(5) These spinoff shares are attributed to Mr. Cole through the holdings of 462,706 shares of common stock of SuperCorp held by his spouse, Marjorie J. Cole - 452,006 shares, the Cole Family Limited Partnership - 1,500 shares, Mr. Cole - 1,600 shares, Marjorie J. Cole and George W.
      Cole -1,600 shares, George W. Cole and a son, George B. Cole - 1,500 shares, George W. Cole and a daughter, Margaret A. Cole - 1,500 shares, Marjorie J. Cole and a son, George B. Cole - 1,500 shares, and Marjorie
      J. Cole and a daughter, Margaret A. Cole - 1,500 shares. Mr. Cole Disclaims any beneficial ownership in shares of capital stock of The Group owned by his spouse.


     The following table shows information as of June 30, 2001 with respect to each beneficial owner of more than 5% of each class of voting stock of The Group and of KingThomason, and to each of the officers and directors of The Group and of KingThomason, individually and as a group, and as of the same date with respect to the same persons as adjusted to give effect to the merger(15,000,000 shares):

                                           Common Stock Beneficially Owned
                                           -------------------------------
                                       KingThomason Common    The Group Common
                                          Before  Merger        After  Merger
                                       -------------------    ----------------
                                         No. of      % of     No. of      % of
KingThomason                             shares     Class     shares     Class
------------                             ------     -----     ------     -----
T.E.  King,  III
3180  Crow  Canyon  Pl.,  Ste.  205
San  Ramon,  CA  94583                  5,720,964    42.6    5,720,964    37.8

Hume  A.  ("Tom")  Thomason
3180  Crow  Canyon  Pl.,  Ste.  205
San  Ramon,  CA  94583                  5,595,963    40.7     5,595,963  36.2

Jay  Dee  (JD)  Shiverdaker
97  N.  Newport  Dr.
Napa,  CA  94559                                0       -             0     -

Stuart  A.  Evans
2300  N.  6th  St.
Concord,  CA  94519                       426,716     3.2       426,716   2.8

Richard  Michel
1275-4  SeaCliff  Court
Ventura,  CA  93003                       131,062     1.0       131,062   0.9

Officers  and  Directors
as  a  group  (5  persons)             11,874,705    88.5    11,874,705  79.2



Directors,  Executive  Officers  and  Significant  Employees.
-------------------------------------------------------------

     Set forth below are the names and terms of office of each of the directors, executive officers and significant employees of The Group and of KingThomason and of its subsidiaries and a description of the business experience of each.

     The  Group.
     -----------
                                                     Office  Held      Term  of
       Person                    Office                  Since          Office
       ------                    ------              ------------      --------

John  E.  Adams,  62     President, Secretary,
                         Treasurer and Director          2000            2001

                KingThomason, Inc. (the Nevada holding company)
                -----------------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 33           President,                   7-00            12-01
                            Chief Financial Officer      7-00            12-01
                            and Director                 7-00            12-01

Hume A. "Tom" Thomason, 58  Secretary and                7-00            12-01
                            Director                     7-00            12-01

Jay Dee (JD) Shiverdaker,
  61                        Chief Operating Officer      4-01            12-01

                        KingThomason, Inc. (California)
                        -------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 33           President,                   9-98            12-01
                            Chief Financial Officer,     9-98            12-01
                            Secretary and                9-98            12-01
                            Director                     9-98            12-01

Hume A. "Tom" Thomason, 58  Director                     9-98            12-01

                      KingThomason Financial Services, Inc.
                      -------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Stuart A. Evans, 33         President and                4-99            12-01
                            Director                     4-99            12-01

Hume A. "Tom" Thomason, 58  Director                     4-99            12-01

T.E. King III, 33           Chief Financial Officer,     4-99            12-01
                            Secretary and                4-99            12-01
                            Director                     4-99            12-01

                      KingThomason Asset Management, Inc.
                      -----------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Stuart A. Evans, 33         President and                1-00            12-01
                            Director                     1-00            12-01

Hume A. "Tom" Thomason, 58  Director                     1-00            12-01

T.E. King III, 33           Chief Financial Officer,     1-00            12-01
                            Secretary and                1-00            12-01
                            Director                     1-00            12-01

                    KingThomason Credit Cards Services, Inc.
                    ----------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 58  Director                     1-00            12-01

T.E. King, III, 33          President,                   1-00            12-01
                            Chief Financial Officer,     1-00            12-01
                            Secretary and                1-00            12-01
                            Director                     1-00            12-01

Richard Michel, 60          Director                     1-00            12-01

                     KingThomason Insurance Marketing, Inc.
                     --------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------

Hume A. "Tom" Thomason, 58  President                    6-01            12-01
                            Director                     1-00            12-01

T.E. King III, 33           Chief Financial Officer,     1-00            12-01
                            Secretary and                1-00            12-01
                            Director                     1-00            12-01

                       KingThomason Investment Card, Inc.
                       ----------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
T.E. King III, 33           President                    1-00            12-01
                            Chief Financial Officer,     1-00            12-01
                            Secretary and                1-00            12-01
                            Director                     1-00            12-01

Hume A. "Tom" Thomason, 58  Director                     1-00            12-01

                  KingThomason National Limousine Program, Inc.
                  ---------------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 58  President, Director          8-00            12-01

T.E. King III, 33           Chief Financial Officer,     8-00            12-01
                            Secretary and                8-00            12-01
                            Director                     8-00            12-01

                         KingThomason Franchising, Inc.
                         ------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A. "Tom" Thomason, 58  Director                     8-00            12-01

T.E. King III, 33           President,                   8-00            12-01
                            Chief Financial Officer,     8-00            12-01
                            Secretary and                8-00            12-01
                            Director                     8-00            12-01

                      KingThomason Insurance Company, Inc.
                      ------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A Thomason, 58         President, Director          8-00            12-01

T.E. King III, 33           Chief Financial Officer,
                            Secretary and Director       8-00             12-01


                    KingThomason Independent Mortgage, Inc.
                    ---------------------------------------
                                                     Office  Held      Term  of
       Person                       Office               Since          Office
       ------                       ------           ------------      --------
Hume A Thomason, 58         President, Director          8-00            12-01

T.E. King III, 33           Chief Financial Officer,
                            Secretary and Director       8-00            12-01

     Business  Experience:

     The  Group.
     -----------

     John E. Adams. Mr. Adams has been active in the securities business since graduation from college in 1961. After holding increasingly responsible positions with brokerage and investment banking firms, in 1977 he founded and was president of J. Adams & Company, Inc., an Oklahoma City-based NASD member firm which became Adams, James, Foor & Company, Inc. From 1985 to 1987 he was senior vice president and a director of Houchin, Adamson & Co., a Tulsa-based NASD member firm. Since 1987 he has served as a corporate finance and syndicate advisor to several broker-dealer firms; from 1991 to 1993 was president and chief financial officer of EBCO Resources, Inc., an NASD member firm; from March to July 1993 was director of marketing for Indepth Data, Inc., a financial data base company; from 1987 to October 1995 was president of SuperCorp Inc., a public company established to facilitate merger-spinoff transactions such as the one described in this Prospectus-Proxy Statement; from 1987 to the present has been and still is president of Meridyne Corporation, a family-owned investment banking consulting company; and, from September 1993 to 1995, was the senior vice president of Birchtree Financial Services, Inc., a Kansas City, Missouri-based NASD member firm with 21 offices in several cities; from September 1995 to October 1997 was senior vice president for investment banking of Capital West Securities, Inc. of Oklahoma City, an NASD member firm; from December 1997 to January 2000 was managing director of LaSalle Street Capital Markets, the investment banking division of LaSalle Street Securities, Inc.; and from November 2000 to the present has been the President of SuperCorp, Inc. Mr. Adams devotes only incidental time to the affairs of The KingThomason Group, Inc.

     KingThomason.
     -------------

     T.E. King III. Mr. King received a bachelor of science degree in business administration in 1990 at the University of Southern California. From July 1990 until January 1992 he was a representative of Amplicon Financial, Inc. of Santa Ana, California, a company that leased high-tech hardware and software systems. From January 1992 until July 1992 he was a representative of his father's investment banking company, King & Associates of Los Angeles. From July 1992 until September 1993 he was a foreign exchange department manager of Tokyo International Investments, Ltd. of San Francisco, California. From September 1993 until April 1996 he was a co-founder, director and vice president of G-5 Global Investments of San Francisco, California, a private hedge fund active in the currency markets. From April 1996 until May 1998 he was a district manager of SunAmerica Securities, Inc. of Concord, California, a securities market financial consulting firm. In May 1998 he co-founded KingThomason, Inc. of San Ramon, California and has served as a director and its president since its inception. Mr. King devotes 100 percent of his time to the business of KingThomason.

     Hume A. (Tom) Thomason. Mr. Thomason received a bachelor of science degree in 19-65 from Arizona State University. He subsequently pursued graduate studies at the University of Southern California and attended extension courses at LaSalle University and management courses at Harvard College. From 1977 until 1981 he was a vice president of new business development of Angelo, Hawkins & Thomason of Sacramento, California, a property, casualty and life insurance agency. From 1981 until 1983 he was vice president of marketing of Thomas Underly Development Company of Sacramento, California, a commercial real estate development company. From 1984 until 1986 he was an independent insurance agent in Orange County, California, and sold commercial property and casualty, benefits, pension and life insurance products to commercial accounts he developed. From 1987 until 1991 he sold the same type of insurance products to new corporate clients for Sedgwick James and RBH Insurance Brokers of Los Angeles, California. From 1991 until 1994 he was again an independent insurance agent selling the same types of insurance products out of his offices in Los Angeles, California. From 1994 until 1997 he was the vice president of marketing and sales of America China Enterprises, Inc. of San Ramon, California, a company that sells a portfolio of insurance products and financial services in California and in foreign markets. In 1998 he co-founded KingThomason, Inc. and has served as a director and its corporate secretary since its inception. Mr. Thomason devotes 100 percent of his time to the business of KingThomason.

     Jay Dee (JD) Shiverdaker. Mr. Shiverdaker founded Joint Venture Partners International, Inc., a venture capital firm, in 1986 and has been its president and chief executive officer since that time. From 1981 to 1986 he was president of Encore International, a Campbell, California, multinational computer disk research company which entered into a joint venture with two Japanese firms and formed Falcore Co., Inc., in Tokyo, Japan, which Mr. Shiverdaker managed until it was sold in 1986 to Kawasaki Steel Corporation. From 1978 to 1981 he was a co-founder and CEO of Dastek Corporation of Santa Clara, California, a thin-film (semiconductor process) computer disk read-write transducer and OEM disk drive manufacturer. From 1966 to 1978 he was employed by IBM in numerous senior-level sales, staff and international management and strategic planning positions in Texas and San Jose, California. He received a bachelors of business administration degree in 1966 at West Texas A&M University and completed an advanced master of business administration program in 1971 at Ohio State University. Mr. Shiverdaker devotes approximately 75 percent of his time to the business of KingThomason.

          Stuart A. Evans. Mr. Evans was employed from 1996 until April, 1999, as a division manager and from 1998 until April, 1999, as an acting regional manager of Independent Capital Management, Inc., a Southern California company engaged in the business of a financial services company. In these capacities he led the expansion of such company in opening offices outside of Southern California, interviewed over 500 candidates for management positions, salesmen and administrative staff and trained the company's staff in all aspects of office and client development. He holds NASD Series 7.24 and 65 licenses, is a certified estate planner and holds licenses to sell life, health and variable contract insurance policies. In April 1999, he joined KingThomason Financial Services, Inc. as its president and a director. Mr. Evans devotes 100 percent of his time to the business of KingThomason.

     Richard Michel. Mr. Michel has over 27 years of professional experience in the health insurance industry. After graduating from Syracuse University with a degree in business, he was employed as a medical claims administrator from 1974 to 1988. From 1988 to 1994 he was employed by Ventura County Foundation for Medical Care (California) as its director of marketing and public relations with regard to its managed care and related programs for over 40,000 insured members. From 1994 to the present he has served as the chief executive officer of Ventura County Foundation for Medical Care (California) and coordinated managed care programs serving over 1,500 health care providers. From 1995 to the present he has served also as the chief executive officer of Los Angeles Foundation for Medical Care (California) and coordinated managed care programs serving over 10,000 health care providers. From 1995 to the present he has served also as president of Cal-Centurion Management Insurance Company of Ventura, California and managed its operations with regard to group, individual, fully insured and self-insured health care programs as well as directing its physicians group networks and risk sharing programs. From 1995 to the present he has also served as president of Ventura Insurance Administrators of Ventura, California and served as a third party administrator for local, statewide and national health insurance employer groups. In January 2001 he joined KingThomason as a director of KingThomason Credit Card Services, Inc. Mr. Michel devotes 100 percent of his time to the business of KingThomason.

Remuneration  of  Directors  and  Officers.
-------------------------------------------

     The  Group.
     -----------

     Mr. Adams, the sole officer and director of The Group, has received and is receiving no compensation for his services for the company. No compensation is proposed to be paid to any officer or director of the company prior to the proposed merger with KingThomason.

     KingThomason.
     -------------

     The directors of KingThomason and its subsidiaries receive no compensation for their services as directors. The officers of KingThomason and its subsidiaries received from it an aggregate of $108,000 of compensation in the last fiscal year for their services in all capacities. Should the merger be effected, they shall become the officers of the post-merger company.

     Mr. King, the president of KingThomason, will receive a salary of $75,000 a year, as will Tom Thomason, the secretary of KingThomason.

     The following sets forth the remuneration received in the last three fiscal years by Mr. King, the president of KingThomason, in all capacities. No officer or employee has received total remuneration of $100,000 or more in any of such years.

                                                                   Long  Term  Compensation
                                                                   ------------------------
                                                Awards
                                        -------------------------
          Annual  Compensation                         Securities
-------------------------------------                  ----------
                                                       Underlying         Payouts
                         Other Annual   Restricted     Options/    LTIP       All  Other
Year   Salary   Bonus    Compensation   Stock Awards   SARS        Payouts    Compensation
----   ------   ------   ------------   ------------   ----------  -------    ------------
2000   34,500        0            0              0            0        0              0
1999   18,000   16,000            0              0            0        0              0
1998        0        0            0              0            0        0              0

     Employment  Contracts.
     ----------------------

     KingThomason  has  no  employment  contracts  with  any  employees.

     Stock  Options.
     ---------------

     KingThomason has adopted a stock option plan which shall survive the merger, the major provisions of which Plan are as follows:

     Options granted under the plan may be "employee incentive stock options" as defined under Section 422 of the Internal Revenue Code or non-qualified stock options, as determined by the option committee of the board of directors at the time of grant of an option. The plan enables the option committee of the board of directors to grant up to two million stock options to employees and consultants from time to time. The option committee has granted 332,000 options exercisable over the next five years.

Certain  Relationships  and  Related  Transactions.
---------------------------------------------------

     SuperCorp is deemed to be a "parent" of The Group by reason of its ownership of 77.8 percent of the outstanding common stock of The Group.

     The  Group's  Transactions  with  Insiders  and  Promoters.
     -----------------------------------------------------------

     T.E. King II may be deemed to be an "insider" and "promoter" of The Group. SuperCorp has allowed him to purchase 375,000 shares of The Group at $0.001 a share, which shares are in addition to what he will receive on a pro rata basis with other SuperCorp stockholders through the spinoff, all as set forth above under "Transactions with Insiders" and "Management Information - Security Ownership of Certain Beneficial Owners and Management."

     KingThomason's Transactions with Management. Since its inception, KingThomason has had no material transactions with management.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

     Thomas J. Kenan, Esquire, counsel to The Group and a director of SuperCorp, is named in this Prospectus-Proxy Statement as having given an opinion on legal matters concerning the registration or offering of the securities described herein. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust that presently owns 50,000 shares of common stock of KingThomason. It also is the beneficial owner of 447,994 shares of common stock of SuperCorp. By reason of these ownerships, the trust shall become the beneficial owner of 134,527 shares of The Group by way of the merger and SuperCorp's distribution of the 1,312,500 spinoff shares to its stockholders. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust.

                                INDEMNIFICATION

     Under Nevada corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

     With respect to any criminal action or proceeding, these same indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

     In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

     To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Nevada law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

     Indemnification and payment of expenses provided by Nevada law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of stockholders or disinterested directors.

In such regard, a Nevada corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

     As a result of such corporation law, KingThomason or, should the proposed merger become effective, The Group may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed merger or, should the merger be effected, matters that occurred prior to the merger with respect to KingThomason.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                           FINANCIAL STATEMENTS INDEX

     The financial statements of The Group and of KingThomason appear as follows:

The  KingThomason  Group,  Inc.
     Independent  Auditors'  Report                                        F-1
     Balance  Sheets December  31,  2000  and
          June  30,  2001                                                  F-2
     Notes  to  Balance Sheets  December  31,  2000
          and  June  30,  2001                                             F-3

KingThomason,  Inc.  and  Subsidiaries
     Independent  Auditors'  Report                                        F-5
     Independent  Auditor's  Report  (1999)                                F-6
     Consolidated  Balance  Sheets at December 31, 2000                    F-7
     Consolidated  Statements  of  Operations  for  the  years  ended
          December  31,  1999  and  December  31,  2000                    F-8
     Consolidated  Statements  of  Cash  Flows  for  the  years  ended
          December  31,  1999  and  December  31,  2000                    F-9
     Consolidated  Statements  of  Stockholders'  Equity
          for  the  years  ended  December  31,  1999  and
          December  31,  2000                                             F-10
     Notes  to  Consolidated Financial Statements                         F-11
     Consolidated  Balance  Sheets  June  30,  2001  and
          2000  (Unaudited)                                               F-21
     Consolidated  Statements  of  Operations  for  the
          six-month  period  ended  June  30,  2001  and
          2000  (Unaudited)                                               F-22
     Consolidated  Statements  of  Cash  Flows  for  the
          six-month  period  ended  June  30,  2001  and
          2000  (Unaudited)                                               F-23
     Consolidated Statement of Stockholders' Deficit for the six-month period ended

          June  30,  2001 and 2000                                        F-24
     Notes  to Unaudited Consolidated Financial Statements                F-25

                          INDEPENDENT AUDITORS' REPORT



To  the  Director  and  Stockholders
  The  KingThomason  Group,  Inc.



     We have audited the balance sheets of The KingThomason Group, Inc., a majority-owned subsidiary of SuperCorp, Inc. and a development stage company, as of December 31, 2000 and June 30, 2001. These balance sheets are the responsibility of the company's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of The KingThomason Group, Inc. as of December 31, 2000, and June 30, 2001, in conformity with accounting principles generally accepted in the United States of America.


/s/HOGAN  &  SLOVACEK
---------------------
HOGAN & SLOVACEK


Oklahoma  City,  Oklahoma
August 2,  2001

                          THE KINGTHOMASON GROUP, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS

                                DECEMBER 31, 2000
                                      AND
                                  JUNE 30, 2001




ASSETS
     Cash  -  on  deposit  in  trust  account                            $1,213
                                                                         ======


STOCKHOLDER'S  EQUITY

     Preferred  stock  -  Authorized  10,000,000  shares,
          $0.001  par  value  -  none  issued

     Common  stock  -  40,000,000  shares  authorized,
          $0.001  par  value,  1,687,500  shares  issued                  1,213
                                                                         ------

                                                                         $1,213
                                                                         ======















                  The accompanying notes are an integral part
                            of these balance sheets.

                          THE KINGTHOMASON GROUP, INC.
                          (A Development Stage Company)

                            NOTES TO BALANCE SHEETS
                                DECEMBER 31, 2000
                                      AND
                                  JUNE 30, 2001

(1)     ORGANIZATION

     The KingThomason Group, Inc. (the Company) was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with KingThomason, Inc. (KingThomason), a Nevada corporation. The Company has no business operations or significant capital and has no intention of engaging in any active business until it merges with KingThomason. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The company is a development-stage company organized for the merger described below.

     The sole officer and director of the Company is a stockholder, president and director of SuperCorp Inc., the Company's parent.

     Stock of the Company is owned 77.8 percent by SuperCorp Inc. and 22.2 percent by one insider. The 77.8 percent of the stock owned by SuperCorp Inc. will be distributed to its stockholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and a favorable vote of SuperCorp Inc.'s stockholders on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated August 1, 2001, among SuperCorp Inc., the Company, and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma.

(2)     MERGER  AGREEMENT

     The Company agreed on January 15, 2001, to merge with KingThomason. KingThomason is an operating company in the business of designing and marketing insurance and financial services for niche markets. The Company will be the surviving corporation (Survivor), but KingThomason will elect all directors and officers of the Survivor. All currently outstanding stock of KingThomason in the hands of its stockholders will be cancelled and converted into 13,312,500 shares of Common Stock of the Company when the merger is effective. The merger of KingThomason and the Company should qualify as a nontaxable reorganization under the tax laws of the United States.

     The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and KingThomason approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if KingThomason recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of KingThomason. Upon completion of the proposed merger, KingThomason will own 13,312,500 shares of Common Stock of the Company or 88.75% of its voting shares. The fiscal year of the Company will be December 31.

                          INDEPENDENT AUDITORS' REPORT


To  the  Stockholders  and  Board  of  Directors
KingThomason,  Inc.:

     We have audited the accompanying consolidated balance sheet of King Thomason, Inc., a Nevada Corporation and the subsidiaries (the "Company") as of December 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. Financial Statements for the year ended December 31, 1999 include only subsidiaries' combined financial statements. The financial statements of the subsidiaries for the year ended December 31, 1999 were audited by another auditor whose report dated October 24, 2000, expressed an unqualified opinion on those financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of KingThomason, Inc. and subsidiaries as of December 31, 2000 and the consolidated results of their operations and their consolidated cash flows for the year then ended in conformity with generally accepted accounting principles.



KABANI  &  COMPANY,  INC.
CERTIFIED  PUBLIC  ACCOUNTANTS

Fountain  Valley,  California
March  29,  2001

                          INDEPENDENT AUDITOR'S REPORT



To  The  Board  of  Directors
KingThomason  Financial  Services,  Inc.
and  KingThomason,  Inc.
San  Ramon,  California

We have audited the accompanying balance sheet of KingThomason Financial Services, Inc., a California corporation, and KingThomason, Inc., a California corporation, as of December 31, 1999, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KingThomason Financial Services, Inc. and KingThomason, Inc., as of December 31, 1999, and the results of their operations, changes in retained earnings, and cash flows for the year then ended are in conformity with generally accepted accounting principles.


/s/Coates  Accountancy  Corporation
-----------------------------------
Coates  Accountancy  Corporation

William  A.  Coates,  Audit  Partner
FEIN  68-0340097
Pleasant  Hill,  CA  94523-3784
October  24,  2000

                      KING THOMASON, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000

                                      ASSETS                         2000
                                      ------                         ----
CURRENT  ASSETS:
     Cash & cash equivalent                                        $ 184,049
     Commission receivable                                           191,530
                                                                     -------
          Total current assets                                       375,579

PROPERTY AND EQUIPMENT, net                                           44,668

OTHER  ASSETS:
     Deposits                                                         23,032
                                                                     -------
                                                                   $ 443,279
                                                                     =======


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT  LIABILITIES:
     Accrued expenses                                              $  36,288
     Loan from officer                                                 9,590
     Note payable, related parties-current                            88,000
     Note payable, Others                                             15,286
                                                                     -------
          Total current liabilities                                  149,164

Note Payable, Others - Long term                                      56,954

COMMITMENTS

STOCKHOLDERS'  EQUITY
     Common  stock,  $.001  par  value;
       100,000,000  shares  authorized;  in  2000
       13,312,500 shares issued and outstanding in 2000              13,312
     Additional paid in capital                                     311,210
     Retained Earnings                                              (29,361)
                                                                    -------
                                                                    295,161
     Less: Subscription receivable                                  (58,000)
                                                                    -------
          Total stockholders' equity                                237,161
                                                                    -------
                                                                  $ 443,279
                                                                    =======


              The accompanying notes are an integral part of these
                        consolidate financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 2000 & 1999

                                                         2000            1999
                                                         ----            ----
Revenues
   Securities commission                              $ 292,667       $ 126,443
   Insurance commission                                 231,516         184,431
                                                        -------         -------
        Net revenues                                    524,183         310,874

Total operating expenses                                517,612         302,834
                                                        -------         -------

Income from Operations                                    6,571           8,040

Non-Operating  Income  (expense):
   Interest income                                        3,843             750
   Interest expense                                     (14,071)         (5,433)
   Miscellaneous                                         22,702               -
                                                        -------         -------
Income before income taxes                               19,045           3,357

Provision for income taxes                                1,600           1,600
                                                        -------         -------
Net Income                                            $  17,445        $  1,757
                                                        =======         =======

Basic  &  diluted  weighted  average  number  of
   common stock outstanding                             177,567          47,000
                                                        =======         =======

Basic & diluted net income per share                  $    0.10        $   0.04
                                                        =======         =======


Unaudited  proforma  information*:
----------------------------------

Income before income taxes                            $  19,045        $  3,357

Income  taxes  assuming  subchapter  corporation
   election had not been made                             7,600           1,300
                                                       --------         -------

Net Income                                               11,445           2,057
                                                        =======         =======

Basic  &  diluted  weighted  average  number  of
   common stock outstanding                             177,567          47,000
                                                        =======         =======

Proforma basic & diluted net income per share
                                                      $    0.06        $   0.04
                                                        =======         =======

*PRO  FORMA  INFORMATION  (UNAUDITED)

      For information purposes, the accompanying statements of operaions for the years ended December 31, 2000 and 1999 include the unaudited pro forma adjustment for income taxes which would have been recorded if the Company had been a "C" corporation, based on a combined federal and state income tax rate of 40%, which approximates the federal and state income tax rates in effect during those periods.

              The accompanying notes are an integral part of these
                       Consolidated financial statements.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  FOR THE YEARS ENDED DECEMBER 31, 2000 & 1999

                                               Common Stock
                                    -------------------------------------
                                                                                                          Total
                                    Number of                Additional     Subscription   Retained    Stockholders'
                                      Shares     Amount    paid in capital   Receivable    Earnings   Equity (deficit)
                                    ---------   --------   ---------------  ------------   --------   ----------------
Balance as on January 1, 1999          7,000    $  7,000             -                -    $ (8,563)      $ (1,563)

Issuance of shares during the year    40,000      40,000             -                -           -         40,000

Net income for the year                    -           -             -                -       1,757          1,757

Dividends paid                             -           -             -                -     (40,000)       (40,000)
                                  ----------      ------       -------           ------      ------        -------

Balance as on January 1, 2000         47,000      47,000             -                -     (46,806)           194

Recapitalization upon merger      13,181,500     (33,772)      101,294                -           -         67,522

Issuance of shares under
  Reg. D filings                      84,000          84       209,916          (58,000)          -        152,000

Net Income for the year                    -           -             -                -      17,445         17,445
                                  ----------     -------       -------           ------      ------        -------

Balance, December 31, 200         13,312,500    $ 13,312      $311,210         $(58,000)   $(29,361)      $237,161
                                  ==========     =======       =======           ======      ======        =======

              The accompanying notes are an integral part of these
                       Consolidated financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 2000 & 1999

                                                      2000         1999
                                                      ----         ----
CASH  FLOWS  FROM  OPERATING  ACTIVITIES:
     Net Income                                   $  17,445     $   1,757
     Adjustments to reconcile net income
       to net cash used in operating activities:
         Depreciation and amortization               10,766         8,382
         (Increase)/decrease in current assets:
           Commission receivable                   (179,561)      (11,968)
           Prepaid expenses                           9,177             -
           Other assets                                   -       (32,210)
         Increase/(decrease) in current
         liabilities:
           Accrued expenses                          28,271         8,017
                                                    -------       -------
         Net cash used in operating activities     (113,902)      (26,022)
                                                    -------       -------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES
     Acquisition of property & equipment             (5,460)      (51,581)
                                                    -------       -------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
     Dividends paid                                       -       (40,000)
     Net proceeds from Loans                        (13,110)      174,350
     Proceeds from sale of common stock             219,522        40,000
                                                    -------       -------
     Net cash provided by financing activities      206,412       174,350
                                                    -------       -------

NET INCREASE IN CASH & CASH EQUIVALENT               87,050        96,747

CASH & CASH EQUIVALENT, BEGINNING BALANCE            96,999           252
                                                    -------       -------

CASH & CASH EQUIVALENT, ENDING BALANCE             $184,049      $ 96,999
                                                   ========      ========




              The accompanying notes are an integral part of these
                        consolidate financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


1.     DESCRIPTION  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

King Thomason, Inc. ("the Company"), was incorporated in the state of Nevada on July 21, 2000. The Company's activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model. The Company through its subsidiaries had revenue for the year ended December 31, 2000.

Pursuant  to  reorganization  agreement  dated  December  31,  2000, the Company
acquired  one  hundred   percent  (100%)  of  the  common  shares  of  following
subsidiaries:

(1)     King  Thomason,  Inc.  CA  (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sell the cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until 2000 consisted primarily of acting as a broker for insurance companies working on commission.

(2)     King  Thomason  Financial  Services,  Inc.  (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sell financial and estate planning services, assets management services and the sale of stocks, bonds and mutual funds.

(3)     King  Thomason  Insurance  Marketing,  Inc.  (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sell insurance policies. The Company did not have any activity since its inception.

(4)     King  Thomason  National  Limousine  Program,  Inc.  (KTNL):

KTNL was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance program for limousine companies. The Company did not have any activity since its inception.

(5)     King  Thomason  Credit  Card  Services,  Inc.  (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. The Company did not have any activity since its inception.

(6)     King  Thomason  Franchising,  Inc.  (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


(7)     King  Thomason  Insurance  Company,  Inc.  (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sell Medical insurance policies. The Company did not have any activity since its inception.

(8)     King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company did not have any activity since its inception.

(9)     King  Thomason  Asset  Management,  Inc.  (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary index mutual funds. The Company did not have any activity since its inception.

(10)     King  Thomason  Investment  Card,  Inc.  (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit card. The Company did not have any activity since its inception.

Principles  of  Consolidation  &  Recapitalization

The accompanying consolidated financial statements include the accounts of King Thomason, Inc. and its 100% wholly owned subsidiaries, KTI & KTFS. There was no activity for the year ended December 31, 2000 for KTIM, KTNL, KTCC, KTFI, KTIC, KTIMI, KTAM and KTICI. All significant inter-company accounts and transactions have been eliminated in consolidation. The historical results for the year ended December 31, 2000 include both the Company and the subsidiaries (KTI & KTFS) while the historical results for year ended December 31, 1999 include only subsidiaries (KTI & KTFS).

For accounting purposes, the transaction has been treated as a recapitalization of King Thomason, Inc., with KTI & KTFS as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of King Thomason, Inc have been included with those of KTI & KTFS from the acquisition date.


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Cash  and  cash  equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Commission  receivable

Commission receivable represents amounts receivable from insurance companies for the commission for insurance policies and annuity sold.

Property  &  Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based  compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on its financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


Fair  value  of  financial  instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment  Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

The Company allocates resources and assesses the performance of its sales activities as one segment. During the year ended December 31, 2000, the Company only operated in one segment since most of its revenue is generated through commission income, therefore segment disclosure has not been presented.

Web  site  development  costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

Costs  of  start-up  activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15,

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on its financial statements.

Revenue  Recognition

Revenue Recognition Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Adjustments to commissions are recognized in the year in which they occur. Cost of revenue includes direct costs to market and sale various products. Research and development costs are expensed as incurred.

During the year ended December 31, 2000, the Company earned commission on securities transaction consummated through a Broker Dealer. The Securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

Allowance  for  doubtful  accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible;
accordingly,  no  allowance  for  doubtful  accounts  is  required.

Concentration  of  credit  risk

The Company deposits its cash with one bank in California which at times exceeds $100,000. The Federal Deposit Insurance Corporation protects up to $100,000.

Advertising

The  Company  expenses  advertising  costs  as  incurred.

Accounting  developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS
No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging
Activities." The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125."
This  statement          is  not  applicable  to  the  Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


3.     PROPERTY  AND  EQUIPMENT

           Furniture,  fixture  and  Equipment        $   63,222
           Less:  Accumulated  depreciation               18,554
                                                      ----------
                                                      $   44,668
                                                      ==========

4.     LOAN  FROM  OFFICERS

The  loan is due on demand, unsecured and bears an interest rate of 6% per year.


5.     NOTES  PAYABLE  -  RELATED  PARTIES

The Company has notes payable to two shareholders amounting $88,000 as on December 31, 2000. The notes are due on demand, unsecured and bear an interest rate of 10% per year.


6.           NOTE  PAYABLE  -  OTHERS

The Company has a note payable amounting to $72,240 as of December 31, 2000. The note is payable by December 15, 2004. The note is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note will be forgiven @20% of the original balance per year, subject to the Company meeting certain production requirements. Following is the maturity schedule of the note:

                       Year  ended  December  31                    Amount
                       -------------------------                    ------
                                 2001                              $ 18,060
                                 2002                                18,060
                                 2003                                18,060
                                 2004                                18,060
                                 ----                               -------
                                Total                              $ 72,240
                                                                    =======

7.           INCOME  TAXES

Through December 31, 2000, the Company had no operation of its own, therefore no provision for income tax had been provided.

The subsidiaries of the Company have elected, under the Internal Revenue Code and the State of California, to be an S-corporation for federal income tax purposes. In lieu of corporation income taxes, the stockholders of an S-corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no income tax provision, other than the minimum franchise income tax for the State of California, has been recorded.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


8.          STOCKHOLDERS'  EQUITY

On September 25, 2000, the Company sold 84,000 common shares pursuant to Regulation D for an aggregate consideration of $210,000, which included subscription receivable of $58,000 for 43,000 common shares.
On December 31, 2000, the Company issued 13,228,500 shares of common stock pursuant to a merger agreement between the Company and ten (10) affiliated Companies, related through common ownership (see note 9).

9.          ACQUISITION

Effective December 31, 2000, the Company acquired all of the outstanding stock of following companies which became a wholly owned subsidiaries of the Company:

King  Thomason,  Inc.

King  Thomason  Financial  Services,  Inc.

King  Thomason  Insurance  Marketing,  Inc.

King  Thomason  National  Limousine  Program,  Inc.

King  Thomason  Credit  Card  Services,  Inc.

King  Thomason  Franchising,  Inc.

King  Thomason  Insurance  Company,  Inc.  (KTIC):

King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

King  Thomason  Asset  Management,  Inc.  (KTAM):

King  Thomason  Investment  Card,  Inc.  (KTICI):

The acquisition was consummated by issuance of 1,322,850 new capital shares to the shareholders of each company. The Company issued a total of 13,228,500 shares for acquisition of these companies. For accounting purposes, the transaction has been treated as a recapitalization of King Thomason, Inc., with KTI & KTFS as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of King Thomason, Inc have been included with those of KTI & KTFS from the acquisition date.

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


The historical results for the year ended December 31, 2000 include King Thomason, Inc. and its subsidiaries of King Thomason, Inc (CA) and King Thomason Financial Services, Inc. The other eight acquired subsidiaries did not have any operations since their inceptions.

10.         MAJOR  CUSTOMERS

During the year ended December 31, 2000, a majority of the Company's insurance commission income was from one major service provider, which accounted for approximately 87% of total insurance commission income. 85% of commission receivable is from that service provider. During the year ended December 31, 2000, all of the Company's securities commission income was from one major service provider, which accounted for 100% of the total securities commission income. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.


11.        SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $1,600 for income tax in the year ended December 31, 2000. The Company paid $0 for interest during the year ended December 31, 2000.


12.      COMMITMENTS

The company leases its office facility under a five-year lease which commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for five years subsequent to December 31, 2000 are as follows:

                       Year  ended  December  31                    Amount
                       -------------------------                    ------
                                2001                               $  92,127
                                2002                                  92,127
                                2003                                  92,127
                                2004                                  61,418
                                ----                                 -------
                               Total                               $ 337,799

13.      SUBSEQUENT  EVENT

The Company agreed on January 15, 2001, to merge with KingThomason Group, Inc. (a Nevada Company) ("KTGNV"). KTGNV was organized in accordance with the General

                      KING THOMASON, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            DECEMBER 31, 2000 & 1999


Corporation Act of the State of Nevada on November 8, 2000, for the purpose of merging with the Company. The KTGNV has no business operations or significant capital and could be dissolved within 18 months by a vote of the majority of its common stockholders, should the merger with the company not occur. KTGNV is a development-stage company.

After the merger, KTGNV will be the surviving corporation (Survivor), but the Company will elect all directors and officers of the Survivor. All currently outstanding stock of the Company will be cancelled and converted into 13,312,500 shares of Common Stock of KTGNV.

The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and KTGNV approving the proposed merger. Upon completion of the proposed merger, the Company will own 13,312,500 shares of Common Stock of KTGNV or 88.75% of its voting shares.

                      KING THOMASON, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                              JUNE 30 2001 AND 2000
                                  (Unaudited)

                                    ASSETS                  2001          2000
                                    ------                  ----          ----
CURRENT  ASSETS:
     Cash & cash equivalent                              $  72,014     $  45,242
     Commission receivable                                  60,580        46,128
                                                          --------      --------
          Total current assets                             132,594        91,370

PROPERTY AND EQUIPMENT, net                                 36,055        50,117

OTHER  ASSETS:
     Deposits                                               25,032        23,032
                                                          --------      --------
                                                         $ 193,681     $ 164,519
                                                          ========      ========


                      LIABILITIES AND STOCKHOLDERS' DEFICIT
                      -------------------------------------

CURRENT  LIABILITIES:
     Accrued expenses                                    $  47,120     $  33,477
     Loan from officer                                      10,486         9,590
     Note payable, related parties-current                  88,000        88,000
     Note payable, Others                                   18,060        15,286
                                                          --------      --------
          Total current liabilities                        163,666       146,353

Note Payable, Others - Long term                            49,230        70,064

COMMITMENTS

STOCKHOLDERS'  DEFICIT
     Common  stock,  $.001  par  value;
       100,000,000  shares  authorized;
       13,312,500  shares  issued  and
       outstanding  on  June  30,  2001
       47,000 shares issued and outstanding
       on June 30, 2000                                     13,312        47,000
     Additional paid in capital                            311,210             -
     Accumulated deficit                                  (310,737)      (98,898)
                                                           -------       -------
                                                            13,785       (51,898)
     Less: Subscription receivable
                                                           (33,000)            -
                                                           -------      --------
     Total stockholders' deficit                           (19,215)      (51,898)

                                                         $ 193,681     $ 164,519
                                                         =========     =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2001 & 2000
                                   (Unaudited)

                                                           2001          2000
                                                           ----          ----

Revenues
   Securities commission                               $    65,284    $ 132,349
   Insurance commission                                     48,686       86,789
                                                        ----------     --------
        Net revenues                                       113,970      219,138

Total operating expenses                                   388,709      264,868
                                                        ----------     --------

Loss from Operations                                      (274,739)     (45,730)

Non-Operating  Income  (expense):
   Interest income                                           3,022        1,800
   Interest expense                                         (6,459)      (6,975)
   Miscellaneous                                                 -          705
                                                        ----------     --------

Loss before income taxes                                  (278,176)     (50,200)

Provision for income taxes                                   3,200        1,892
                                                        ----------     --------

Net loss                                               $  (281,376)   $ (52,092)
                                                        ==========     ========

Basic  &  diluted  weighted  average  number  of
  common stock outstanding                              13,312,500       47,000
                                                        ==========     ========

Basic & diluted net loss per share                     $     (0.02)   $   (1.11)
                                                        ==========     ========

              The accompanying notes are an integral part of these
                        consolidated financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
               FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2001 & 2000
                                   (Unaudited)

                                                         2001            2000
                                                         ----            ----

CASH  FLOWS  FROM  OPERATING  ACTIVITIES:

     Net loss                                          $(281,376)     $ (52,092)
     Adjustments to reconcile net loss to
     net cash used in operating  activities:
          Depreciation and amortization                    9,794          4,874
          (Increase)/decrease in current assets:
               Commission receivable                     130,950        (34,159)
               Prepaid expenses                                -          9,177
               Deposits                                   (2,000)             -
          Increase/(decrease) in current liabilities:
               Accrued expenses                           10,832         25,460
                                                        --------       --------
          Net cash used in operating activities         (131,800)       (46,740)
                                                        --------       --------

CASH  FLOWS  FROM  INVESTING  ACTIVITIES
          Acquisition of property & equipment             (1,181)        (5,017)
                                                        --------       --------

CASH  FLOWS  FROM  FINANCING  ACTIVITIES:
          Net proceeds from Loans                         (4,054)             -
          Receipt of cash against subscription
            receivable                                    25,000              -
                                                        --------       --------
          Net cash provided by financing activities       20,946              -
                                                        --------       --------

NET DECREASE IN CASH & CASH EQUIVALENT                  (112,035)       (51,757)

CASH & CASH EQUIVALENT, BEGINNING BALANCE                184,049         96,999
                                                        --------        -------

CASH & CASH EQUIVALENT, ENDING BALANCE                 $  72,014       $ 45,242
                                                        ========        =======

                      KING THOMASON, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
              FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2001 & 2000
                                  (Unaudited)

                                               Common Stock
                                    -------------------------------------
                                                                                                              Total
                                    Number of                Additional     Subscription   Accumulated    Stockholders'
                                      Shares     Amount    paid in capital   Receivable      Deficit    Equity (deficit)
                                    ---------   --------   ---------------  ------------   --------     ----------------
Balance as of January 1, 2000         47,000    $ 47,000       $      -         $      -   $ (46,806)       $     194

Net loss from January 1, 2000
  to June 30, 2000                         -           -              -                -     (52,092)         (52,092)
                                  ----------     -------        -------          -------    --------         --------

Balance as of June 30, 2000           47,000      47,000              -                -     (98,898)         (51,898)

Recapitalization upon merger      13,181,500     (33,772)       101,294                -           -           67,522

Issuance of shares under
  Reg. D filings                      84,000          84        209,916          (58,000)          -          152,000

Net Income from July 1, 2000
  to December 31, 2000                     -           -              -                -      69,537           69,537
                                  ----------     -------        -------           ------     -------          -------

Balance as of December 31, 2000   13,312,500      13,312        311,210          (58,000)    (29,361)         237,161

Receipt of cash                            -           -              -           25,000           -           25,000

Net loss from January 1, 2001
  to June 30, 2001                         -           -              -                -    (281,376)        (281,376)
                                  ----------      ------        -------           ------     -------          -------

Balance as of June 30, 2001       13,312,500     $13,312       $311,210          $(33,000) $(310,737)       $ (19,215)
                                  ==========      ======        =======           =======    =======          =======


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


1.     DESCRIPTION  OF  BUSINESS  AND  BASIS  OF  PRESENTATION

King Thomason, Inc. ("the Company"), was incorporated in the state of Nevada on July 21, 2000. The Company's activities from inception until December 31, 2000 consisted primarily of reviewing possible business opportunities and developing the business model. The Company had revenue through its subsidiaries for the periods ended June 30, 2001 and 2000.

Pursuant to reorganization agreement dated December 31, 2000, the Company acquired one hundred percent (100%) of the common shares of following subsidiaries:

(1)  King  Thomason,  Inc.  CA  (KTI):

KTI was incorporated in the state of California on September 11, 1998 to market and sell the cash security retirement plan and personal lines of insurance including homeowners and automobile. KTI's activities from inception until June 30, 2001 consisted primarily of acting as a broker for insurance companies working on commission.

(2)  King  Thomason  Financial  Services,  Inc.  (KTFS):

KTFS was incorporated in the state of California on April 7, 1999, to market and sell the financial and estate planning service, assets management services and the sell of stocks, bond and mutual funds.

(3)  King  Thomason  Insurance  Marketing,  Inc.  (KTIM):

KTIM was incorporated in the state of California on January 28, 2000 to market and sell insurance policies. The Company began its operations in the period ended June 30, 2001. KTIM's activities consisted primarily of acting as a broker for dental insurance companies working on commission.

(4)  King  Thomason  National  Limousine  Program,  Inc.  (KTNL):

KTNL was incorporated in the state of California on August 17, 2000 to market and sell physical damage and liability insurance program for limousine companies. The Company did not have any activity since its inception.

(5)  King  Thomason  Credit  Card  Services,  Inc.  (KTCC):

KTCC was incorporated in the state of California on January 28, 2000 to underwrite and issue a private label credit card for use with its medical and dental insurance products. The Company did not have any activity since its inception.

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


(6)  King  Thomason  Franchising,  Inc.  (KTFI):

KTFI was incorporated in the state of California on August 17, 2000 to franchise a "Financial Center" to offer and sell various financial and insurance products. The Company did not have any activity since its inception.

(7)  King  Thomason  Insurance  Company,  Inc.  (KTIC):

KTIC was incorporated in the state of California on January 28, 2000, to market and sell Medical insurance policies. The Company did not have any activity since its inception.

(8)  King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

KTIMI was incorporated in the state of California on January 28, 2000, to market and sell mortgage services. The Company did not have any activity since its inception.

(9)  King  Thomason  Asset  Management,  Inc.  (KTAM):

KTAM was incorporated in the state of California on January 28, 2000, to market and sell proprietary index mutual funds. The Company did not have any activity since its inception.

(10) King  Thomason  Investment  Card,  Inc.  (KTICI):

KTICI was incorporated in the state of California on January 28, 2000, to market and sell investment credit card. The Company did not have any activity since its inception.

Principles  of  Consolidation  &  Recapitalization

The accompanying consolidated financial statements include the accounts of King Thomason, Inc. and its 100% wholly owned subsidiaries, KTI, KTFS & KTIM. There was no activity for the periods ended June 30, 2001 and 2000 for KTNL, KTCC, KTFI, KTIC, KTIMI, KTAM and KTICI. All significant inter-company accounts and transactions have been eliminated in consolidation. The historical results for the period ended June 30, 2001 include both the Company and the subsidiaries (KTI, KTFS & KTIM) while the historical results for period ended June 30, 2000 include only subsidiaries (KTI & KTFS).

For accounting purposes, the transaction has been treated as a recapitalization of King Thomason, Inc., with KTI, KTFS & KTIM as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of King Thomason, Inc have been included with those of KTI, KTFS & KTIM from the acquisition date.

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Cash  and  cash  equivalents

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

Use  of  estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual  results  could  differ  from  those  estimates.

Commission  receivable

Commission receivable represents amounts receivable from insurance companies for the commission for insurance policies and annuity sold.

Property  &  Equipment

Property and equipment is carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged to expense as incurred.

Basic  and  diluted  net  loss  per  share

Net loss per share is calculated in accordance with the Statement of financial accounting standards No. 128 (SFAS No. 128), "Earnings per share". SFAS No. 128 superseded Accounting Principles Board Opinion No.15 (APB 15). Net loss per share for all periods presented has been restated to reflect the adoption of SFAS No. 128. Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period.

Stock-based  compensation

In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for stock issued to employees" (APB 25) and related interpretations with proforma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The implementation of this standard did not have any impact on its financial statements.


Fair  value  of  financial  instruments

Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Segment  Reporting

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131), which superceded statement of financial accounting standards No. 14, Financial reporting for segments of a business enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances.

The Company allocates resources and assesses the performance of its sales activities as one segment. During the period ended June 30, 2001, the Company only operated in one segment since most of its revenue is generated through commission income, therefore segment disclosure has not been presented.

Web  site  development  costs

In March 2000, the Emergency Issues Task Force (EITF) of FASB issued its consensus under EITF-00-02. Per the consensus, certain costs incurred in the development of a Web site should be capitalized. According to the EITF, those costs incurred in developing a software program should be capitalized in accordance with Statement of Position (SOP) 98-1, "Accounting for the costs of Computer Software Developed or obtained for internal use". Capitalization of software development costs begins upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors,

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


including, but not limited to, anticipated future revenues, estimated economic life, and changes in software and hardware technologies. The Company expenses web site development costs, which are allocated for preliminary project development, web site general and maintenance.

Costs  of  start-up  activities

In April 1998, the ASEC of AICPA issued SOP No. 98-5, "Reporting on the costs of start-up activities", effective for fiscal years beginning after December 15, 1998. SOP 98-5 requires the costs of start-up activities and organization costs to be expensed as incurred. The implementation of this standard did not have a material impact on its financial statements.

Revenue  Recognition

Revenue Recognition Revenue is recognized when earned. Commission income is recognized as of the effective date of the policy. Adjustments to commissions are recognized in the year in which they occur. Cost of revenue includes direct costs to market and sale various products. Research and development costs are expensed as incurred.

During the periods ended June 30, 2001 and 2000, the Company earned commission on securities transaction consummated through a Broker Dealer. The Securities commission and related revenue and expense associated with the Company's securities business are recorded on a settlement date basis.

Allowance  for  doubtful  accounts

In determining the allowance to be maintained, management evaluates many factors including industry and historical loss experience. The allowance for doubtful accounts is maintained at an amount management deems adequate to cover estimated losses. The Company considers accounts receivable to be fully collectible;
accordingly,  no  allowance  for  doubtful  accounts  is  required.

Concentration  of  credit  risk

The Company deposits its cash with one bank in California which at times exceeds $100,000. The Federal Deposit Insurance Corporation protects up to $100,000.

Advertising

The  Company  expenses  advertising  costs  as  incurred.

Income  taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted laws

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


and rates applicable to the periods in which the differences are expected to affect taxable income (loss). Valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

Accounting  developments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS
No. 133, as amended by SFAS No. 137 and SFAS No. 138, is effective for fiscal quarters of fiscal years beginning after June 15, 2000. This statement is not applicable to the Company.


In June 1999, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 136, "Transfer of Assets to a Not-for-Profit Organization or Charitable Trust that Raises or Holds Contributions for Others." This statement is not applicable to the Company.

In June 1999, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 137, "Accounting for Derivative Instruments and Hedging
Activities." The Company does not expect adoption of SFAS No. 137 to have a material impact, if any, on its financial position or results of operations.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 138, "Accounting for Certain Instruments and Certain Hedging Activities." This statement is not applicable to the Company.

In June 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 139, "Rescission of FASB Statement No. 53 and Amendments to Statements No. 63, 89, and 121." This statement is not applicable to the Company.

In September 2000, the FASB issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125."
This  statement          is  not  applicable  to  the  Company.

In December 1999, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements." SAB No. 101 summarizes the SEC's views on the application of GAAP to revenue recognition. In June 2000, the SEC released SAB No. 101B that delays the implementation date of SAB 101 until no later than the fourth fiscal quarter

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


of fiscal years beginning after December 15, 1999. The Company has reviewed SAB No. 101 and believes that it is in compliance with the SEC's interpretation of revenue recognition.

In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25". FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence for various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain provisions cover specific events that occur after either December 15, 1998,or January 12, 2000. The adoption of certain other provisions of FIN 44 prior to March 31, 2000 did not have a material effect on the financial statements. The Company does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.


3.     PROPERTY  AND  EQUIPMENT

                                                           2001         2000
                                                           ----         ----
            Furniture, fixture and Equipment            $   65,436   $   63,222
            Less:  Accumulated  depreciation                29,381       13,105
                                                         ---------    ---------
                                                        $   36,055   $   50,117
                                                         =========    =========

4.     LOAN  FROM  OFFICERS

The loan from officers amounting to $10,486 at June 30, 2001 and $9,590 at June 30, 2000, is due on demand, unsecured and bears an interest rate of 6% per year.


5.     NOTES  PAYABLE  -  RELATED  PARTIES

The Company has notes payable to two shareholders amounting $88,000 as on June 30, 2001 and 2000. The notes are due on demand, unsecured and bear an interest rate of 10% per year.


6.           NOTE  PAYABLE  -  OTHERS

The Company has a note payable amounting to $67,290 and $85,350 as of June 30, 2001 and 2000, respectively. The note is payable by December 15, 2004. The note is unsecured and bears an interest rate of 5.8% per year. Per the agreement, the note will be forgiven @20% of the original balance per year, subject to the Company meeting certain production requirements. Following is the maturity schedule of the note:

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000

                               Year ended June 30                 Amount
                               ------------------                 ------
                                     2002                       $   18,060
                                     2003                           18,060
                                     2004                           18,060
                                     2005                           13,110
                                                                 ---------
                                    Total                       $   67,290
                                                                 =========


7.           INCOME  TAXES

The subsidiaries of the Company had elected, under the Internal Revenue Code and the State of California, to be an S-corporation for federal income tax purposes. In lieu of corporation income taxes, the stockholders of an S-corporation were taxed on their proportionate share of the Company's taxable income. However, effective December 31, 2000, the subsidiaries were acquired by the Company, which is a "C corporation". Under the rules, S-corporation could not be owned 100% by a "C corporation", therefore the subsidiaries lost their statues as "S Corporation" subsequent to December 31, 2001 and are now "C Corporation".

No provision was made for Federal income tax since the Company has significant net operating loss carryforwards. Through June 30, 2001, the Company incurred net operating losses for tax purposes of approximately $280,000. The net operating loss carryforwards may be used to reduce taxable income through the year 2016 for federal and 2006 for State income tax purpose.

The gross deferred tax asset balance as of June 30, 2001 was approximately $112,000. A 100% valuation allowance has been established against the deferred tax assets, as the utilization of the loss carryforwards cannot reasonably be assured. There was no significant difference between reportable income tax and statutory income tax.

For information purposes, the statements of operations for the six months ended June 30, 2000 would include the following pro forma adjustment for income taxes which would have been recorded if the Company had been a "C" corporation, based on a combined federal and state income tax rate of 40%, which approximates the federal and state income tax rates in effect during those periods.

Unaudited  Profroma  Information:
Loss  before  income  taxes                                        $50,200

Income taxes assuming subchapter "S" corporation election
   had not been made for the year ended December 31, 2000.         (20,080)

Net  loss                                                           30,120

Basic and diluted weighted average number of common stock
   stock outstanding                                                47,000

Proforma  basic  and  diluted  net  loss  per  share                   .64

                                      F-32
                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


8.          STOCKHOLDERS'  EQUITY

On September 25, 2000, the Company sold 84,000 common shares pursuant to Regulation D for an aggregate consideration of $210,000, which included subscription receivable of $33,000 for 43,000 common shares.

On December 31, 2000, the Company issued 13,228,500 shares of common stock pursuant to a merger agreement between the Company and ten (10) affiliated Companies, related through common ownership (see note 9).

9.          ACQUISITION

Effective December 31, 2000, the Company acquired all of the outstanding stock of following companies which became a wholly owned subsidiaries of the Company:

King  Thomason,  Inc.

King  Thomason  Financial  Services,  Inc.

King  Thomason  Insurance  Marketing,  Inc.

King  Thomason  National  Limousine  Program,  Inc.

King  Thomason  Credit  Card  Services,  Inc.

King  Thomason  Franchising,  Inc.

King  Thomason  Insurance  Company,  Inc.  (KTIC):

King  Thomason  Independent  Mortgage,  Inc.  (KTIMI):

King  Thomason  Asset  Management,  Inc.  (KTAM):

King  Thomason  Investment  Card,  Inc.  (KTICI):

The acquisition was consummated by issuance of 1,322,850 new capital shares to the shareholders of each company. The Company issued a total of 13,228,500 shares for acquisition of these companies. For accounting purposes, the transaction has been treated as a recapitalization of King Thomason, Inc., with KTI, KTFS & KTIM as the accounting acquirer (reverse acquisition), and has been accounted for in a manner similar to a pooling of interests. The operations of King Thomason, Inc have been included with those of KTI, KTFS & KTIM from the acquisition date.

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


The historical results for the period ended June 30, 2001 include King Thomason, Inc. and its subsidiaries of King Thomason, Inc (CA), King Thomason Financial Services, Inc. and King Thomason Insurance Marketing, Inc. The other seven acquired subsidiaries did not have any operations since their inceptions.


10.         MAJOR  CUSTOMERS

During the period ended June 30, 2001, a majority of the Company's insurance commission income was from one major service provider, which accounted for approximately 88% of total insurance commission income. 87% of commission receivable is from that service provider. During the year ended June 30, 2000, all of the Company's securities commission income was from one major service provider, which accounted for 100% of total securities commission income. The Company extends credit to its customers based upon its assessment of their credit worthiness and generally does not require collateral. Credit losses have not been significant.


11.        SUPPLEMENTAL  DISCLOSURE  OF  CASH  FLOWS

The Company prepares its statements of cash flows using the indirect method as defined under the Financial Accounting Standard No. 95.

The Company paid $0 for income tax and interest during the period ended June 30, 2001 and 2000.


12.      COMMITMENTS

The company leases its office facility under a five-year lease which commenced July 15, 1999. Monthly rental under the lease is $7,677. Minimum annual rentals for five years subsequent to June 30, 2001 are as follows:

                                Year  ended  June  30,             Amount
                                ----------------------             ------
                                        2002                    $    92,127
                                        2003                         92,127
                                        2004                         92,127
                                        2005                         15,356
                                                                 ----------
                                       Total                    $   291,737
                                                                 ==========

13.      MERGER

The Company agreed on January 15, 2001, to merge with KingThomason Group, Inc. (a Nevada Company) ("KTGNV"). KTGNV was organized in accordance with the General Corporation Act of the State of Nevada on November 8, 2000, for the purpose of

                      KING THOMASON, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                              JUNE 30, 2001 & 2000


merging with the Company. The KTGNV has no business operations or significant capital and could be dissolved within 18 months by a vote of the majority of its common stockholders, should the merger with the company not occur. KTGNV is a development-stage company.

After the merger, KTGNV will be the surviving corporation (Survivor), but the Company will elect all directors and officers of the Survivor. All currently outstanding stock of the Company will be cancelled and converted into 13,312,500 shares of Common Stock of KTGNV.

The merger is contingent upon the effectiveness of the registration statements, and upon the stockholders of the Company and KTGNV approving the proposed merger. Upon completion of the proposed merger, the Company will own 13,312,500 shares of Common Stock of KTGNV or 88.75% of its voting shares.

                                   APPENDIX A

                              AGREEMENT OF MERGER

     This Agreement of Merger ("the Agreement") is made and entered into as of January 15, 2001, by and among The KingThomason Group, Inc., a Nevada corporation ("the Company"); KingThomason, Inc., a Nevada corporation ("KingThomason"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

     WHEREAS, the Directors of the Company and the Directors of KingThomason have each agreed to submit to their respective stockholders, for such stockholders' approval or rejection, the merger of KingThomason into the Company ("the Merger") in accordance with the provisions of the Nevada General Corporation Act, other applicable law and the provisions of this Agreement; and

     WHEREAS,  SuperCorp  is  the  controlling  stockholder  of  the  Company;

     NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, the Company, KingThomason, and SuperCorp agree as follows:

     1. Merger; Effective Date. Pursuant to the terms and provisions of this Agreement and of the Nevada General Corporation Act, and subject to the prior approval by the stockholders of each of the Company and KingThomason, KingThomason shall be merged with and into the Company, as confirmed by the filing by the Company of a certified copy of this Agreement, a certificate of merger, or articles of merger with the Secretary of State of the State of Nevada ("the Effective Date"). The Company shall be the surviving corporation ("the
Surviving Corporation"). The Company and KingThomason shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of KingThomason, except insofar as it may be continued by statute, shall cease and the Company shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein.
This Agreement supersedes all previous agreements among the parties hereto relating to the Merger.

     2. Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Company as in effect on the Effective Date.

     3. Directors. The directors of KingThomason on the Effective Date shall become the directors of the Surviving Corporation from and after the

Effective Date, who shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified.

     4. Officers. The officers of KingThomason on the Effective Date shall become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Incorporation and Bylaws.

     5. Manner of Conversion. The manner of converting the shares of capital stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

          5.1. The shares of capital stock of KingThomason which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be cancelled and exchanged for 13,312,500 shares of common stock ("the Merger Shares") of the Company.

          5.2. There shall be 1,312,500 shares of Common Stock, $0.001 par value, of the Company issued and outstanding prior to the Effective Date ("the Spinoff Shares") and held of record by SuperCorp, which shares shall, on the Effective Date, continue to be outstanding and which shall be distributed by the record holder thereof, SuperCorp, to its stockholders ("the Spinoff").

          5.3 There shall be 375,000 shares of Common Stock of the Company issued and outstanding prior to the Effective Date and held by T.K. King II or his designees or assignees ("the Consultant's Shares"), which shares, on the Effective Date, shall continue to be issued and outstanding.

          5.4 There shall be no options or warrants to purchase shares of Common Stock of the Company or KingThomason outstanding on the Effective Date.

     6. Representations and Warranties. SuperCorp and the Company jointly represent and warrant to, and agree with, KingThomason that:

          6.1 The Company has been duly organized and is validly existing under the Nevada General Corporation Act. The Company has no subsidiary and does not own an equity interest in any entity.

          6.2 The authorized capital of the Company is 50,000,000 shares of capital stock, which is of two classes as follows:

                                              Number  of         Par  value
      Class          Series                     Shares           of  Shares
      -----          ------                   ----------         ----------
      Common         None                      40,000,000          $0.001
      Preferred      To  be  designated        10,000,000          $0.001
                      by  the  directors

          6.3 As of the Effective Date but immediately before giving effect to the Merger, the Company has outstanding capital as follows: 1,687,500 shares of Common Stock, $0.001 par value. No other shares, options, warrants or any rights to acquire the Company's capital stock will be issued and outstanding as of the Effective Date but immediately before giving effect to the Merger. The shares of common stock to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

          6.4 The Company has no liabilities or obligations, whether absolute, contingent or otherwise.

          6.5 As of the Effective Date, the financial statements of the Company shall not vary in any particular from the Company's financial statements that appear in the registration statement described in paragraph 7 below.

          6.6 As of the Effective Date, the Merger and the Agreement will have been duly authorized and approved by the Company's directors and stockholders.

          6.7 The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

     7. Conditions of KingThomason's Obligations. The obligations of KingThomason to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and the Company herein contained as of the Effective Date, to the performance by the Company and SuperCorp of their obligations hereunder and to the following additional conditions:

          7.1 The Merger Shares and the Spinoff Shares of common stock of the Company to be distributed pursuant to the provisions of paragraph 5.1 and
5.2 above shall, prior to the distribution thereof, be registered pursuant to the provisions of the Securities Act of 1933, as amended, by virtue of the filing of the appropriate registration statements with the U.S. Securities and Exchange Commission.

          7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

          7.3 The directors and the stockholders of KingThomason are free to approve or disapprove the Merger in their full discretion.

     8. Tax Treatment. The merger of the Company and KingThomason shall be accomplished as a tax-free reorganization.

     9. Certificate of Merger. Upon the approval of the Merger by the stockholders of the Company and of KingThomason, the officers of the Company shall file with the Secretary of State, State of Nevada either a certified copy of this Agreement, a Certificate of Merger, or other required filing containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State, State of Nevada, the Agreement may be terminated by the board of directors of KingThomason notwithstanding approval of this Agreement by the stockholders of KingThomason or of the Company.

                              The KingThomason Group, Inc., a Nevada corporation


                              By:/s/John  E.  Adams
                              --------------------------------------------
                              John  E.  Adams,  President

                              KingThomason,  Inc.,  a  Nevada  corporation


                              By:/s/T.E.  King  III
                              --------------------------------------------
                              T.E.  King  III,  President

                              SuperCorp  Inc.


                              By:/s/John  E.  Adams
                              -------------------------------------------
                              John  E.  Adams,  President

     Supplement to Prospectus, Filing of Form 8-K and Prospectus Stickers Concerning Proposed Merger. Should the proposed merger described herein be approved by the requisite stockholder vote and become effective, The Group will file a supplement to the Prospectus and a Form 8-K with the Commission, and insert a box on the front cover of all copies of the Prospectus, in which box will be the effective date of the merger.

UNTIL _____________________, 2001 (90 DAYS AFTER THE EFFECTIVE DATE OF THE MERGER), ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                    PART II

Other  Expenses  of  Issuance  and  Distribution.
-------------------------------------------------

     The following are all expenses of this issuance and distribution. There are no underwriting discounts or commissions. None of the expenses are being paid by the distributing security holder, SuperCorp Inc. All expenses set forth below as well as additional expenses of $56,600 incurred in connection with the proposed merger described herein are being paid by KingThomason, Inc., the company with which the Registrant proposes to merge.

               Item                                     Amount
               ----                                     ------
     Registration  fees                               $     50
     Escrow  agent's  fee                                  500
     Filing  expenses  (EDGAR)                           4,000
     Stock  transfer  agent's  fee                       4,000
     Printing  and  engraving                            3,000
     Postage                                             1,800
     Legal                                              20,000
     Accounting  and  auditors                           4,000
     Moody's  OTC  Industrial  Manual
          publication  fee                               2,300
                                                      --------
          Total  Expenses                            $  39,700
                                                      ========

Indemnification  of  Directors  and  Officers.
----------------------------------------------

     There is set forth in the Prospectus under "Terms of the Transaction -Indemnification for Securities Act Liabilities" a description of the laws of the State of Nevada with respect to the indemnification of officers, directors, and agents of corporations incorporated in the State of Nevada.

     Both the company and KingThomason, Inc. have articles of incorporation and bylaws provisions that insure or indemnify, to the full extent allowed by the laws of the State of Nevada, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request either of the company or KingThomason, Inc., as the case may be.

     To the extent of the indemnification rights provided by the State of Nevada statutes and provided by the company's and KingThomason, Inc.'s articles of incorporation and bylaws, and to the extent of KingThomason, Inc.'s and the company's abilities to meet such indemnification obligations, the officers, directors and agents of KingThomason, Inc. or the company would be beneficially affected.

Recent  Sales  of  Unregistered  Securities.
--------------------------------------------

     On November 8, 2000, the Registrant issued 1,312,500 shares of its common stock to its corporate parent, SuperCorp, Inc., an Oklahoma corporation, for a cash consideration of $1,312.50, or $0.001 a share, and on November 8, 2000, issued 375,000 shares of its common stock to T.E. King II for a cash consideration of $375, or $0.001 a share.

Services  Rendered  by  Insiders.
---------------------------------

     Mr. King may be deemed to be an "insider" or "promoter" in connection with his purchase of 375,000 shares of common stock of the Registrant for $375, or $0.001 a share. He also performed services for the Registrant and SuperCorp Inc.

     Mr. King's services consisted of introducing KingThomason to SuperCorp in August 2000 and in advising KingThomason of the advantages to it of entering into the Agreement of merger with the company (see "Appendix A - Agreement of merger").

     There was no underwriter, and none of the above-described securities were offered to any persons other than the present holders of these securities.

     The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and by Regulation D, Rule 506.

Exhibits  and  Financial  Statement  Schedules.
-----------------------------------------------

     Separately bound but filed as part of this Registration Statement are the following exhibits:

     Exhibit                              Item
     -------                              ----

      2          -     Agreement  of  Merger  of  January  15, 2001, between The
                           KingThomason  Group,  Inc.  and  KingThomason,  Inc.*

      3.1        -     Articles  of  Incorporation  of  The  KingThomason Group,
                           Inc.*

      3.2        -     Bylaws  of  The  KingThomason  Group,  Inc.*

      3.3        -     Articles  of  Incorporation  of  KingThomason,  Inc., a
                           Nevada  corporation.*

      3.4        -     Bylaws  of  KingThomason,  Inc., a Nevada corporation.*

      5          -     Opinion  of  Thomas J. Kenan, Esq., as to the legality of
                          the securities covered by the Registration Statement.*

      8          -     Opinion  of  Thomas J. Kenan, Esq., as to tax matters and
                          tax  consequences. (Superseded by Exhibit 8.1).

      8.1        -     Opinion of Thomas J. Kenan, Esq., as  to tax matters  and
                          tax consequences.

     10          -     Escrow  Agreement  among  The  KingThomason  Group, Inc.;
                           SuperCorp Inc.; and BancFirst, an Oklahoma banking Corporation of Oklahoma City, Oklahoma.

     10.1        -     2000  Stock  Option Plan adopted by KingThomason, Inc.*

     10.2        -     Representative  agreement  among  certain stockholders of
                           SuperCorp relating to compliance with SEC Rule  419.*

     10.3        -     Royalty   Agreement   for   Association  Program  between
                           KingThomason Financial Services, Inc., a California corporation, and California Restaurant Association, a California not-for-profit corporation.*

     10.4        -     Payor  Agreement between KingThomason, Inc., a California
                          corporation, and California Foundation for Medical Care.*

     10.5        -     Executive  General  Agent  Agreement between KingThomason
                       Insurance  Company,  Inc.   and   Jefferson   Pilot  Life
                       Insurance  Company.*

     10.6        -     Payor  Agreement  between   KingThomason, Inc.  (National
                       Limo Group) and California Foundation for Medical  Care.*

     20          -     Proxy

     21          -     List  of the subsidiaries of KingThomason, Inc., a Nevada
                           corporation.

     23          -     Consent  of Thomas J. Kenan, Esq. to the reference to him
                           as an attorney who has passed upon certain information contained in the Registration Statement. (Superseded by Exhibit 23.11.)

     23.1        -     Consent  of  Kabani & Company, Inc., independent auditors
                           of KingThomason,  Inc.,  a  California  corporation.*

     23.2        -     Consent  of  Kabani & Company, Inc., independent auditors
                           of   KingThomason,  Inc.,   a   Nevada   corporation.
                          (Superseded by Exhibit 23.9.)

     23.3        -     Consent  of  Kabani & Company, Inc., independent auditors
                           of  KingThomason  Financial  Services,  Inc.*

     23.4        -     Consent  of  Hogan  & Slovacek,  independent  auditors of
                           The KingThomason Group, Inc. (Superseded by Exhibit 23.10.)

     23.5        -     Consent  of  T.E. King III  to serve as a director of The
                           KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.*

     23.6        -     Consent  of  Tom Thomason  to  serve as a director of The
                           KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.*

     23.7        -     Consent  of  Coates Accountancy Corporation,  independent
                           auditors   of   KingThomason,  Inc.,    a  California
                           corporation  (1999).

     23.8        -     Consent  of  Coates Accountancy Corporation,  independent
                           auditors  of  KingThomason,  Inc.   and  subsidiaries
                           (1999).

     23.9        -     Consent of Kabani & Company,  Inc.,  independent auditors
                           of  KingThomason,  Inc.  and subsidiaries.

     23.10       -     Consent of Hogan  & Slovacek, independent auditors of The
                           KingThomason  Group,  Inc.

     23.11       -     Consent of Thomas J. Kenan, Esq. To  the reference to him
                           as an attorney who has passed upon certain information contained in the Registration Statement.


     *     Previously  filed  with  Form  S-4, Commission File #333-60980, EDGAR
           Accession  #0001060830-01-50039   on   May  15,  2001;   incorporated
           herein.

     Undertakings.
     -------------

     The  Group,  Inc.  will:

          1. File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

               (c) include any additional or changed material information on the plan of distribution.

          2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          4. File a post-effective amendment to the registration statement to include any financial statements required by Regulation 210.3-19 under the Securities Act of 1933 at the start of a delayed offering or throughout a continuous offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of The Group, Inc. pursuant to the foregoing provisions, or otherwise, The Group, Inc. has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by The Group, Inc. of expenses incurred or paid by a director, officer or controlling person of The Group, Inc. in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, The Group, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Group, Inc. hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject to and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma.

Date:  August 2,  2001                    THE  KINGTHOMASON  GROUP,  INC.



                                          By/s/John  E.  Adams
                                            -----------------------------------
                                            John  E.  Adams,  president


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Date:  August 2,  2001                    /s/John  E.  Adams
                                          -------------------------------------
                                          John E. Adams, president, sole
                                          director, principal financial officer,
                                          and  authorized representative of the
                                          Registrant

                          The KingThomason Group, Inc.
                  Commission File No. 333-60880 and 333-60980


                             COMBINED EXHIBIT INDEX
                        Amendment No. 1 to Form SB-2 and
                    Amendment No. 2 on Form S-4 to Form SB-2


     Exhibit                                  Item
     -------                                  ----

      2          -     Agreement  of  Merger  of  January  15, 2001, between The
                           KingThomason  Group,  Inc.  and  KingThomason,  Inc.*

      3.1        -     Articles  of  Incorporation  of  The  KingThomason Group,
                           Inc.*

      3.2        -     Bylaws  of  The  KingThomason  Group,  Inc.*

      3.3        -     Articles   of   Incorporation  of  KingThomason,  Inc., a
                           Nevada  corporation.*

      3.4        -     Bylaws  of  KingThomason,  Inc.,  a  Nevada corporation.*

      5          -     Opinion  of  Thomas J. Kenan, Esq., as to the legality of
                           the   securities   covered   by    the   Registration
                           Statement.*

      8          -     Opinion  of  Thomas J. Kenan, Esq., as to tax matters and
                           tax  consequences. (Superseded By Exhibit 8.1).

      8.1        -     Opinion of Thomas J. Kenan, Esq., as to  tax matters  and
                           tax consequences.

     10          -     Escrow  Agreement  among  The  KingThomason  Group, Inc.;
                           SuperCorp Inc.; and BancFirst, N.A. of Oklahoma City, Oklahoma.

     10.1        -     2000  Stock  Option  Plan  adopted by KingThomason, Inc.*

     10.2        -     Representative  agreement  among  certain stockholders of
                           SuperCorp relating to compliance with SEC Rule  419.*

     10.3        -     Royalty  Agreement  for   Association   Program   between
                           KingThomason Financial Services, Inc., a California corporation, and California Restaurant Association, a California not-for-profit corporation.*

     10.4        -     Payor Agreement between KingThomason, Inc.,  a California
                           corporation, and California  Foundation  for  Medical
                       Care.*

     10.5        -     Executive  General  Agent  Agreement between KingThomason
                           Insurance Company, Inc. and Jefferson Pilot Life Insurance Company.*

     10.6        -     Payor  Agreement  between  KingThomason,  Inc.  (National
                           Limo Group) and California Foundation for Medical Care.*

     20          -     Proxy

     21          -     List  of the subsidiaries of KingThomason, Inc., a Nevada
                           corporation.

     23          -     Consent  of Thomas J. Kenan, Esq. to the reference to him
                           as an attorney who has passed upon certain information contained in the Registration Statement. (Superseded by Exhibit 23.11.)

     23.1        -     Consent  of  Kabani & Company, Inc., independent auditors
                           of KingThomason,  Inc.,  a  California  corporation.*

     23.2        -     Consent  of  Kabani & Company, Inc., independent auditors
                           of   KingThomason,  Inc.,   a   Nevada   corporation.
                          (Superseded by Exhibit 23.9.)

     23.3        -     Consent  of  Kabani & Company, Inc., independent auditors
                           of  KingThomason  Financial  Services,  Inc.*

     23.4        -     Consent  of  Hogan  &  Slovacek,  independent auditors of
                           The KingThomason Group, Inc. (Superseded by Exhibit 23.10.)

     23.5        -     Consent  of  T.E. King III  to serve as a director of The
                           KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.*

     23.6        -     Consent  of  Tom Thomason  to  serve as a director of The
                           KingThomason Group, Inc. should the proposed merger with KingThomason, Inc. become effective.*

     23.7        -     Consent  of  Coates Accountancy Corporation,  independent
                           auditors   of  KingThomason,  Inc.,   a    California
                           corporation  (1999).

     23.8        -     Consent  of  Coates Accountancy Corporation,  independent
                           auditors   of  KingThomason,  Inc.  and  subsidiaries
                           (1999).

     23.9        -     Consent   of   Kabani  &  Company,   Inc.,    independent
                            auditors  of  KingThomason,  Inc.  and subsidiaries.

     23.10       -     Consent of Hogan  & Slovacek, independent auditors of The
                            KingThomason  Group,  Inc.

     23.11       -     Consent  of Thomas J. Kenan, Esq. to the reference to him
                            as an attorney who has passed upon certain information contained in the Registration Statement.


     *     Previously  filed  with  Form  S-4, Commission File #333-60980, EDGAR
           Accession   #0001060830-01-50039   on   May  15,  2001;  incorporated
           herein.

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
     _____

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                 August 2, 2001



John  E.  Adams
The  KingThomason  Group,  Inc.
Suite  1910
1601  Northwest  Expressway
Oklahoma  City,  OK   73118

                         Re: Spinoff and merger transaction by and among The KingThomason Group, Inc., KingThomason, Inc., and SuperCorp Inc.

Dear  Mr.  Adams:

     In connection with the preparation and filing of a Form SB-2 Registration Statement under the Securities Act of 1933 ("the Act") to be filed by The KingThomason Group, Inc. ("the Company") for the purpose of registering 1,312,500 shares of its Common Stock ("the Spinoff Shares"), which shares are presently owned by SuperCorp Inc., an Oklahoma corporation, and 802,090 shares for resale by certain selling shareholders, and in connection with the preparation and filing of a Form S-4 Registration Statement under the Act, to be filed by the Company for the purpose of registering 13,312,500 shares of its Common Stock ("the Merger Shares"), to be available for a proposed merger with KingThomason, Inc., a Nevada corporation ("KingThomason, Inc."), I have been asked to express my opinion with respect to certain U.S. federal income tax matters.

     I have examined the Form SB-2 Registration Statement, the Form S-4 Registration Statement, corporate proceedings reflected in the minutes of the Company as certified by the secretary of the Company, an agreement of merger among the Company, KingThomason, Inc. and SuperCorp effective as of January 15, 2001, and an escrow agreement prepared for execution by the Company, SuperCorp, and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma ("Escrow Agent").

                                                                     Exhibit 8-1
                                                               Page 1 of 4 Pages

John E. Adams                          2                          August 2, 2001


     In connection with the escrow agreement, incidentally, the Company is obligated to pay $500 to BancFirst. Please be advised that KingThomason, Inc. has undertaken the obligation to discharge this $500 obligation. The $500 has been advanced by SuperCorp to be recouped from KingThomason, Inc.

     Based upon my examination of the above-described documents, relevant sections of the Internal Revenue Code of 1986 as amended ("the Code"), and applicable regulations thereunder, I am of the following opinion with respect to the federal income tax consequences of the proposed spinoff and merger transactions:

     1. Income Tax Consequences of the Merger. The proposed merger between the Company and KingThomason, Inc. will qualify as a type "A" reorganization under Section 368(a)(1) of the Code; provided, however, when consideration is given to the fact that the Company is newly organized, the step-transaction doctrine could be applied and the Company could be considered a continuation of KingThomason, Inc. with only a change of name or place of incorporation, a type "F" reorganization. In either case, there will be no recognition of taxable gain or loss to the shareholders of KingThomason, Inc. or to the shareholders of the Company. The KingThomason, Inc. shareholders will have a carryover tax basis and a tacked holding period for the stock received by them in the Company. Further, KingThomason, Inc. will not recognize any taxable gain or loss, provided its liabilities are not in excess of the tax basis of its assets.

     2. Income Tax Consequences of the Spinoff. The analysis of the income tax effects of the Spinoff is somewhat different. Section 316 of the Code provides that, for purposes of the income tax provisions of the Code (except subchapter L, which concerns insurance companies), a dividend is any corporate distribution to shareholders made in the normal course of business out of earnings and profits. Section 301(c) of the Code provides that a distribution by a corporation which has no current or accumulated earnings or profits is not taxable as a dividend. Instead, the amount of the distribution must first be used to reduce the adjusted basis of a stockholder's stock and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. The distributing corporation, SuperCorp, advises the undersigned that it has no current or accumulated earnings or profits and expects to have none the fiscal year of the distribution. Based upon this representation of SuperCorp, the amount of the distribution to each SuperCorp shareholder must first be used to reduce the adjusted basis of each shareholder's SuperCorp stock and, should the adjusted basis be reduced to zero, any remaining portion of the value of the distribution will be treated as capital gain in the same manner as a sale or exchange of the stock.

     3. Tax Basis of the Spinoff Shares. The tax basis of the stock in the Company to be received by the SuperCorp shareholders in the spinoff distribution is the fair market value of the property. Section 301(d) of the Code. Fair market value is determined as of the date of the distribution. Section 301(b)(3). The principal question raised by the escrow arrangement with Escrow Agent is whether the date of the distribution occurs when the stock certificates are delivered to Escrow Agent or, alternatively, later when Escrow Agent delivers the stock certificates to the SuperCorp shareholders. Regulation
Section 1.301-1(b) provides that a distribution made by a corporation to its shareholders is to be included in gross income of the distributees when the cash

                                                                     Exhibit 8-1
                                                               Page 2 of 4 Pages

John E. Adams                          3                          August 2, 2001


or other property is "unqualifiedly made subject to their demands." When the distribution is in property other than cash, this regulation provides that the valuation of the property is to be made on the date of distribution without regard to whether such date is the same as that on which the distribution is includable in gross income. An example is given in the regulation of a corporation's distributing a taxable dividend in property on December 31 which is received by, or unqualifiedly made subject to the demand of, its shareholders two days later on January 2. In this example, the amount to be included in the gross income of the shareholders will be the fair market value of the property on December 31, although such amount will not be includable in the gross income of the shareholders until January 2 of the next year.

          An important fact concerning the escrow with Escrow Agent is that the escrow is required by a regulation of the Securities and Exchange Commission; otherwise, the distribution would be made directly to the SuperCorp shareholders. The distributees of the stock (the SuperCorp shareholders) have full voting rights over the distributed stock, the right to receive dividends, and the right in certain circumstances to transfer the stock. SuperCorp itself has no right to recall the distribution. The distributees will have the same type of constructive receipt of the stock as existed in Carnahan, 21 BTA 893
(1930) (Acq.), and the principles set forth in Reed v. Commissioner, 723 F.2d 138 (1st Cir. 1983) would apply in the same way and support the determination that the date of distribution is the date the stock certificates are delivered to Escrow Agent pursuant to the escrow agreement.

          Based on the above, it is my opinion that the value of the shares of the Company will be valued at their fair market value when the certificates representing the shares of the Company are received by Escrow Agent. Because the delivery of these certificates to Escrow Agent is to take place before the shareholders of KingThomason, Inc. vote on the merger, and because the outcome of the merger vote is uncertain, SuperCorp and its shareholders may reasonably take the position that the value of the shares of the Company at the time of the distribution is the book value of such shares on the date of such delivery to Escrow Agent without giving effect to any increase in book value that might occur should the merger be later approved and effected.

          There is the possibility that the Internal Revenue Service would argue under the step-transaction or substance-versus-form doctrines that the delivery of the certificates to Escrow Agent should be disregarded and the stock valued only when and if the merger is approved. The concept that might be asserted by the Service would be that the transfer of stock to Escrow Agent has no independent significance unless the merger is approved and, therefore, should be disregarded. As stated in Minnesota Tea Co. v. Helvering, 302 U.S. 609 (1938), a case in which the shareholders were obligated to pay over to creditors cash received by the shareholders, "the preliminary distribution to the stockholders was a meaningless and unnecessary step in the transmission of the fund to the creditors." However, the distribution of shares of the Company by SuperCorp to its shareholders involves a situation where such shareholders will receive something of significance from SuperCorp even if the merger is not consummated, because the management of the Company will continue to exert efforts to find a business or property for acquisition by the Company. Accordingly, it is my opinion that the step-transaction or substance-versus-form doctrines are not applicable. These concepts are ordinarily applied only to determine the characterization of an entire transaction, not to determine the time for evaluation of property.

                                                                     Exhibit 8-1
                                                               Page 3 of 4 Pages

John E. Adams                          4                          August 2, 2001


          Following the spinoff, the stock distributed to the SuperCorp shareholders will be subject to the income tax laws and regulations regarding the sale of capital assets such as capital stock in corporations. The tax basis in the stock will be determined as described above (in my opinion, $0.001 a share), and the holding period will relate back to the date that applies to a shareholder's shares of common stock of SuperCorp.

                                   Sincerely,

                                   /s/Thomas J. Kenan
                                   --------------------
                                   Thomas  J.  Kenan

TJK:sa
















                                                                     Exhibit 8-1
                                                               Page 4 of 4 Pages

                                ESCROW AGREEMENT
                                ----------------

     This Escrow Agreement is entered into effective August 1, 2001, by and among The KingThomason Group, Inc., a Nevada corporation ("The KingThomason Group"); SuperCorp Inc., an Oklahoma corporation ("SuperCorp"); and BancFirst, an Oklahoma banking corporation, of Oklahoma City, Oklahoma ("BancFirst").

     In consideration of the representations, undertakings, and promises set forth below, the parties agree as follows:

     1. Representations by The KingThomason Group. The KingThomason Group represents as follows:

          1.1. The KingThomason Group is preparing for filing a Form SB-2 Registration Statement ("the SB-2") with the Securities and Exchange Commission ("the Commission"). A copy of the most recent draft of the SB-2 is delivered herewith to BancFirst, and The KingThomason Group undertakes to deliver to BancFirst the final form of the SB-2 as filed with the Commission and any amendments thereto.

          1.2. The KingThomason Group and KingThomason, Inc., a Nevada corporation, have entered into an agreement of merger ("the Agreement of Merger"), which merger is described in the SB-2.

          1.3. The KingThomason Group has two shareholders - SuperCorp, which is the owner of record of 1,312,500 shares of The KingThomason Group's common stock ("the Spinoff Shares"), and one individual who owns 375,000 shares of The KingThomason Group's common stock.

     2. Representations by SuperCorp. As soon as permitted by law or regulation or as soon as possible after the Commission has declared effective the SB-2, SuperCorp shall vote its 1,312,500 Spinoff Shares to approve the proposed merger described in the Agreement of Merger. Immediately thereafter, SuperCorp shall declare a dividend to its shareholders of the 1,312,500 Spinoff Shares.

     3. Representations of BancFirst. BancFirst represents that it is an "insured depository institution," as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act.

     4. Escrow of Spinoff Shares. The 1,312,500 Spinoff Shares shall be escrowed with BancFirst pursuant to the following terms and conditions:

          4.1. After declaration by SuperCorp of the dividend to its shareholders of the 1,312,500 Spinoff Shares, either SuperCorp or its registrar-transfer agent shall deliver to BancFirst stock certificates

                                                                      Exhibit 10
                                                               Page 1 of 6 Pages
representing the 1,312,500 Spinoff Shares, which certificates shall evidence on their faces the identity of the owners of the shares represented by each certificate.

          4.2. Until such time as the escrowed certificates are released from escrow in accordance with the terms of this Escrow Agreement, The KingThomason Group shall declare no cash dividends on the shares represented by such certificates.

          4.3. BancFirst shall hold the escrowed certificates solely for the benefit of the owners of the shares represented by such certificates, which owners shall have all voting rights with respect to such shares as are provided by Nevada law. However, no transfer or other disposition of the escrowed securities or any interest related to such securities shall be permitted by The KingThomason Group or recognized by BancFirst other than by will or the law of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended or to Title 1 of the Employee Retirement Income Security Act.

     5. Release of the Escrowed Securities. The certificates placed in escrow with BancFirst shall be released from escrow and delivered by BancFirst to The KingThomason Group's stock registrar-transfer agent for delivery by it to the owners of the certificates at such time as or after BancFirst has received a signed representation from The KingThomason Group, together with any other evidence acceptable to BancFirst, that the conditions and requirements set forth either in paragraph 5.1 or 5.2 below have been met.

          5.1. Should the merger described in the Agreement of Merger be approved by the shareholders of The KingThomason Group and of KingThomason, Inc., and should the necessary merger documents be filed with the Secretary of State of Nevada, The KingThomason Group shall so represent this in writing to BancFirst and shall state the date the merger became effective.

          5.2. Should the proposed merger described in the Plan of Merger not be approved and effected, The KingThomason Group proposes to search for an alternative merger partner or for a suitable business or assets to be acquired. At such time as The KingThomason Group should execute an agreement of merger or for the acquisition of a business or assets that would constitute the business of The KingThomason Group, The KingThomason Group shall file a post-effective amendment to the Form SB-2 disclosing the information specified by the Form SB-2 registration statement and Industry Guides, including financial statements of The KingThomason Group and the company to be acquired, and the post-effective amendment must become effective at the Commission. Then, the alternative merger or acquisition of a business or assets must be approved and legally effected, at which time The KingThomason Group shall represent to BancFirst in writing that this has occurred and that all requirements of the Commission for the release from escrow of the certificates have been met.

                                                                      Exhibit 10
                                                               Page 2 of 6 Pages

     6. Term of Escrow Agreement. This Escrow Agreement shall terminate 18 months after the effective date of the initial Form SB-2, unless the certificates have been earlier released from escrow according to the provisions set forth above. Should no such release from escrow have occurred by the termination date, BancFirst shall deliver, for cancellation, all escrowed stock certificates to The KingThomason Group's stock registrar-transfer agent.

     7. Depository Duty. BancFirst will be liable as a depository only and will not be responsible for the sufficiency or accuracy of the form, execution or validity of any certificate or document delivered to BancFirst hereunder or any description of the property or other thing contained therein or the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such certificate or document. BancFirst's duties hereunder are limited to the safekeeping of the instruments or other documents received, and the delivery of the same in accordance with this Agreement.

     8. Standard of Care. BancFirst will not be liable for any act or omission done in good faith, or for any claim, demand, loss or damage made or suffered by any party to this Agreement, excepting such as may arise through or be caused by BancFirst's willful misconduct or gross negligence.

     9. Reliance. BancFirst is authorized to rely on any document believed by BancFirst to be authentic in making any delivery of certificates, funds or property hereunder.

     10. Escrow Charges. A $500 fee will be paid by The KingThomason Group to BancFirst for services to be rendered hereunder. BancFirst, however, may employ attorneys for reasonable protection of the escrow property and of itself, and The KingThomason Group will reimburse BancFirst on demand. All sums due BancFirst under this Agreement will bear interest at the rate of 10 percent per annum from the date due until BancFirst is reimbursed in full.

     11. Liability of BancFirst. In accepting any securities or documents delivered hereunder, it is agreed and understood by the undersigned that BancFirst will not be called on to construe any contract or instrument deposited herewith and, in the event of a dispute, will be required to act in respect to the deposit herein made only on the consent in writing of the undersigned. In the event of its failure to obtain such consent in writing, BancFirst reserves the right to hold all papers in connection with or concerning this escrow until a mutual agreement in writing has been reached between all parties and delivered to BancFirst or until delivery is legally authorized and ordered by final judgment or decree of a court of competent jurisdiction. If BancFirst obeys or

                                                                      Exhibit 10
                                                               Page 3 of 6 Pages
complies with any judgment, order or decree of a court of competent jurisdiction, BancFirst will not be liable to any of the parties hereto nor to any other person, firm or corporation by reason of such compliance, notwithstanding that any such judgement, order or decree should be subsequently reversed, modified, annulled, set aside or vacated.

     12.     Resignation  or  Removal  of  BancFirst.
             ----------------------------------------

          12.1. BancFirst may resign hereunder following the giving of 30 days prior written notice to The KingThomason Group. Similarly, BancFirst may be removed and replaced following the giving of 30 days prior written notice to BancFirst by The KingThomason Group. In either event, the duties of BancFirst will terminate 30 days after the date of such notice (or as of such earlier date as may be mutually agreeable), and BancFirst will then deliver all certificates then in its possession to a successor escrow agent as will be appointed by The KingThomason Group, as evidenced by a written notice filed with BancFirst.

          12.2. If The KingThomason Group shall have failed to appoint a successor escrow agent prior to the expiration of 30 days following the date of the notice, resignation or removal of BancFirst, BancFirst may petition any court of competent jurisdiction for the appointment of a successor escrow agent, or other appropriate relief, and any such resulting appointment will be binding upon The KingThomason Group. The cost of such proceeding including attorneys fees will be reimbursed by The KingThomason Group on demand.

          12.3. Upon acknowledgement by any successor escrow agent of the receipt of all certificates that had prior to such notice been in the possession of BancFirst, BancFirst will be fully released and relieved of all duties, responsibilities, and obligations under this agreement.

     13. Notice. Any request, direction, notice or other service required or permitted to be made or given by any party hereto will be in writing and will be deemed sufficiently given or served for all purposes if delivered in person or via certified mail, return receipt requested, to the parties hereto at the addresses set forth below or at such other address as any party will specify, from time to time, by written notice given to the other party hereto:

     (a)          To  The  KingThomason
                 Group  and  to
                 SuperCorp:                  Thomas  J.  Kenan
                                             201  Robert  S.  Kerr  Avenue,
                                             Suite  1000
                                             Oklahoma  City,  OK  73102

                                                                      Exhibit 10
                                                               Page 4 of 6 Pages

     (b)          To  BancFirst:             BancFirst,  an  Oklahoma
                                             banking  corporation
                                             Trust  and  Investment  Management
                                             Division
                                             Main  and  Broadway
                                             Oklahoma  City,  OK  73102

     IN WITNESS WHEREOF, this Escrow Agreement is executed as of the date set forth above.

                              THE  KINGTHOMASON  GROUP,  INC.



                              By/s/  John  E.  Adams
                              -------------------------------
                              John  E.  Adams,  President

                              BANCFIRST,  N.A.,  OKLAHOMA  CITY,  OKLAHOMA



                              By/s/James  R.  Dickson
                              -------------------------------
                              James  R.  Dickson,  President  -  Trust
                                   and  Investment  Management  Division

                              SUPERCORP  INC.



                              By/s/John  E.  Adams
                              -------------------------------
                              John  E.  Adams,  President











                                                                      Exhibit 10
                                                               Page 5 of 6 Pages

                                    RELEASE
                                    -------

          All moneys, documents and papers relative to this escrow deposit have been delivered in accordance with the provisions of this Escrow Agreement this ______ day of _____________________, 200__, and BancFirst herein is relieved from  all  further  liability  or  responsibility  with  reference  hereto.

                              THE  KINGTHOMASON  GROUP,  INC.



                                -------------------------------
                                John  E.  Adams,  President

                              SUPERCORP  INC.



                                ------------------------------
                                John  E.  Adams,  President











                                                                      Exhibit 10
                                                               Page 6 of 6 Pages

                               KingThomason, Inc.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS


     The undersigned shareholder of KingThomason, Inc. ("KingThomason") hereby appoints T.E. King III or Hume A. (Tom) Thomason, and either of them, the lawful attorneys and proxies of the undersigned, with several powers of substitution, to vote all shares of Common Stock of KingThomason which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on ________________, ______________, 2001, and at any and all adjournments thereof:

     1. Approval of the Agreement of Merger providing for a merger pursuant to which KingThomason will be merged with another corporation incorporated in the State of Nevada, which corporation shall be the surviving corporation of the merger and which is named The KingThomason Group, Inc. ("New KingThomason") and each outstanding share of KingThomason Common Stock will be converted into one share of New KingThomason Common Stock.

              FOR  [ ]   AGAINST  [ ]  ABSTAIN  [ ]
            THE  BOARD  OF  DIRECTORS  RECOMMENDS  A
                          VOTE  FOR.

     2. IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR APPROVAL OF THE PLAN OF MERGER AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

Dated:  _____________________,  2001.


______________________________     ______________________________
(Signature)                         (Name  of  Shareholder)

_________________________________________________________________
(Address  of  Shareholder)




                                                                      Exhibit 20
                                                                Page 1 of 1 Page

                            List of the Subsidiaries
                                       of
                    KingThomason, Inc., a Nevada corporation


1.     KingThomason,  Inc.  (KTI),  a  California  corporation

2.     KingThomason  Financial  Services,  Inc.,  a  California  corporation

3.     KingThomason  Insurance  Marketing,  Inc.,  a  California  corporation

4.     KingThomason  National  Limousine Program, Inc., a California corporation

5.     KingThomason  Credit  Card  Services,  Inc.,  a  California  corporation

6.     KingThomason  Franchising,  Inc.,  a  California  corporation

7.     KingThomason  Insurance  Company,  Inc.,  a  California  corporation

8.     KingThomason  Independent  Mortgage,  Inc.,  a  California  corporation

9.     KingThomason  Asset  Management,  Inc.,  a  California  corporation

10.    KingThomason  Investment  Card,  Inc.,  a  California  corporation










                                                                      Exhibit 21
                                                                Page 1 of 1 Page

                         COATES ACCOUNTANCY CORPORATION
                            William A. Coates, C.P.A.
                     2255 Contra Costa Boulevard, Suite 301
                      Pleasant Hill, California 94523-3784










                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated December 31, 1999, with respect to the financial statements of KingThomason, Inc., a California corporation, included in two Registration Statements (Amendment No. 1 to Form SB-2 and Amendment No. 2 on Form S-4 to Form SB-2) of The KingThomason Group, Inc.



                              /s/Coates  Accountancy  Corporation
                              -----------------------------------
                              Coates  Accountancy  Corporation




Pleasant  Hill,  California
July  6,  2001









                                                                    Exhibit 23.7
                                                                Page 1 of 1 Page

                         COATES ACCOUNTANCY CORPORATION
                            William A. Coates, C.P.A.
                     2255 Contra Costa Boulevard, Suite 301
                      Pleasant Hill, California 94523-3784










                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated December 31, 1999, with respect to the financial statements of KingThomason Financial Services, Inc., a California corporation, included in two Registration Statements (Amendment No. 1 to Form SB-2 and Amendment No. 2 on Form S-4 to Form SB-2) of The KingThomason Group, Inc.



                              /s/Coates  Accountancy  Corporation
                              -----------------------------------
                              Coates  Accountancy  Corporation



Pleasant  Hill,  California
July  6,  2001






                                                                    Exhibit 23.8
                                                                Page 1 of 1 Page

                             KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 280
                        Fountain Valley, California 92708
                             Telephone 714-849-1543
                                Fax 714-596-0303
                           e-mail: hamid@kabanico.com









                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated March 29, 2001, with respect to the financial statements of KingThomason, Inc., and subsidiaries, included in two Registration Statements (Amendment No. 1 to Form SB-2 and Amendment No. 2 on Form S-4 to Form SB-2) of The KingThomason Group, Inc.



                              /s/Kabani  &  Company,  Inc.
                              ----------------------------------
                              Kabani  &  Company,  Inc.



Fountain  Valley,  California
July  27,  2001









                                                                   Exhibit  23.9
                                                            Page  1  of  1  Page

                                HOGAN & SLOVACEK
                           A Professional Corporation
                          Certified Public Accountants

                                 Harvey Parkway
                            301 N.W. 63rd, Suite 290
                            Oklahoma City, OK 73116
                    Office (405) 848-2020 Fax (405) 848-7359









                          INDEPENDENT AUDITOR'S CONSENT





     We consent to the use of our report dated August 2, 2001, with respect to the financial statements of The KingThomason Group, Inc. included in two Registration Statements (Amendment No. 1 to Form SB-2 and Amendment No. 2 on Form S-4 to Form SB-2) of The KingThomason Group, Inc.


                              /s/Hogan  &  Slovacek
                              -----------------------------------
                              HOGAN  &  SLOVACEK




Oklahoma  City,  Oklahoma
August 2,  2001




                                                                  Exhibit  23.10
                                                            Page  1  of  1  Page

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
     _____

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                  July 20, 2001



John  E.  Adams
The  KingThomason  Group,  Inc.
Suite  1910
1601  Northwest  Expressway
Oklahoma  City,  OK   73118

                              Re:     The  KingThomason  Group,  Inc.

Dear  Mr.  Adams:

     The undersigned is named in the Forms SB-2 and S-4 Registration Statements of The KingThomason Group, Inc. (the "Company"), a Nevada corporation, which registration statements are to be filed with the Securities and Exchange Commission in connection with a proposed merger with KingThomason, Inc., a Nevada corporation, and a distribution by SuperCorp Inc., an Oklahoma corporation, of certain of the shares of common stock of the Company to the shareholders of SuperCorp Inc. The capacity in which the undersigned is named in such SB-2 and S-4 Registration Statements is that of counsel to the Company and as a person who has given an opinion on the validity of the securities being registered and upon other legal matters concerning the registration or offering of the securities described therein.

     The undersigned hereby consents to being named in such SB-2 and S-4 Registration Statements in the capacity therein described.

                              Sincerely,


                              /s/Thomas  J.  Kenan
                              --------------------
                              Thomas  J.  Kenan


                                                                   Exhibit 23.11

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                            OKLAHOMA CITY, OK 73102
G.  M.  FULLER  (1920-1999)                              TELEPHONE  405-235-2575
JERRY  TUBB                                              FACSIMILE  405-232-8384
DAVID  POMEROY
TERRY  STOKES
     _____

OF  COUNSEL:
MICHAEL  A.  BICKFORD
THOMAS  J.  KENAN
ROLAND  TAGUE
BRADLEY  D.  AVEY

                                 August 1, 2001


John  Reynolds,  Assistant  Director
Office  of  Small  Business
Division  of  Corporation  Finance
Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC   20549

ATTENTION  PAM  HOWELL

                    Re:     The  KingThomason  Group,  Inc.
                            Registration Statement Form SB-2 and Form S-4 Filed May 14, 2001 and May 15, 2001
                            File  Nos.  333-60880  and  333-60980

Dear  Mr.  Reynolds:

     In response to your comment letter of June 22, 2001, The KingThomason Group, Inc. is filing its Amendment No. 1 to Form SB-2 and Amendment No. 2 to Form S-4. Set forth below are the registrant's responses to each of the comments in your June 22, 2001 letter.

Form  SB-2
General
-------

1. It is believed that all cross-references not required by the regulations have been removed from the forepart of the prospectus.

2. The disclosures required by Items 401(d) and 404(4) now appear under the heading "Transactions with Insiders and Promoters" on page 10 and under the subheading "Services Rendered by Insiders" on pages 11 through 12.

John Reynolds                          2                          August 1, 2001


Risk  Factors,  page  1
-----------------------

3. New Risk Factor 7 on page 2 describes the improbability of dividends by The Group.

4.      The use  of  the  word  "company"  in Risk Factor 5 has been eliminated.

SuperCorp  -  The  Distributing  Stockholder,  page  3
------------------------------------------------------

5. SuperCorp is not registered as a broker-dealer, because it believes it is neither a broker nor a dealer.

       The undersigned, as counsel to SuperCorp, has never focused on this issue. I admit, after reviewing the facts as to SuperCorp's operations and relevant authorities, that it could be a close call. But it appears to the undersigned that SuperCorp is neither a broker nor a dealer. SuperCorp will defer to the decision of the Division of Corporation Finance in this matter.

       First,  here  is  what  SuperCorp  has  done  and  how  it  operates.

       The facts. SuperCorp was created in 1988 to effect a plan of reorganization of a chapter 11 debtor by distributing SuperCorp's common stock to the creditors and interest owners of the chapter 11 debtor pursuant to Section 1145 of the Bankruptcy Code. The stated purposes of the reorganization were (a) to continue the business of the debtor and (b) to effect distributions to SuperCorp's shareholders of stock of other companies through spinoff-merger transactions such as the one that is the subject of the KingThomason reorganization now before the Commission. An attempt was made to revive and continue the old business of the debtor, but the attempt failed and was abandoned after a couple of years.

       The  first  attempt  at  a registered spinoff-merger  was  made  in 1989,
       Delta   Energy  Corporation,   but   the   registration   statement  was
       withdrawn. The first spinoff-merger that occurred, Lark Technologies, Inc., was registered with the Commission in 1995. The second, Dransfield China Paper Corporation, was registered in 1996. A registration statement Was filed in 1994-, Planned Adult Communities, but was withdrawn. The third that occurred, Summit Environmental Corporation, Inc., was registered in 1998. The next, TechLite, Inc., was registered in 1999. The present one, KingThomason, Inc., was filed in 2001. Thus, over the course of twelve years, seven registrations were filed, two were withdrawn, four became effective, and another is now before the Commission. With regard to the two that were withdrawn, each involved a merger candidate whose business, it developed, would not succeed. No attempt was made to continue the registration process in order to create a registered shell that could seek another merger candidate.

       In all seven transactions filed, SuperCorp registered for distribution to
       Its   shareholders   all   the   shares   it    had    bought    in   its

John Reynolds                          3                          August 1, 2001


       subsidiary-registrants at $0.001 a share and kept no shares for itself. The ratio it used to determine how many shares of SuperCorp would qualify to receive one share of the spinoff shares was a ratio calculated to fractional shares - a number equal to approximately half of the number of SuperCorp shareholders.

       SuperCorp had acquired over 2,000 shareholders in 48 states in the Chapter 11 reorganization. In 1997 it effected a stock consolidation, reducing the number of its shareholders to a little over 600 in 32 states in order to assure that each SuperCorp shareholder would receive at least 100 shares of stock in each spinoff.

       SuperCorp has never registered its own stock with the Commission. Nor has it ever attempted to have a market made in its stock, and there is no market in its stock. Transfers of its stock occur when a shareholder dies. Its sole purpose is to benefit its near-constant shareholder base by effecting spinoff-mergers for its shareholders.

       Persons that bring a spinoff-merger candidate to SuperCorp are allowed to buy, at $0.001 a share, securities in the corporation SuperCorp creates for the spinoff-merger. They do not receive, and have never received, money or anything else of value from SuperCorp. Their shares have never been registered for resale until this Amendment No. 2 to Form SB-2 of KingThomason. This change is the result of the recent severe application of the underwriter concept to reverse mergers, which could be called the Ken Worm letter treatment.

       SuperCorp has never placed an advertisement in the Wall Street Journal or other publication seeking spinoff-merger candidates. Recently, after lengthy debate among its directors, it opened a website that describes what it does. The web-site rarely gets a hit. Not a single lead has developed from the website, although it is admitted that its primary purpose is to attract leads.

       All the expenses of each spinoff-merger transaction are borne by the company that may merge with SuperCorp's subsidiary-registrant.

       SuperCorp does intend to engage in spinoff-merger distributions in the future.

       The law. Section 3(a)(4) of the Exchange Act defines a broker as "any person engaged in the business of effecting transactions in securities for the account of others" Section 3(a)(5) defines "dealer" as "any person engaged in the business of buying and selling securities for his own account, through a broker or otherwise but not as part of a regular business."

       The first issue is whether SuperCorp is engaged in business - either for the account of others or for itself. It does effect transactions in securities for others - the creation and distribution of securities to its shareholders, but SuperCorp itself gets nothing - and can get nothing - out of the transactions. It is submitted that one is not

John Reynolds                          4                          August 1, 2001


       engaged in business if ones actions are not calculated to obtain income or something of value for oneself. The "engaged in the business" no action letters I have read have not been helpful; they have dealt with the recurrence factor in the sale of securities.

       The definition of a "dealer" requires that one buy and sell securities. SuperCorp does buy securities of the subsidiaries it creates for a spinoff-merger transaction - at $0.001 a share. But it does not sell these securities. It distributes them to its shareholders and gets nothing of value in return. SuperCorp cannot be a dealer if it does not sell securities for its own account.

       In a "general guidance" letter sent in 1995 with regard to In Touch Global LLC, November 14, 1995, the staff set forth a number of factors it considers in determining whether a person is a broker-dealer:

       - the type of and basis for any compensation received - (SuperCorp receives no compensation),

       - the extent to which the person holds the funds or securities of others - (SuperCorp does "hold" the spinoff securities for later distribution to its shareholders, but they are not securities of others until it distributes them - and it never holds cash of others),

       - the extent of contact with the public - (SuperCorp's contact with the public is limited to the public nature of the registration statements filed by its subsidiaries and the rare hit its recent website gets), and

       - whether the person is "engaged in the business"- (SuperCorp's activities do not and are not calculated to produce income or something of value for itself).

       Again, SuperCorp will defer to the decision of the Division of Corporation Finance in this matter. In this regard, if the Division considers some of SuperCorp's activities as indicative of broker-dealer status but curative of the problem if eliminated- such as the keeping of a website, SuperCorp either will eliminate the activity, register as a broker-dealer or engage in no more spinoff-mergers. Whatever may be the Division's decision, it is hoped that the current registration will be allowed to proceed and SuperCorp allowed to abide by the Division's decision in the future.

Terms  of  the  Transaction,  page  8
-------------------------------------

    6. The reference to Oklahoma was an error attributed to copying and pasting language used in SuperCorp's earlier registration statements and not catching the incorrect reference. The entire paragraph has been eliminated in response to your Comment 7.

    7. Several subsections have been eliminated, and this section is now limited to describing the terms of the proposed merger.

John Reynolds                          5                          August 1, 2001

Transactions  with  Insiders,  page  10
---------------------------------------
    8. This section, now entitled "Transactions with Insiders and Promoters," has been considerably revised. SuperCorp, its officers and directors are now referred to as persons "that may be deemed to be underwriters". SuperCorp's 1,312,500 shares (to be distributed in the spinoff), T.E. King II's 375,000 shares of The Group, and the 427,090 spinoff shares to be received by the officers and directors of SuperCorp are all treated as underwriters' shares that require registration. Mr. King's 375,000 shares are now registered for resale as are the 427,090 registered spinoff shares received in the spinoff by the five SuperCorp directors. The 50,000 shares of KingThomason purchased by Thomas Kenan at $0.40 a share for $20,000 of legal services performed by him for KingThomason, as well as the 50,000 shares of The Group into which these shares will be converted if the merger is approved, are not regarded as underwriter's shares, as this transaction was not done with a view to the distribution of the shares nor is it the type of direct or indirect participation in the distribution of securities intended by Section 2(11). If these shares are so regarded, then it would seem that every lawyer that drafts a 1933 Act registration statement and accepts stock as partial or full payment for his services will be deemed to be an underwriter and must register his shares.

       The treatment of Mr. King's 375,000 shares and the officers' and directors' 427,090 spinoff shares as underwriters' shares is consistently applied throughout the prospectus in many revisions: They are now being registered for resale. These officers and directors are specifically treated as underwriters in the section on page 3 now entitled "SuperCorp, its Officers and Directors May Be Deemed to be Underwriters" and the subsection entitled "Exposure as a Control Person." And, they are treated as underwriters in the revised section on page 26 entitled "Rule 144 and 145 Restrictions on Trading.

Plan  of  Distribution,  page  13
---------------------------------

    9. All references to "funds" being held in the escrow account have been removed, as there are to be no funds in the escrow account.

Description  of  Securities,  page  16
--------------------------------------

   10. The reference to 244,444 shares of common stock of The Group being outstanding was an error and has been corrected on page 16. There are 1, 687,500 shares outstanding.

   11. The incorrect statement that KingThomason is authorized to issue 10 million shares of preferred stock has been corrected on page 16. It is not so authored.

Market  for  The  Group's  Common Stock and Related Stockholder Matters, page 26
--------------------------------------------------------------------------------

   12. The numbers of shareholders of The Group before the spinoff, after the spinoff and after the merger are now set forth on page 26 under this heading.

John Reynolds                          6                          August 1, 2001


Information  About  the  KingThomason  Group,  page  25
--------------------------------------------------------

   13. The  reference  to  "the  merger  proposed  herein" has been  eliminated.

Description  of  KingThomason's  Business,  page  33
----------------------------------------------------

   14. This section has been substantially revised to better explain the principal products and services to be offered on the website as well as their market. See, especially, the material under "Description of Business" on page 35.

   15. The last paragraph under "Description of Business" on page 35 now describes KingThomason's role in designing and marketing products that incorporate insurance or financial components of other insurance or financial companies.

   16. Because other companies provide the actual insurance that KingThomason sells, KingThomason is only required to be approved as an Agent in Good Standing the insurance commissions where KingThomason sells the insurance products. This approval process is taken care of by the insurance companies, not their agents. At present, approval has been sought only in Arizona by the insurance companies whose insurance KingThomason sells. The reason for this limited approach is that once approval is obtained outside an agent's home state (here, California), most other states quickly and easily approve one as a sales agent in their state.
       Disclosure of this matter is now set forth under this heading's Subheading "Government Approval of Principal Products or Services" on Page 40.

   17. The subsection entitled "Dependence on Major Customers or Suppliers" on page 39 now provides disclosure about the majority of insurance commissions and securities commissions each coming from one major provider.

   18. The  last  paragraph  under   "KingThomason's Proprietary Products - Cash
       Security Retirement Program" on page 36 now sets forth the material terms of the agreement with Jefferson-Pilot Life Insurance Co.

   19. "Subchapter S corporations" is now defined in the first paragraph under "Description of KingThomason's Business - Business Development" on page
        33.

   20. The employees of KingThomason that act as brokers in securities transactions are all registered representatives of National Planning Corporation, a registered broker-dealer. They are able to be employees of other companies as long as they disclose this to NPC in an "Outside Business Activity" form, which they have all done. NPC pays the Commissions earned by these employees directly to the registered reps and directly to Stuart Evans, the registered principal for KingThomason Financial Services that has the ultimate responsibility for the transactions of these registered reps. Stuart Evans deposits the checks made out to him in the bank account of KingThomason Financial Services.

John Reynolds                          7                          August 1, 2001

   21. The revenues of each of the subsidiaries during the last two fiscal years are now set forth in a new subsection on page 38 entitled "Revenue by Sectors."

   22. The material under "KingThomason Proprietary Medical and Private Label Credit Cards" on page 37 now states with more accuracy the arrangement Between KingThomason and the California Foundation for Medical Care whereby the Foundation's more than 14,000 California doctor members can
       provide   discounted   medical   services   that   are   charged   on  a
       KingThomason-created credit card. A similar arrangement with the American Dental Network has been canceled, and no mention of this is now made. The agreement with the California Foundation for Medical Care is filed as an exhibit.

   23. The material under "KingThomason Limousine Insurance Program" on  page 37
       has  been  revised   to  more  accurately  describe  the  status  of  the
       proposed limousine  insurance  program.

   24. The material under "Other Insurance and Financial Services and Products" on page 37 has been revised to eliminate the reference to KingThomason's "own, more profitable, niche products" that "accounted for 50 % of our revenue."

Security  Ownership  of  Certain  Beneficial  Owners  and  Management,  page  42
--------------------------------------------------------------------------------

   25. The "after" columns in the first table are now limited to shares held after the spinoff only.

Directors,  Officers  and  Significant  Employees
-------------------------------------------------

   26. Mr. Baltz resigned his employment with KingThomason for family reasons, and there are no longer any references to him.

   27. The percentage of time each executive officer and director devotes to the business in now disclosed.

   28. Mr. Adams is now listed as the treasurer of The Group as well as its sole director, president and secretary.

Remuneration  of  Directors  and  Officers
------------------------------------------

   29. No  stock  options have been granted to either Mr. King or Mr. Thomason.

Certain  Relationships  and  Related  Transactions
--------------------------------------------------

   30. Information about The Group's parent, SuperCorp, is now disclosed under this heading as well as earlier in the prospectus under "SuperCorp - The Distributing Stockholder" on page 3 and its subheadings.

John Reynolds                          8                          August 1, 2001


   31. The $9,500 loan is a loan, $3,545 from Tom Thomason and $6,047 from T.E. King III, to KingThomason. The $88,000 represents a $49,000 loan to KingThomason by Lloyd Hartzler, a grandfather of T. E. King III, and a $39,000 loan to KingThomason from Jeff Thomason, a son of Tom Thomason. Item 404(b) of Reg. S-B provides that no information need be provided for transactions that do not exceed $60,000.

   32. The $152,000 amount due to an affiliate is owed by KingThomason, Inc. (California) to its parent, KingThomason, Inc. (Nevada). The $62,800 amount due t o an affiliate is owed by KingThomason Financial Services, Inc. to its parent, KingThomason, Inc. (Nevada). Both of these inter-company transactions were eliminated in the consolidation of the financial statements at December 31, 2000. Further, the interest of the "named persons" arises solely from their stock ownership in KingThomason from which they receive no extra or special benefit not shared equally (pro rata) by all holders of securities of the same class.

Exhibits
--------

   33. All exhibits are filed or incorporated by reference. By error, our EDGAR service failed to file the exhibits for the Form SB-2 when we first filed, although the exhibits were filed for the Form S-4, SEC File #333-60980, EDGAR Accession #0001060830-01-50039, on May 15,
       2001.

   34. A list of KingThomason's subsidiaries is provided in Exhibit 21, although KingThomason is not the registrant and its subsidiaries are listed in the prospectus under the heading "Description of KingThomason's Business - Business Development" on page 33. The good sense of doing this is obvious.

   35. It  is  believed  that there is no need for specific charter or statutory
       authority  to  solicit  a   vote  to  dissolve,   particularly   if   the
       corporation's  business  plan  is  frustrated.

Form  S-4
General
-------

   36. It is believed that all SB-2 changes appropriate to the S-4 have been made.

Prospectus  Cover  Page
-----------------------

   37. The  exchange  ratio  is  now  listed  in  the  first  paragraph.

Inside  Front  Cover
--------------------

   38. The information required by Part I, Item 2 of Form S-4 is now stated on the inside front cover of the prospectus, although it seems to be inappropriate. The reference is to information "incorporated that is not included in the prospectus", but there is nothing incorporated by

John Reynolds                          9                          August 1, 2001


       reference  in  the  prospectus.   The   reorganization   agreement,   for
       instance, is included in the prospectus as Appendix A. Does the reference embrace all exhibits filed with the registration statements?

Summary  of  Proposed  Transaction
----------------------------------

   39. This section now states the relationship between the promoters of the transaction and KingThomason, Inc., particularly the father of the president of KingThomason.

   40. The recommendations of the controlling shareholders and management of KingThomason are now indicated. They have no reservations regarding this.

The  Three  Companies
---------------------

   41. The first paragraph now indicates that The Group was incorporated and is controlled by SuperCorp.

   42. It is clarified that KingThomason has been in business since 1998 through the activities of Messrs. King and Thomason, and the scope of their prior activities is stated.

   43. There are no control persons of SuperCorp other than its officers and directors.

Reasons  for  the  Merger  and  Spin-off
----------------------------------------

   44. The  absence  of  a  fairness  opinion  is  disclosed  and  discussed.

   45. A  cross  reference  to  the dissenters' rights section is now included.

   46. The section "Degree of Management Control of Vote on Merger" is now included in both registration statements.

Rule  144  and  Rule  145  Restrictions  on  Trading
----------------------------------------------------

   47. Considerable revisions have been made in the presentation of this information in both registration statements.

   48. Considerable revisions have been made in the two registration statements regarding the treatment of the spinoff shares to be received by the shareholders of SuperCorp. The officers and directors of SuperCorp are given the Ken Worm treatment and are regarded as underwriters whose shares, although registered in the transaction whereby they receive the spinoff shares, are registered again for resale. The other shareholders of SuperCorp are not regarded as underwriters and receive their shares through a registered distribution. Accordingly, they do not hold "restricted securities," or securities otherwise subject to the trading restrictions of Rule 144.

Information  About  The  KingThomason  Group,  Inc.
---------------------------------------------------

John Reynolds                         10                          August 1, 2001


   49. The heading has been revised to state "KingThomason, Inc." rather than "The KingThomason Group, Inc."

   50. The  Rule  419  disclosure  has  been  eliminated.

Voting  and  Management  Information
------------------------------------

   51. The  form  of  proxy  is  now  filed  as  an  exhibit  to  the Form S-4.

   52. It is now disclosed that the officers and directors of KingThomason negotiated the merger and recommend it.

   53. All supplemental solicitation material, including the notice of the meeting and the portions of the Nevada law relating to dissenters' appraisal rights, are supplementally provided to the staff.

   54. The procedure for determining "fair value," who will determine it and the availability of funds to pay it is now disclosed.

   55. The  statement  about signed but unmarked proxies has been removed.  This
       matter is now described in better detail in   the  revised material under
       the subheading  "  Voting  Procedure".

Exhibit
-------

   56. There  is  no  written  agreement.

Undertakings
------------

   57. The undertaking required by Item 22 (b) of Form S-4 refers to information that is incorporated by reference. But there is no information incorporated by reference and none is contemplated. If you wish that the undertaking be furnished regardless of this, we will furnish it by amendment.

Accounting  Comments
Form  SB-2
Terms  of  the  Merger
----------------------

   58. The  year-end  is  December  31.  January  31 was a typographical  error.

Management's  Discussion  and  Analysis
---------------------------------------

   59. The discussion and analysis of operations has been expanded to comply with the requirements of Item 303.

John Reynolds                         11                          August 1, 2001


   60. The  nature  of the material amount of miscellaneous income is  explained
       under  the  subheading "Net Income (Loss)"  for the   years 2000 and 1999
       on  page  31.

   61. This comment is addressed in the amended subheading "Liquidity and Capital Resources" both for the years 2000 and 1999 and for the interim periods ended June 30, 2001 and 2000 on page 32.

Financial  Statements
---------------------
   62. KingThomason, Inc., a Nevada corporation (the Company), was not incorporated until July 21, 2000. As disclosed in Note 1 to the consolidated financial statements, the historical results for the year ended December 31, 2000 include both the Company and the subsidiaries, KingThomason, Inc., a California corporation (KTI), and KingThomason
       Financial Services, Inc. (KTFS). The historical results for the year ended December 31, 1999 include only the subsidiaries, KTI and KTFS. These 1999 activities were audited by Coates Accountancy Corporation (independent auditors). The opinion of Coates Accountancy Corporation (independent auditors) and its consent with regard to the financial statements for 1999 are now provided. The disclosures are in compliance with item 304 of Regulation S-B.

   63. The statements of income for the years ended December 31, 2000 and 1999 now include pro forma income tax effect and pro forma earnings after tax on a going forward basis as if the Company was a C corporation. The subsidiaries became "C" corporations effective January 1, 2001; therefore the statement of operations for the six months ended June 30, 2001, do not include such pro forma effect. However, Note #7 to the financial statements for the six months ended June 30, 2001 and 2000 includes such disclosures for the effect on the period ended June 30, 2000.

   64. The asterisk has been removed from the statement. It was a typographical error.

   65. Note #1 to the financial statements for the years ended December 31, 2000 and 1999 and the financial statements for the six months ended June 30, 2001 and 2000 now clarifies the reorganization of entities.

   66. The individual financial statements of the principal entities prior to combination have been removed since they are not required.

General
-------

   67. The filing has been updated in accordance with item 310 (g) of Regulation S-B and the financial statements for the six months ended June 30, 2001 and 2000 have been included.

   68. The  consents  of  the  independent  accountants  have  been  updated.

John Reynolds                          12                         August 1, 2001


Form  S-4
Management's  Discussion  and  Analysis,  p.  23
------------------------------------------------

   69. The discussion and analysis of operations has been expanded to comply with the requirements of Item 303.

   70. The nature of the material amount of miscellaneous income is explained under the subheading "Net Income (Loss)" for the years 2000 and 1999 on page 24.

   71. This comment is addressed in the amended subheading "Liquidity and Capital Resources" both for the years 2000 and 1999 and for the interim Periods ended June 30, 2001 and 2000 on page 25.

Financial  Statements
---------------------

   72. KingThomason, Inc., a Nevada corporation (the Company), was not incorporated until July 21, 2000. As disclosed in Note 1 to the consolidated financial statements, the historical results for the year ended December 31, 2000 include both the Company and the subsidiaries, KingThomason, Inc., a California corporation (KTI), and KingThomason Financial Services, Inc. (KTFS). The historical results for the year ended December 31, 1999 include only the subsidiaries, KTI and KTFS. These 1999 activities were audited by Coates Accountancy Corporation (independent auditors). The opinion of Coates Accountancy Corporation (independent auditors) and its consent with regard to the financial statements for 1999 are now provided. The disclosures are in compliance with item 304 of Regulation S-B.

   73. The statements of income for the years ended December 31, 2000 and 1999 now include pro forma income tax effect and pro forma earnings after tax on a going forward basis as if the Company was a C corporation. The subsidiaries became "C" corporations effective January 1, 2001; therefore the statement of operations for the six months ended June 30, 2001, do not include such pro forma effect. However, Note #7 to the financial statements for the six months ended June 30, 2001 and 2000 includes such disclosures for the effect on the period ended June 30, 2000.

   74. The asterisk has been removed from the statement. It was a typographical error.

   75. Note #1 to the financial statements for the years ended December 31, 2000 and 1999 and the financial statements for the six months ended June 30, 2001 and 2000 now clarifies the reorganization of entities.

   76. The individual financial statements of the principal entities prior to combination have been removed since they are not required.

John Reynolds                         13                          August 1, 2001

General

   77. The  filing  has  been  updated  in  accordance  with  item  310   (g) of
       Regulation S-B and the financial statements for the six months ended June 30, 2001 and 2000 have been included.

   78. The  consents  of  the  independent  accountants  have  been  updated.


     If you have any questions that might be properly handled by conversing with the undersigned, please do so at my telephone number 405-235-2575, fax number
405-232-8384,  or  e-mail  at  kenan@ftpslaw.com.

                                   Sincerely,


                                   /s/Thomas  J.  Kenan
                                   --------------------------
                                   Thomas  J.  Kenan
                                   e-mail:  kenan@ftpslaw.com

cc:     John  E.  Adams
        T.E.  King  III
        Hamid  Kabani,  C.P.A.
        Ed  Bolka,  C.P.A.